Filed Pursuant to Rule 424(b)(3)
File Number 333-129191

PROSPECTUS SUPPLEMENT NO. 1

Prospectus Supplement No. 1 dated April 7, 2006
to Prospectus declared effective on December 28, 2005
(Registration No. 333-129191)

XETHANOL CORPORATION

This Prospectus Supplement No. 1 supplements our Prospectus dated December 28, 2005. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering, other than the exercise price, if any, to be received upon exercise of the warrants referred to in the Prospectus. You should read this Prospectus Supplement No. 1 together with the Prospectus.

This Prospectus Supplement includes the following documents, as filed by us with the Securities and Exchange Commission:

•	The attached Annual Report on Form 10-KSB of Xethanol Corporation for the year ended December 31, 2005 filed with the Securities and Exchange Commission on March 31, 2006.

•	The attached Current Report on Form 8-K of Xethanol Corporation dated April 3, 2006 filed with the Securities and Exchange Commission on April 7, 2006.

Appendix A to this Prospectus Supplement provides the “Consent of Independent Registered Public Accounting Firm” from our auditors, Imowitz Koenig & Co., LLP, dated April 6, 2006, for use herein of their report previously filed with our Form 10-KSB.

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “XTHN.OB”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus Supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is April 7, 2006.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-KSB

☒	ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2005

Commission File No. 000-50154

XETHANOL CORPORATION
(Name of Small Business Issuer as specified in its charter)

Delaware	84-1169517
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1185 Avenue of the Americas
New York, New York 10036
(Address of Principal Executive Offices and Zip Code)

Registrant's Telephone Number, Including Area Code: (646) 723-4000

Securities Registered Pursuant to Section 12(b) of the Act:
None

Securities Registered Pursuant to Section 12(g) of the Act:
Common Stock, Par Value $.001 Per Share

Check whether the issuer is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act. ☐

Check whether the issuer: (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  ☒ Yes ☐ No

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐

State issuer’s revenues for its most recent fiscal year: $4,342,927

State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was sold, or the average bid and asked price of such common equity, as of a specified date within the past 60 days: $73,038,854 (computed by reference to the average bid and asked price of the registrant’s common stock on March 24, 2006).

As of March 24, 2006, there were 16,167,118 shares of the registrant's common stock outstanding.

DOCUMENTS INCORPORATED BY REFERENCE: None

FORWARD-LOOKING STATEMENTS

This Annual Report on Form 10-KSB contains forward-looking statements that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “anticipate,” “believe,” “expect,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” or the negative of these terms or other similar expressions. These statements include but are not limited to statements under the captions “Risk Factors,” “Management’s Discussion and Analysis or Plan of Operation” and “Description of Business” as well as other sections in this report. You should be aware that the occurrence of any of the events discussed under the heading “Item 1A. Risk Factors” and elsewhere in this report could substantially harm our business, results of operations and financial condition and that, if any of these events occurs, the trading price of our common stock could decline and you could lose all or part of the value of your shares of our common stock.

The cautionary statements made in this report are intended to be applicable to all related forward-looking statements wherever they may appear in this report. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We undertake no obligation to publicly update any forward looking-statements, whether as a result of new information, future events or otherwise.

PART I

ITEM 1. DESCRIPTION OF BUSINESS

On February 2, 2005, Zen Acquisition Corp., a Delaware corporation (“Zen Acquisition”) and a wholly owned subsidiary of Zen Pottery Equipment, Inc., a publicly traded Colorado corporation (“Zen”), merged with and into Xethanol Corporation, a Delaware corporation (“Old Xethanol”). As a result of the merger, Old Xethanol became a wholly owned subsidiary of Zen and changed its name to Xethanol BioEnergy, Inc. and Zen discontinued its business and succeeded to the business of Old Xethanol as its sole line of business. Following the merger, Zen reincorporated from the State of Colorado to the State of Delaware and changed its corporate name to Xethanol Corporation. Unless the context otherwise requires, “we,” “our,” “us,” and similar expressions refer to Xethanol Corporation, a Delaware corporation (formerly known as Zen Pottery Equipment, Inc., a Colorado corporation), after giving effect to the merger.

Company Overview

We are a biotechnology-driven company with the primary goal of becoming a leader in the emerging biomass-to-ethanol industry. We produce ethanol and its co-products. Ethanol is a clean burning, renewable fuel and is used as a primary gasoline additive under the Energy Policy Act of 2005. We plan to optimize the use of biomass in the renewable energy field and convert biomass that is currently being abandoned or land filled into ethanol or other valuable co-products. Our business model is to deploy proprietary biotechnologies that will extract and ferment sugars trapped in these biomass waste concentrations in a cost effective manner by locating ethanol plants closer to biomass sources and in proximity to urbanized high-demand ethanol markets.

Old Xethanol was formed to capitalize on the growing market for ethanol and its co-products. Old Xethanol commenced ethanol production in August 2003 with its first acquisition and plant, Iowa-based Permeate Refining, Inc. Permeate operated for more than a decade principally using non-corn-based feedstocks such as waste candy sugars sourced from the greater-Chicago candy industry and waste starches sourced from regional wet millers. Permeate has a current capacity of 1.6 million gallons of ethanol per year. In April 2005, we temporarily ceased operations at Permeate in order to refurbish the facility and to consider alternatives to maximize the strategic use of the facility. We are currently evaluating the possibility of adapting the facility to become our first cellulosic biomass refinery and integrating certain of our proprietary technologies.

In October 2004, Old Xethanol purchased its second facility located in Blairstown, Iowa, which is now operated by our Xethanol BioFuels subsidiary. The Xethanol BioFuels plant is situated on 25.5 acres with nearby corn and corn stover (biomass) production. The plant has a nameplate production capacity of approximately 5.5 million gallons of ethanol per year using corn as its feedstock. At the time of the acquisition, the plant was idled and in bankruptcy. After substantial upgrades and refurbishment, we recommenced production in July 2005 and the facility is currently producing approximately 6 million gallons per year. In addition to ethanol production, BioFuels also produces distiller’s wet grains, or DWG, a by-product of the traditional corn-to-ethanol process.

A significant aspect of our business model is the acquisition and development of advanced processing technologies. Through our strategic alliance with UTEK Corporation, a publicly-traded technology transfer company, whereby we outsource our technology search, we have acquired “small footprint” bio-separation and bio-fermentation technologies to lower production costs and increase profit potential. Under this program, we have acquired a pipeline of diverse technologies and have developed strategic relationships with government and university research labs to further develop and prove out these technologies. Once a new technology has proved out, we intend to move it from the laboratory to the field for commercialization at one of our production facilities. We will also review opportunities to license our technologies to third parties to create royalty income streams.

Corporate Information

Our corporate headquarters are located at 1185 Avenue of the Americas, 20th Floor, New York, New York 10036, and our telephone number is (646) 723-4000. Our website is located at www.xethanol.com.

Corporate History and Recent Developments

Zen was formed under the laws of the State of Colorado on April 19, 1991. After the “reverse merger” transaction described below, Zen discontinued its previous business and succeeded to the business of Old Xethanol as its sole line of business.

Old Xethanol was originally incorporated in Delaware on January 24, 2000 as Freereal-Timequote.com, Inc. On August 8, 2000, the company changed its corporate name to LondonManhattan.com, Inc. and on September 19, 2001 changed its corporate name again to Xethanol Corporation to function as a holding and management company for a series of planned acquisitions and new ventures in the biomass-to-ethanol industry.

Overview

On February 2, 2005, we completed a so-called “reverse merger” transaction, in which we caused Zen Acquisition, a Delaware corporation and a newly-created, wholly-owned subsidiary of Zen, to be merged with and into Old Xethanol. As a result of the merger, Old Xethanol became a wholly owned subsidiary of Zen and changed its name to Xethanol BioEnergy, Inc. Following the merger, Zen reincorporated from the State of Colorado to the State of Delaware and changed its corporate name to Xethanol Corporation. In connection with our name change, we changed our trading symbol to XTHN.OB.

The reverse merger was consummated under Delaware law and pursuant to the Merger Agreement, as discussed below. A copy of the Merger Agreement was included as an exhibit to our Current Report on Form 8-K, dated February 2, 2005, which was filed with the SEC on February 3, 2005.

Concurrently with the closing of the merger, we also completed a private offering of shares of our common stock to accredited investors, and received gross proceeds of $3,000,028 at the closing of the private offering. We received an additional $867,849 upon a second closing of the private offering on February 15, 2005, for total gross private offering proceeds of $3,867,877.

The Merger

Pursuant to the Merger Agreement, at closing, stockholders of Old Xethanol received in the merger approximately .88 of a share of our common stock for each share of Old Xethanol common stock held by such stockholders. As a result, at closing we issued 9,706,781 shares of our common stock to the former stockholders of Old Xethanol, representing 74.0% of our outstanding common stock following the merger, in exchange for 100% of the outstanding capital stock of Old Xethanol. The consideration issued in the merger was determined as a result of arm’s-length negotiations between the parties.

All outstanding warrants issued by Old Xethanol prior to the merger to purchase shares of Old Xethanol common stock were amended to become warrants to purchase our common stock on the same terms and conditions as those warrants issued by Old Xethanol, except that the number of shares issuable upon the exercise of such warrants was amended to reflect the applicable exchange ratio. Prior to the closing of the merger, all outstanding Old Xethanol warrants were exercisable for 1,465,068 shares of Old Xethanol common stock. At the closing of the merger, these warrants were amended to become warrants to purchase 1,293,370 shares of our common stock. Neither Old Xethanol nor our company had any stock options outstanding as of the closing of the merger.

In connection with the merger, we repurchased a total of 8,200,000 shares of our common stock owned by Zen Zachariah Pool III and Walter C. Nathan for aggregate consideration of $300,000 and then cancelled those shares at the closing of the merger. Immediately following the closing, and as part of the consideration for the repurchase of his shares, we sold to Mr. Pool our pottery kiln operations, and Mr. Pool assumed the historical liabilities of those operations. Giving effect to the cancellation of these stockholders’ shares, there were 1,874,303 shares of our common stock outstanding before giving effect to the stock issuances in the merger and private offering.

The shares of our common stock issued to former holders of Old Xethanol common stock in connection with the merger, and the shares of our common stock issued in the private offering, were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon exemptions from the registration requirements of the Securities Act.

Expansion of Board of directors

In accordance with our by-laws for filling newly-created board vacancies, Zen Zachariah Pool III and Walter C. Nathan, our existing pre-merger directors, appointed Christopher d’Arnaud-Taylor and Franz A. Skryanz, previous directors of Old Xethanol, to serve as additional directors of our company effective at the closing of the merger. Susan Pool resigned as a director effective at the closing of the merger. Mark Austin and Jeffrey S. Langberg were also appointed as directors effective February 28, 2005, after our compliance with the provisions of Section 14(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14f-1 promulgated under the Exchange Act. Messrs. Pool and Nathan also resigned as directors following the closing, with their resignations effective on February 28, 2005.

On February 2, 2005, Mr. d’Arnaud-Taylor was named Chairman, President and Chief Executive Officer and Franz A. Skryanz was named Vice President, Secretary and Treasurer. At the same time, Messrs. Pool and Nathan and Ms. Pool resigned as our officers. On April 13, 2005, Lawrence S. Bellone was appointed to be our Chief Financial Officer. On May 27, 2005, Mark Austin resigned as a director, but remains on our advisory board. In December 2005, Mr. Austin entered into a consulting agreement with the Company to assist us in the development of our technology portfolio and overall technology strategy.  On June 2, 2005, Louis B. Bernstein and Richard D. Ditoro were elected to our board of directors. On July 28, 2005, Richard L. Ritchie was elected to our board of directors. On August 10, 2005, Marc S. Goodman was elected to our board of directors. All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board.

Accounting Treatment; Change of Control

The merger was accounted for as a recapitalization of Old Xethanol (or a “reverse merger”), since the former stockholders of Old Xethanol now own a majority of the outstanding shares of our common stock as a result of the merger. Old Xethanol was deemed to be the acquiror in the reverse merger and, consequently, the assets and liabilities and the historical operations that are reflected in our financial statements are those of Old Xethanol and are recorded at the historical cost basis of Old Xethanol. Except as described in the previous paragraphs and in “Certain Relationships and Related Transactions,” no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of our company. Further, as a result of the issuance of the 9,706,781 shares of our common stock to the former stockholders of Old Xethanol, a change in control of our company occurred on the date of the consummation of the merger.

Concurrent Private Offering

In connection with the merger, we completed the closing of a private offering of a total of 1,190,116 shares of our common stock at a purchase price of $3.25 per share to purchasers that qualified as accredited investors, as defined in Regulation D promulgated under the Securities Act. Gross proceeds from the initial closing of the private offering were $3,000,028. We received an additional $867,849 upon a second closing of the private offering on February 15, 2005, for total private offering proceeds of $3,867,877. Placement agents and advisors received an aggregate of 665,833 shares of our common stock in connection with the private offering and merger. After the closing of the merger and the closing of the private offering, we had outstanding 13,437,033 shares of common stock and warrants to purchase 1,293,370 shares of common stock.

Senior Secured Note Financing

On January 19, 2005, we completed a transaction with two institutional investors to refinance the acquisition bank debt of Xethanol BioFuels, LLC, the subsidiary that operates our Blairstown, Iowa ethanol facility. At the closing of that transaction, Xethanol BioFuels issued senior secured royalty income notes in the aggregate principal amount of $5,000,000. The proceeds of the financing were used to (i) satisfy the $3,000,000 demand note held by an Omaha, Nebraska commercial bank in connection with the purchase of the facility, (ii) refurbish and upgrade production capacity at the facility, (iii) fund start-up activities at the facility and related working capital requirements, and (iv) pay legal and other professional fees.

In addition, on August 8, 2005, we completed another transaction with the same two institutional investors and, at the closing of that transaction, Xethanol BioFuels issued senior secured royalty income notes in the aggregate principal amount of $1,600,000. The proceeds of the financing were used to repay funds advanced to Xethanol BioFuels by us, and we used those repaid funds for working capital and general corporate purposes.

The senior secured royalty income notes provide for interest to be paid semi-annually at the greater of 10% per year or 5% of revenues from sales of ethanol, wet distillers grain and any other co-products, including xylitol, at the Xethanol BioFuels facility, with principal becoming due in January 2012. We have the right to require the holders of the notes, from and after January 2008, to surrender their notes for an amount equal to 130% of the outstanding principal, plus unpaid accrued interest. The holders of the notes have the right to convert their notes into shares of our common stock at any time at a conversion price equal to $4.00 per share (equivalent to 1,650,000 shares), which was in excess of the $3.25 purchase price for shares sold in our February 2005 private offering.

Pursuant to a security agreement, Xethanol BioFuels pledged its land, buildings and site improvements, mechanical and process equipment and specific personal property as security for the payment of the principal and interest of the notes. In the event of an uncured default under the notes, the holders are authorized to take possession of, sell or operate the assets of Xethanol BioFuels in order to generate proceeds sufficient to pay the principal and interest of the notes. This could include collecting accounts owed by customers of the facility, operating or subleasing the facility, selling the ethanol and wet distillers grain, selling machinery and equipment relating to the facility, or taking any other lawful action to collect the principal and interest through realization on the assets of the facility. Recourse under the notes is limited to Xethanol BioFuels’ assets and is not guaranteed by us or any of our current or future subsidiaries, assets or facilities.

Fusion Capital Common Stock Purchase Agreement

On October 18, 2005, we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC, pursuant to which Fusion Capital has agreed, under certain conditions, to purchase on each trading day $40,000 of our common stock up to an aggregate of $20 million over a 25-month period, subject to earlier termination at our discretion. This daily purchase amount may be decreased by us at any time. We also have the right to increase the daily purchase amount at any time, provided that we may not increase the daily purchase amount above $40,000 unless our stock price is above $5.25 per share for five consecutive trading days. The purchase price of the shares of common stock will be equal to a price based upon the future market price of our common stock, as set forth below, without any fixed discount to the market price. Fusion Capital does not have the right or the obligation to purchase shares of our common stock in the event that the price of our common stock is less than $2.00 per share.

 Under the terms of the common stock purchase agreement, we issued 303,556 shares of our common stock to Fusion Capital as a commitment fee. Assuming Fusion Capital purchases all $20.0 million of common stock; we estimate that the maximum number of shares we will sell to Fusion Capital under the common stock purchase agreement will be 5,000,000 shares (excluding 303,556 shares issued to Fusion Capital as a commitment fee). Subject to approval by our board of directors, we have the right, but not the obligation, to sell more than 5,000,000 shares to Fusion Capital.

Under the common stock purchase agreement, the purchase price per share of common stock is equal to the lesser of: (1) the lowest sale price of our common stock on the purchase date, or (2) the average of the three lowest closing sale prices of our common stock during the 12 consecutive trading days prior to the date of a purchase by Fusion Capital. The purchase price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction occurring during the trading days in which the closing bid price is used to compute the purchase price. Fusion Capital may not purchase shares of our common stock under the common stock purchase agreement if Fusion Capital, together with its affiliates, would beneficially own more than 9.9% of our common stock outstanding at the time of the purchase by Fusion Capital.

Under the common stock purchase agreement, Fusion Capital has agreed to purchase on each trading day during the 25-month term of the agreement $40,000 of our common stock or an aggregate purchase of up to $20 million. We have the unconditional right to decrease the daily amount to be purchased by Fusion Capital at any time for any reason effective upon one trading day’s notice. In our discretion, we may elect to sell more of our common stock to Fusion Capital than the minimum daily amount. First, in respect of the daily purchase amount, we have the right to increase the daily purchase amount as the market price of our common stock increases. Specifically, for every $0.25 increase in the threshold price (as defined below) above $5.00 per share, we have the right to increase the daily purchase amount by up to an additional $4,000 (for example, if the threshold price is $5.50 per share we would have the right to increase the daily purchase amount to an aggregate of $48,000). The “threshold price” is the lowest sale price of our common stock during the five trading days immediately preceding our notice to Fusion Capital to increase the daily purchase amount. If, at any time during any trading day the sale price of our common stock is below the threshold price, the applicable increase in the daily purchase amount will be void. We have the unconditional right to suspend purchases at any time for any reason effective upon one trading day’s notice. Any suspension would remain in effect until our revocation of the suspension.

In addition to the daily purchase amount, we may elect to require Fusion Capital to purchase on any single trading day our shares in an amount up to $250,000, provided that our share price is above $6.00 per share during the ten trading days prior thereto. The price at which such shares would be purchased will be the lesser of (i) the lowest sale price of our common stock on the trading day that notice is received by Fusion Capital to purchase such shares, or (ii) the lowest purchase price (as defined above) during the previous 15 trading days prior to the date that such purchase notice was received by Fusion Capital. We may increase this amount to $500,000 if our share price is above $9.00 per share during the ten trading days prior to our delivery of the purchase notice to Fusion Capital. This amount may also be increased to up to $750,000 if our share price is above $14.00 per share during the ten trading days prior to our delivery of the purchase notice to Fusion Capital. This aggregate amount may also be increased to up to $1,000,000 if our share price is above $20.00 per share during the ten trading days prior to our delivery of the purchase notice to Fusion Capital. We may deliver multiple purchase notices; however, at least ten trading days must have passed since the most recent non-daily purchase was completed.

Generally, Fusion Capital may terminate the common stock purchase agreement without any liability or payment to us upon the occurrence of any of the following events of default: (1) the effectiveness of the registration statement covering the common stock to be issued under the purchase agreement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to Fusion Capital for sale of our common stock and such lapse or unavailability continues for a period of ten consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period, (2) suspension by our principal market of our common stock from trading for a period of three consecutive trading days, (3) the de-listing of our common stock from our principal market provided our common stock is not immediately thereafter trading on the Nasdaq National Market, the Nasdaq Capital Market, the New York Stock Exchange or the American Stock Exchange, (4) our transfer agent’s failure for five trading days to issue to Fusion Capital shares of our common stock which Fusion Capital is entitled to under the common stock purchase agreement, (5) any material breach of the representations or warranties or covenants contained in the common stock purchase agreement or any related agreements which has or which could have a material adverse affect on us subject to a cure period of ten trading days, (6) any participation or threatened participation in insolvency or bankruptcy proceedings by or against us, or (7) a material adverse change in our business. Neither the foregoing provisions nor any conditions to closing may be waived by Fusion Capital.

We have the right to terminate the agreement without any payment or liability to Fusion Capital at any time, including in the event that all 5,000,000 shares are sold to Fusion Capital under the common stock purchase agreement.

Business and Growth Strategy

Our business and growth strategy encompasses a 3-pronged approach which is geared at ultimately increasing production levels and lowering production costs:

•	Increase production capacity at our Iowa facilities through the physical expansion of these facilities utilizing cutting-edge engineering design as well as integration of our processing technologies,

•
Employ a regional approach to building new ethanol production by focusing on port sites and coastal urban areas on the Atlantic and Gulf coasts. By creating a regional alliance strategy we will combine Xethanol’s ethanol expertise with local capital, human resources and project development skills to penetrate coastal markets presently being served by “imports” from the Corn Belt, and

•	Employ a sector strategy to expansion by focusing on the forests products industry, a prolific provider of biomass waste streams and an area where we have significant technological advantages.

Iowa Expansion Strategy

Under the first prong of our business and growth strategy we plan to take advantage of our BioFuels facility which is located on 25 acres of land with nearby corn and biomass production as well as strong local civic and business relationships with all required permits already in place. After consideration and consultation with Harris Group, our process engineering firm, we are formulating a plan to expand the BioFuels facility from approximately 6 million gallon per year up to 25 million gallons per year. Our expansion plan envisions state-of-the-art engineering design and equipment and the integration of cutting edge processing technologies. We believe this expansion, will optimize our investment in the facility and significantly increase profitability. We are currently evaluating contractor proposals. Of particular significance in this plan is our ability to continue to operate the plant with minimal disruptions during the expansion.

With regard to our Permeate facility, we are currently evaluating a plan to adapt Permeate to become a full production cellulosic biomass to ethanol facility. Under this plan, we would use local industrial biomass waste streams as our feedstock. We would convert these waste streams utilizing certain of our front end processing technologies. The Permeate facility is ideally designed for this project. It is anticipated that the facility could quickly ramp up from 1.6 million gallons per year to 4 millions gallons per year. A few of the very attractive aspects of this project are 1) it is expected that any required physical plant alteration would be relatively minor and could be accomplished within 6 months, 2) it will be our first cellulosic biomass facility and a proving ground for our technologies, and 3) it will increase of overall production levels and profitability.

Regional Co-Location Strategy

Under the second prong of our business and growth strategy, we intend to build ethanol production facilities co-located with, or in proximity to, waste feedstock generators in the major ethanol usage areas clustered on the Atlantic and Gulf Coasts. To date, ethanol production has been concentrated in the corn farming states in the Midwest since corn is presently the major feedstock in ethanol production. However, ethanol buyers are clustered on the East and West Coasts around major trans-shipment points such as ports. We intend to partner with local entities that have real estate and tanker storage facilities available at these trans-shipment points and use their facilities to build local ethanol production facilities with a lower capital outlay on our part. We intend to implement proprietary bio-separation and bio-fermentation technologies at these coastal facilities that will allow us to use local biomass waste streams, such as industrial food processing wastes, in ethanol production. Our aim is to become a low-cost ethanol producer at major coastal trans-shipment points, and thus become the ethanol supplier of choice for large, local users.

The potential advantages of this strategy are as follows:

•	the targeted sites are permitted, have established power generation and utilities and allow for immediate co-location,

•	the targeted sites have useful infrastructure already in place, such as tanker storage facilities and pumping capability, decreasing the capital outlay required from us,

•
potential biomass-waste-generating partners may be willing to contribute towards the up-front capital costs to construct biomass-to-ethanol facilities next to their plants, and then share revenues with us,

•	commercial biomass waste generators and processors already have an established footprint in targeted urban areas,

•	many commercial biomass waste generators and processors have multiple locations, allowing for rapid expansion of the co-location model,

•	biomass waste material is renewable, accessible, low cost or free of charge, and generally abundant, and

•	biomass waste streams are generated in urban areas where ethanol sells at higher prices and where locally-produced ethanol would make shipping costs (to the market) not material.

Our Coastal Xethanol venture is our initial effort under this strategy, with its first ethanol production facility anticipated to be built in Savannah, Georgia, and with additional plants to follow in or near ports that could service the North Florida and South Carolina markets.

We believe the expansion potential of this business and growth strategy is meaningful, as there are many prospective sites on the Atlantic Coast and Gulf Coast. We believe there are numerous partner candidates in local entities that have infrastructure available and/or waste feedstock output.

Forest Products Industry Strategy

Wood biomass residuals from the forest products industry are an optimal feedstock for ethanol production in terms of availability, cost and chemical composition. We have also dedicated a significant portion of our technology portfolio, as well as our continuing R&D efforts, on the forest products industry, most notably, our ongoing strategic partnership with the USDA Forest Products Laboratory. (See our acquisition of Xylose Technologies in “Technology Platform” below.) Given these factors, we believe a natural strategy to pursue is to form business ventures with forest products companies whereby we would co-locate our facilities, either on or near the company site, and enter into off take agreements. Included in our forest products industry strategy would be the development of our xylitol business segment. Xylitol is a significant value-added co-product present in pulping wastes from the paper milling process. We are currently evaluating several initiatives under this strategy for both ethanol and xylitol production.

Technology Platform

The major variable costs associated with the production of ethanol are feedstock (traditionally corn), natural gas for heat generation at various stages of the process, and the disposal of excess water. We are focusing on a number of technologies to reduce these costs. Margin improvements can be achieved by substituting lower cost feedstocks for corn, reducing natural gas intake, increasing the effective capacity of each plant by accelerating the separation and fermentation processes, and reducing the amount of water used in the production cycle.

We believe that the identification, acquisition and development of proprietary technologies are a key driver of our business. We are organized to facilitate this key business activity. Xethanol Corporation, as the parent corporation, works on acquiring and enhancing the technology platforms for all our operations. Our objectives are to access a continual stream of diverse advanced technologies from academic and other research organizations, on a worldwide basis, rather than be captive to any one particular technology platform. We engage UTEK Corporation, a publicly-traded technology transfer company, to assist us in identifying technologies that may enable us to lower costs throughout the ethanol production cycle and create a technology platform for biomass conversion. In April 2004, we formalized this relationship by entering into a strategic alliance agreement with UTEK, which details the research and development activities to be performed by UTEK on our behalf. The term of the agreement is one year, terminable by either party upon 90 days’ notice. In April 2005, we extended this agreement through April 2006. Under this arrangement, we have acquired a portfolio of diverse technologies and developed strategic alliances with government-sponsored research facilities at the National Renewable Energy Laboratory (NREL) and the U.S. Department of Agriculture’s Forest Products Labs, as well as research labs at Queen’s University, Ontario, Canada and the Virginia Polytechnic Institute. Through these strategic alliances, we have been able to outsource our research and development to specialists in the fields of enzyme and fermentation technology.

In August 2005, we acquired the outstanding stock of Xylose Technologies, Inc. from UTEK. Xylose Technologies owns certain rights to commercialize technology based on research done by the U.S. Department of Agriculture’s Forest Products Laboratory, which has developed a genetically-engineered, xylose fermenting yeast strain providing enhanced ethanol production from xylose. Since xylose is present in biomass materials such as agricultural wastes, corn hulls and the like, as well as in pulping wastes and fast-growing hardwoods, which are currently under-exploited, we believe a method to more easily convert xylose to ethanol and value-added co-products such as xylitol will prove to be valuable. The potential benefits of Xylose Technologies’ Xylose Fermenting Yeast Strain technology are that:

•	the process allows more efficient fermentation of biomass feedstock,

•	the process can allow many forestry products to be used to make ethanol, and

•	the process can also be used to make xylitol.

In January 2005, Old Xethanol acquired the outstanding stock of Superior Separation Technologies, Inc. from UTEK. Superior Separation owns the worldwide exclusive rights to patented technology developed by the National Renewable Energy Laboratory (NREL) for the enhanced separation of biomass feedstocks into their constituent fractions to facilitate subsequent conversion into ethanol and xylitol. The potential benefits of the Superior Separation’s Clean Fractionation of Biomass technology are that:

•	the process separates biomass into very pure cellulose, hemicellulose and lignin fractions,

•	the process can be used on a variety of biomass feedstocks,

•	the process reduces water requirement in biomass treatment,

•	the clean fractions allow easier hydrolysis and fermentation, and

•	the solvent is easily recoverable, and economical.

In September 2004, Old Xethanol acquired the outstanding stock of Ethanol Extraction Technologies, Inc. from UTEK. Ethanol Extraction holds the worldwide exclusive license to a patented technology developed by researchers at Queen’s University, Canada to continuously remove and isolate ethanol, an inhibitor of fermentation, during the fermentation process. The technology incorporates a process in which the fermentation reaction and ethanol removal occur simultaneously. When implemented in ethanol plants, whether corn-based or otherwise, this technology is intended to increase plant capacity and reduce energy costs with relatively modest capital expenditures. The potential benefits of the Ethanol Extraction’s Extractive Fermentation for Ethanol Production technology are that:

•	the process allows use of concentrated feeds,

•	the process reduces water requirement,

•	the process reduces requirement for downstream distillation,

•	the process is capable of retrofit into a conventional plant, and

•	the process can reduce ethanol production costs for a new plant.

In June 2004, we acquired the outstanding stock of Advanced Bioethanol Technologies, Inc. from UTEK. Advanced Bioethanol holds the exclusive worldwide license to an innovative biomass extraction and fermentation process developed by researchers at the Virginia Polytechnic Institute. The technology can be used to convert waste biomass to ethanol and other co-products. We believe this technology offers the potential to reduce the volume of feedstocks used and costs associated with their integration into the production process. Advanced Bioethanol’s proprietary biomass-to-ethanol and xylitol technology platform is being scaled-up by researchers at Virginia Tech. We intend to file patent applications in its name with Virginia Tech’s assistance, and the developer of the process has accepted a position on our Advisory Board. The benefits of the Advanced Bioethanol’s Simultaneous Hydrolysis of Biomass and Recycled Paper Sludge technology are that:

•	the process reduces the amount of additives required for healthy fermentation,

•	the process utilizes waste paper sludge as active ingredient and source of cellulose, and

•	the process requires fewer purification steps prior to fermentation.

We have also entered into a strategic research and development alliance with Bio-Process Innovation, Inc. to commercialize certain rapid fermentation yeast technology under a grant from the U.S. Department of Energy. This technology also offers the potential to increase the capacity of existing plants by accelerating the fermentation and ethanol production cycle, and thereby providing additional throughput.

Intellectual Property

On August 4, 2005, we filed an international patent application under the Patent Cooperation Treaty based on U.S. Provisional Patent Application Serial No. 60/598,880 entitled “Method of Converting a Biomass into a Biobased Product.” The application was filed in the United States Receiving Office. A biomass includes material such as straw, corn stalks (stover), bagasse, hardwoods, cotton stalks, kenaf and hemp. The invention uses an “impact” process for cleanly separating, or fractionating, the basic fibrous components that are present in a biomass and from which fermentable sugars are obtained. The fibrous components of the biomass are then uniquely processed into a wide range of environmentally advantageous biobased products such as ethanol, fossil fuel derivatives, biodegradable plastics or edible protein.

We, in conjunction with Virginia Tech Intellectual Properties Inc., intend to file patent applications on an invention for producing bioethanol. The inventive process provides a source of renewable energy from what were formerly considered waste products. This new invention is both environmentally beneficial and socially responsible.

To protect our trade secrets and the unpatented proprietary information in our development activities, our employees, consultants and contractors are required to enter into agreements providing for the confidentiality and our ownership of such trade secrets and other unpatented proprietary information originated by them while in our employ. We also require potential joint venture partners to enter into confidentiality and non-disclosure agreements.

We cannot assure you that any patents will issue on any of the pending patent applications, nor can we assure you that any of our confidentiality and non-disclosure agreements will provide meaningful protection of our confidential or proprietary information in the case of unauthorized use or disclosure. In addition, we cannot assure you that we will not incur significant costs and expenses, including the cost of litigation in the future, to defend our rights under such patents, licenses and non-disclosure agreements.

Research and Development

In conjunction with the development of our licensed technologies, we incurred research and development costs of $133,420 in 2005 and $106,231 in 2004.

Sales and Marketing

We sell the ethanol from our Xethanol BioFuels plant under an exclusive marketing agreement with Aventine Renewable Energy, Inc. Aventine supplies more than 500 million gallons of U.S. ethanol needs as the second-largest producer and marketer of ethanol in the United States. Aventine purchases all of Xethanol BioFuel’s ethanol production under a renewable three-year off-take agreement. Sales are made at market prices less the costs of transportation and Aventine’s marketing commission. Distiller’s wet grains produced at Xethanol BioFuels are sold into the animal feed market through a marketing agreement with a local agent.

Regulatory Approvals and Environmental Laws

We are subject to environmental regulations of the U.S. Environmental Protection Agency and regulations and permitting requirements of the State of Iowa. We are also required to obtain a permit issued by the Bureau of Alcohol, Tobacco and Firearms before any of our ethanol facilities can sell ethanol.

Competition

At our current and projected levels of output, our production is insignificant relative to the overall size of the U.S. ethanol market. Most of the ethanol supply in the United States is derived from corn and is produced at approximately 88 facilities, ranging in size from 300,000 to 300 million gallons per year, located predominately in the corn belt in the Midwest. According to the American Coalition for Ethanol, the largest domestic producer of ethanol is Archer Daniels Midland, which owns some of the largest plants in the country. Archer Daniels Midland accounts for approximately one-third of all domestic capacity with more than 1 billion gallons of production. Its larger plants are wet milling, as opposed to dry milling, and each plant produces 150 to 300 million gallons of ethanol per year. These large plants have certain cost advantages and economies of scale.

Traditional corn-based production techniques are mature and well entrenched in the marketplace, and the entire industry’s infrastructure is geared toward corn as the principal feedstock. However, in the area of biomass-to-ethanol production, there are few operators and low output characteristics, and production infrastructure is yet to be developed. We believe our long-term growth prospects in biomass-to-ethanol depend on our ability to acquire and commercialize new technologies. As we continue to advance our biomass technology platform, we are likely to encounter competition for the same technologies from other companies that are also attempting to manufacture ethanol from cellulosic biomass feedstocks.

Employees

We had 27 employees as of March 10, 2006. None of these employees is covered by a collective bargaining agreement and our management believes that our relations with our employees are good.

ITEM 1A. RISK FACTORS

You should carefully read and consider the risks and uncertainties below and the other information contained in this report. The risks and uncertainties described below are not the only ones we may face. The following risks, together with the additional risks and uncertainties not currently known to us or that we currently deem immaterial could impair our financial condition and results of operation.

Risks Related to Our Business and Industry

Our current operations have a limited operating history and our Blairstown plant only recently commenced operating, which make us a speculative investment.

Old Xethanol began ethanol production operations in September 2003 with the acquisition of our Permeate Refining plant in Hopkinton, Iowa. In October 2004, Old Xethanol acquired our second plant in Blairstown, Iowa which we refurbished and at which we commenced operations in July 2005. Since the inception of our current business operations, we have been engaged in organizational activities, including developing a strategic operating plan, entering into contracts, hiring personnel, developing processing technology, raising private capital and seeking acquisitions. Our primary production facility, Xethanol BioFuels, only began operating in July 2005. Accordingly, we have limited relevant operating history upon which an evaluation of our performance and prospects can be made. We are subject to all of the business risks associated with a new enterprise, including, but not limited to, risks of unforeseen capital requirements, failure of market acceptance, failure to establish business relationships and competitive disadvantages as against larger and more established companies.

We have had a history of net losses and our biomass-to-ethanol technologies are unproven on a large-scale commercial basis and could fail to perform in a commercial production environment, which could have a detrimental effect on the long-term capital appreciation of our stock.

During the period from January 24, 2000 (date of inception) to December 31, 2005, we have incurred a net loss of $15,372,367, and may incur additional losses thereafter, depending upon our ability to generate material revenues or achieve profitable operations from ethanol production. While production of ethanol from corn, sugars and starches is a mature technology, newer technologies for production of ethanol from biomass are still in their development stage. The technologies being pursued by us for ethanol production from biomass have never been utilized on a large-scale commercial basis. All of the tests conducted to date by us with respect to our biomass technologies have been performed on limited quantities of feedstocks, and we cannot assure you that the same or similar results could be obtained at competitive costs on a large-scale commercial basis. We have never utilized these biomass technologies under the conditions or in the volumes that will be required to be profitable and cannot predict all of the difficulties that may arise. It is possible that the technologies, when used, may require further research, development, design and testing prior to larger-scale commercialization. Accordingly, we cannot assure you that these technologies will perform successfully on a large-scale commercial basis or that they will be profitable to us.

Failure to make accretive acquisitions and successfully integrate them could adversely affect our future financial results.

As part of our growth strategy, we will seek to acquire or invest in complementary (including competitive) businesses, facilities or technologies and enter into co-location joint ventures. Our goal is to make such acquisitions, integrate these acquired assets into our operations and reduce operating expenses. The process of integrating these acquired assets into our operations may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for the ongoing development of our business. We cannot assure you that the anticipated benefits of any acquisitions will be realized. In addition, future acquisitions by us could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets, any of which can materially and adversely affect our operating results and financial position. Acquisitions also involve other risks, including entering geographic markets in which we have no or limited prior experience and the potential loss of key employees.

Our business employs proprietary technology and information which may be difficult to protect and may infringe on the intellectual property rights of third parties.

We currently have United States patent applications pending and in the process of being filed, and may in the future file foreign patent applications. Our success depends, in part, on our ability to obtain patents, maintain trade secrecy and operate without infringing on the proprietary rights of third parties. We cannot assure you that the patents of others will not have an adverse effect on our ability to conduct our business, that any of our pending patent applications will be approved, that we will develop additional proprietary technology that is patentable or that any patents issued to us will provide us with competitive advantages or will not be challenged by third parties. Further, we cannot assure you that others will not independently develop similar or superior technologies, duplicate elements of our biomass technology or design around it.

It is possible that we may need to acquire licenses to, or to contest the validity of, issued or pending patents or claims of third parties. We cannot assure you that any license acquired under such patents would be made available to us on acceptable terms, if at all, or that we would prevail in any such contest. In addition, we could incur substantial costs in defending ourselves in suits brought against us for alleged infringement of another party’s patents or in defending the validity or enforceability of our patents, or in bringing patent infringement suits against other parties based on our patents.

In addition to patent protection, we also rely on trade secrets, proprietary know-how and technology that we seek to protect, in part, by confidentiality agreements with our prospective joint venture partners, employees and consultants. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach, or that our trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others.

We will have a need for financing in order to sustain our operations and expand, which may not be available when needed. If we cannot obtain needed funding to sustain our operations and expand, and if the Fusion Capital financing is not available to us by its terms, we may have to curtail our operations, sell some of our assets or take actions that may dilute your financial interest.

We have financed our operations to date through the sale of our common stock and warrants in privately-negotiated transactions with accredited investors as well as our senior secured note financings. Based on our current financial position, cash forecast and plan of operation, we believe that we have adequate cash resources to sustain our operations through this year. However, future capital requirements could vary significantly and will depend on certain factors, many of which are not within our control. These include the ongoing development and testing of our proprietary biomass-to-ethanol technologies, the nature and timing of plant improvements, construction, permitting and acquisitions, and the availability of financing. The expansion of our business will require us to commit significant capital resources in amounts substantially in excess of our current financial resources.

We only have the right to receive $40,000 per trading day under the agreement with Fusion Capital unless our stock price equals or exceeds $5.25, in which case the daily amount may be increased under certain conditions as the price of our common stock increases. Fusion Capital will not have the right, or the obligation, to purchase any shares of our common stock on any trading days that the market price of our common stock is less than $2.00. Since we registered under the Securities Act 5,000,000 shares for sale by Fusion Capital, the selling price of our common stock to Fusion Capital will have to average at least $4.00 per share for us to receive the maximum proceeds of $20 million without registering additional shares of common stock. In the event the average price per share falls below $4.00 per share, the purchase by Fusion Capital of the full 5,000,000 shares under the common stock purchase agreement would result in proceeds to us of less than $20 million unless we choose to register more than 5,000,000 shares, which we have the right, but not the obligation, to do. Subject to approval by our board of directors, we have the right, but not the obligation, to issue more than 5,000,000 shares to Fusion Capital. In the event we elect to issue more than 5,000,000 shares, we will be required to file a new registration statement and have it declared effective by the SEC.

The extent to which we rely on Fusion Capital as a source of funding will depend on a number of factors including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. Specifically, Fusion Capital will not have the right, or the obligation, to purchase any shares of our common stock on any trading days that the market price of our common stock is less than $2.00. If obtaining sufficient financing from Fusion Capital were to prove unavailable or prohibitively dilutive and if we are unable to generate significant cash flow from our operations, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we are able to access the full $20 million under the common stock purchase agreement with Fusion Capital, we may still need additional capital in the future to fully implement our business, operating and development plans. We cannot assure you that such financing will be available or, if available, that it will be on favorable terms. If adequate financing is not available, we may have to delay, scale back or eliminate some of our operations or expansion plans.

We are dependent upon Christopher d’Arnaud-Taylor, our Chairman, President and Chief Executive Officer, who we need to succeed.

We believe that our continued success will depend to a significant extent upon the efforts and abilities of Christopher d’Arnaud-Taylor, our Chairman, President and Chief Executive Officer, due to his contacts in the ethanol and biomass industries and his overall insight into our business direction. Our failure to retain Mr. d’Arnaud-Taylor, or to attract and retain additional qualified personnel, could adversely affect our operations. We do not currently carry key-man life insurance on any of our officers. See “Management.”

Because we are smaller and have fewer financial resources than many larger ethanol producers, we may not be able to successfully compete in the very competitive ethanol industry.

There is significant competition among ethanol producers. Our business faces competition from larger plants, from plants that can produce a wider range of products than we can, and from other plants similar to our existing and proposed ethanol plants. Our ethanol plants will be in direct competition with other ethanol producers, many of which have greater resources than we currently have. Large ethanol producers are capable of producing a significantly greater amount of ethanol than we can and expect to produce.

Competition from large producers of petroleum-based gasoline additives and other competitive products may impact our profitability.

Our existing and proposed ethanol plants will also compete with producers of other gasoline additives made from other raw materials having similar octane and oxygenate values as ethanol. The major oil companies have significantly greater resources than we have to develop alternative products and to influence legislation and public perception of ethanol. These other companies also have significant resources to begin production of ethanol should they choose to do so.

Our profits are impacted by corn supply and feedstock prices, which could impact the value of your investment.

Until we are able to integrate waste starches and sugars and biomass feedstock into our production system, we will be producing ethanol from corn as our feedstock. Corn, as with most other crops, is affected by weather, governmental policy, disease and other conditions. A significant reduction in the quantity of corn harvested due to adverse weather conditions, farmer planting decisions, domestic and foreign government farm programs and policies, global demand and supply or other factors could result in increased corn costs which would increase our cost to produce ethanol. The significance and relative impact of these factors on the price of corn is difficult to predict. Significant variations in actual growing conditions from normal growing conditions may also adversely affect our ability to procure corn for its plants. Any events that tend to negatively impact the supply of corn will tend to increase prices and harm our business.

Rising corn prices produce lower profit margins for the production of ethanol and, therefore, represent unfavorable market conditions. This is especially true when market conditions do not allow us to pass along increased corn costs to our customers. The price of corn has fluctuated significantly in the past and may fluctuate significantly in the future. Substantial increases in the price of corn have in the past caused some ethanol plants to temporarily cease production or lose money. We cannot assure you that we will be able to offset any increase in the price of corn by increasing the price of our products. If we cannot offset increases in the price of corn, our financial performance may be materially and adversely affected.

If ethanol and gasoline prices drop significantly, we will also be forced to reduce our prices, which potentially may lead to further losses.

Prices for ethanol products can vary significantly over time and decreases in price levels could adversely affect our profitability and viability. The price of ethanol has some relation to the price of gasoline. The price of ethanol tends to increase as the price of gasoline increases, and the price of ethanol tends to decrease as the price of gasoline decreases. Any lowering of gasoline prices will likely also lead to lower prices for ethanol and adversely affect our operating results. We cannot assure you that we will be able to sell our ethanol profitably, or at all.

Increased ethanol production in the United States could increase the demand for feedstocks and the resulting price of feedstocks, reducing our profitability.

New ethanol plants are under construction or planning throughout the United States. This increased ethanol production could increase corn demand and prices, resulting in higher production costs and lower profits.

Price increases or interruptions in needed energy supplies could cause loss of customers and impair our profitability.

Ethanol production requires a constant and consistent supply of energy. If there is any interruption in our supply of energy for whatever reason, such as availability, delivery or mechanical problems, we may be required to halt production. If we halt production for any extended period of time, it will have a material adverse effect on our business. Natural gas and electricity prices have historically fluctuated significantly. We purchase significant amounts of these resources as part of our ethanol production. Increases in the price of natural gas or electricity would harm our business and financial results by increasing our energy costs.

Risks Related to Government Regulation and Subsidization

Federal regulations concerning tax incentives could expire or change, which could cause an erosion of the current competitive strength of the ethanol industry.

Congress currently provides certain federal tax credits for ethanol producers and marketers. The ethanol industry and our business depend on continuation of these credits. The credits have supported a market for ethanol that might disappear without the credits. The credits are scheduled to expire December 31, 2010. These credits may not continue beyond their scheduled expiration date or, if they continue, the incentives may not be at the same level. The revocation or amendment of any one or more of these tax incentives could adversely affect the future use of ethanol in a material way, and we cannot assure investors that any of these tax incentives will be continued. The elimination or reduction of federal tax incentives to the ethanol industry could have a material adverse impact on our business by making it more costly or difficult for it to produce and sell ethanol. If the federal ethanol tax incentives are eliminated or sharply curtailed, we believe that a decreased demand for ethanol could result.

Lax enforcement of environmental and energy policy regulations may adversely affect demand for ethanol.

Our success will depend in part on effective enforcement of existing environmental and energy policy regulations. Many of our potential customers are unlikely to switch from the use of conventional fuels unless compliance with applicable regulatory requirements leads, directly or indirectly, to the use of ethanol. Both additional regulation and enforcement of such regulatory provisions are likely to be vigorously opposed by the entities affected by such requirements. If existing emissions-reducing standards are weakened, or if governments are not active and effective in enforcing such standards, our business and results of operations could be adversely affected. Even if the current trend toward more stringent emissions standards continues, we will depend on the ability of ethanol to satisfy these emissions standards more efficiently than other alternative technologies. Certain standards imposed by regulatory programs may limit or preclude the use of our products to comply with environmental or energy requirements. Any decrease in the emission standards or the failure to enforce existing emission standards and other regulations could result in a reduced demand for ethanol. A significant decrease in the demand for ethanol will reduce the price of ethanol, adversely affect our profitability and decrease the value of your stock.

Costs of compliance with burdensome or changing environmental and operational safety regulations could cause our focus to be diverted away from our business and our results of operations to suffer.

Ethanol production involves the emission of various airborne pollutants, including particulate matter, carbon monoxide, carbon dioxide, nitrous oxide, volatile organic compounds and sulfur dioxide. Our plants also will discharge water into the environment. As a result, we are subject to complicated environmental regulations of the U.S. Environmental Protection Agency and regulations and permitting requirements of the State of Iowa. These regulations are subject to change and such changes may require additional capital expenditures or increased operating costs. Consequently, considerable resources may be required to comply with future environmental regulations. In addition, our ethanol plants could be subject to environmental nuisance or related claims by employees, property owners or residents near the ethanol plants arising from air or water discharges. Ethanol production has been known to produce an unpleasant odor to which surrounding residents could object. Environmental and public nuisance claims, or tort claims based on emissions, or increased environmental compliance costs could significantly increase our operating costs.

Our existing and proposed new ethanol plants will also be subject to federal and state laws regarding occupational safety. Risks of substantial compliance costs and liabilities are inherent in ethanol production. We may be subject to costs and liabilities related to worker safety and job related injuries, some of which may be significant. Possible future developments, including stricter safety laws for workers and other individuals, regulations and enforcement policies and claims for personal or property damages resulting from operation of the ethanol plants could reduce the amount of cash that would otherwise be available to further enhance our business.

Risks Related to Our Common Stock

Our common stock price has fluctuated considerably and stockholders may not be able to resell their shares at or above the price at which such shares were purchased.

The market price of our common stock may fluctuate significantly (since our reverse merger in February 2005 through March 24, 2006, the high and low bid price for our common stock has been $7.77 and $2.30 per share, respectively) in response to factors, some of which are beyond our control, including the following:

•	inability to manufacture ethanol as efficiently as we expect due to factors related to costs and supply of corn, energy or water,

•	factors affecting demand for ethanol such as price, competition and general economic conditions,

•	discontinuation or limitations on state and federal ethanol subsidies,

•	negative public sentiment toward ethanol production and use, and

•	environmental restrictions increasing the costs and liabilities of ethanol production.

The stock market in general has experienced extreme price and volume fluctuations. The market prices of securities of fuel-related companies have experienced fluctuations that often have been unrelated or disproportionate to the operating results of these companies. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. Price volatility might be worse if the trading volume of our common stock is low.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms for research and support.

Additional risks may exist since we became public through a “reverse merger.” Securities analysts of major brokerage firms may not provide us with coverage since there is no incentive to brokerage firms to recommend the purchase of our common stock. We cannot assure you that brokerage firms will want to conduct any secondary offerings on our behalf in the future.

Our common stock may be considered “a penny stock” and may be difficult for you to sell.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock has been for much of its trading history since February 2005 and may continue to be less than $5.00 per share, and therefore may be designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares. In addition, since our common stock is currently traded on the NASD’s OTC Bulletin Board, investors may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

The sale of our common stock to Fusion Capital may cause dilution and the sale of the shares of common stock acquired by Fusion Capital could cause the price of our common stock to decline.

The issuance of shares to Fusion Capital under the terms of the common stock purchase agreement will dilute the percentage interests of existing stockholders and could have an adverse effect on the market price of our common stock.

The purchase price for the common stock to be sold to Fusion Capital pursuant to the common stock purchase agreement will fluctuate based on the market price of our common stock from time to time. Fusion Capital may sell none, some or all of the shares of common stock purchased from us at any time. We expect that such shares will be sold to Fusion Capital over a period of up to 25 months from December 28, 2005, the date of the prospectus covering the resale of such shares by Fusion Capital. Depending upon market liquidity at the time, a resale of such shares by Fusion Capital at any given time could cause the trading price of our common stock to decline. The resale of a substantial number of shares of our common stock by Fusion Capital, or anticipation of such resales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

A significant number of our shares are eligible for resale, and their sale could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. Up to 19,765,603 shares of our common stock may be offered from time to time in the open market pursuant to our prospectus dated December 28, 2005, and these sales may have a depressive effect on the market for the shares of our common stock. Additional shares of our common stock, including shares privately placed in February 2005, may be offered from time to time in the open market pursuant to Rule 144. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market common stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and operating results. In addition, current and potential stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed.

Commencing July 15, 2007, we will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. In connection with the audit by our independent accountants of our December 31, 2004 financial statements, they notified us and our board of directors that they had identified significant deficiencies that they considered material weaknesses in the internal controls. The material weaknesses related to the financial reporting process and segregation of duties. Although we intend to augment our internal controls procedures and expand our accounting staff, there is no guarantee that this effort will be adequate.

During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

Our principal stockholders have significant voting power and may take actions that may not be in the best interest of all other stockholders.

Our officers, directors and principal stockholders control approximately 56% of our currently outstanding shares of common stock. If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all our stockholders.

Investors should not anticipate receiving cash dividends on our common stock.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights, and provisions in our charter documents and under Delaware law could inhibit a takeover at a premium price.

Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control.

Delaware law also could make it more difficult for a third party to acquire us. Specifically, Section 203 of the Delaware General Corporation Law may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

ITEM 2.  DESCRIPTION OF PROPERTY

We maintain our principal executive and administrative offices in New York, New York, where we sublease office space under a month-to-month sub-lease for a monthly rental rate of $10,400 from a company in which one of our directors is the managing member. See “Certain Relationships and Related Transactions—Office Space” for a more detailed discussion of this arrangement.

We own our Permeate Refining facility located in Hopkinton, Iowa (near Cedar Rapids, Iowa) which consists of a 25,000 square foot ethanol plant, and we own our Xethanol BioFuels facility located in Blairstown, Iowa which consists of a 24,728 square foot ethanol plant on 25.5 acres of land. Each plant also includes warehouse and distribution facilities, and available space for potential expansion. The land, buildings and site improvements, mechanical and process equipment and specific personal property owned by Xethanol BioFuels are pledged as security for the $$6,600,000 of senior secured royalty notes issued by BioFuels during 2005, with $5,000,000 due in January 2012 and $1,600,000 due in August 2012.We believe that these facilities will be adequate to meet our needs through 2006.

ITEM 3.  LEGAL PROCEEDINGS

On July 29, 2005, William C. Roll, as trustee for the Hope C. Roll Trust, and Hope C. Roll, as trustee for the William C. Roll Trust (hereinafter, the "Plaintiffs"), commenced an action against our company in the Circuit Court of the Ninth Judicial Circuit, in and for Orange County, Florida, Case No. 2005-CA-6351, requesting declaratory judgment declaring that Plaintiffs are entitled to receive 300,000 shares of our common stock and seeking transfer to Plaintiffs of these 300,000 shares of common stock, or, in the alternative, damages for breach of contract, conversion, and breach of fiduciary duty.  We filed a notice of removal on August 29, 2005, and the case is now being heard in the United States District Court for the Middle District of Florida, Orlando Division (Case No. 6:05-CV-1263-ORL-28-JGG).  On September 8, 2005, we filed our answer and affirmative defenses to Plaintiffs' complaint, asserting that the Rolls do not have any ownership interests in shares of our common stock.

Effective October 19, 2005, we entered into a marketing and licensing agreement with DDS Technologies USA, Inc (“DDS”), under which among other things, we agreed to settle two related legal actions concerning our investment in a joint venture called DDS-Xethanol, LLC. Under the terms of the agreement, we entered into a mutual release with DDS, by which each party discharged the other from all claims and liabilities and jointly filed dismissals with prejudice of all claims in the two legal actions. As part of the agreement, DDS issued 200,000 shares of its stock to us. DDS also granted a license to us to deploy DDS’s patented dry disaggregation technology in our ethanol facilities. DDS also granted to us an exclusive license, with certain exceptions, to market the DDS dry disaggregation technology to the ethanol industry in the United States. We will pay a royalty to DDS for use of the technology equal to 1.25% of ethanol revenues generated from the use of such technology.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITIES HOLDERS

None.

PART II

ITEM 5.  MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

As of March 24, 2006, there were approximately 480 record holders of our common stock and there were 16,167,118 shares of our common stock outstanding.

Our shares of common stock are quoted on the OTC Bulletin Board under the trading symbol XTHN.OB.

The following table sets forth the high and low bid prices for our common stock for the periods indicated as reported by the OTC Bulletin Board. These bid prices represent prices quoted by broker-dealers on the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

	High	Low
Year Ended December 31, 2004:

First Quarter	$1.05	$0.80
Second Quarter	1.05	0.80
Third Quarter	1.05	0.80
Fourth Quarter	1.05	0.80

Year Ending December 31, 2005 (1):

First Quarter (through February 2)	$1.05	$0.80
First Quarter (February 3 to March 31)	5.00	3.00
Second Quarter	4.50	2.70
Third Quarter	7.77	3.25
Fourth Quarter	6.05	3.70

Year Ending December 31, 2006:

First Quarter (through March 24, 2006)	$6.75	$2.30
_______________________

(1)
First quarter 2005 market information is divided at February 2, 2005, the closing date of our reverse merger transaction. Our shares of common stock became eligible for quotation on the OTC Bulletin Board in 2003, at which time it related only to Zen Pottery Equipment, Inc. (under the symbol ZPYE.OB). In April 2005, our symbol was changed to XTHN.OB.

Dividend Policy

We have not previously declared or paid any dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future.  The payment of dividends on our common stock is within the discretion of our board of directors, subject to our articles of incorporation. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors that we may deem relevant.

Equity Compensation Plan Information

At the time of the merger, neither we nor Old Xethanol had any outstanding stock options. On February 2, 2005, following the completion of the merger, the board of directors of our company adopted the Xethanol Corporation 2005 Incentive Compensation Plan (the “2005 Plan”), which our stockholders subsequently approved.

The terms of the 2005 Plan provide for grants of stock options, stock appreciation rights or SARs, restricted stock, deferred stock, other stock-related awards and performance awards that may be settled in cash, stock or other property. Under the 2005 Plan, the total number of shares of our common stock that may be subject to the granting of awards is 2,000,000 shares, plus the number of shares with respect to which awards previously granted thereunder are forfeited, expire, terminate without being exercised or are settled with property other than shares, and the number of shares that are surrendered in payment of any awards or any tax withholding requirements. As of March 24, 2006, 317,070 shares of our common stock and stock options to purchase 1,030,000 shares of our common stock were granted under the 2005 Plan. See “Management - Incentive Compensation Plan” for a detailed description of the plan.

The following table provides information regarding the status of our existing equity compensation plans at March 24, 2006:

Plan category	Shares of common stock issued and shares of common stock to be issued upon exercise of outstanding options		Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in the previous columns)

Equity compensation plans approved by stockholders (1)	1,347,070	(2)	$4.81	652,930
Equity compensation plans not approved by stockholders	—		—	—
Total	1,347,070	(2)	$4.81	652,930
_______________________

(1)	Represents the 2005 Plan.
(2)
Consists of 317,070 shares of common stock with a fair value estimated at $3.25 per share and stock options to purchase 1,030,000 shares of our common stock with exercise prices ranging from $3.75 to $5.56 per share.

Recent Sales of Unregistered Securities

In connection with the reverse merger transaction discussed under the caption “Business—Corporate History and Recent Developments,” we completed the closing of a private offering of a total of 1,190,116 shares of our common stock at a purchase price of $3.25 per share to accredited investors pursuant to the terms of a Confidential Private Offering Memorandum, dated November 2004, as supplemented. Gross proceeds from the initial closing of the private offering were $3,000,028. We received an additional $867,849 upon a second closing of the private offering on February 15, 2005, for total private offering proceeds of $3,867,877. In our reverse merger transaction, the outstanding warrants of Old Xethanol prior to the transaction were amended to become warrants to purchase shares of our common stock on substantially the same terms as the previous warrants, except that the number of shares issuable upon the exercise of such warrants was amended to reflect the exchange ratio in the merger. At the time of the merger, neither we nor Old Xethanol had any options outstanding. However, following the merger, our board of directors adopted the Xethanol, Inc. 2005 Equity Compensation Plan, which was subsequently approved by our stockholders. Under this plan, we have issued 317,070 shares of restricted common stock and options to purchase an aggregate of 480,000 shares of common stock to certain directors, executives and other employees.

The issuance and sale of the restricted common stock and options under our equity compensation plan to certain directors, executives and other employees was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. We determined that the issuance of restricted common stock and options under our equity compensation plan to certain directors, executives and other employees are transactions not involving any public offering because such issuances were made to a limited number of our directors, officers and key employees who, at the time of issuance, each represented to us, among other things, that he was acquiring the securities for his own account and not with a view to the public distribution thereof, and that he understood that such securities may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements thereof. Moreover, certificates evidencing such shares of restricted common stock each contain an appropriate restrictive legend stating that the securities have not been registered under the Securities Act and may not be offered or sold absent such registration or an applicable exemption, and appropriate “stop transfer” instructions have been maintained in respect of such shares.

The private offering was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The shares of our common stock issued to former holders of Old Xethanol common stock in connection with the reverse merger, and the shares of our common stock issued in the private offering, were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D (Rule 506) promulgated under that section, which exempts transactions by an issuer not involving any public offering. These shares may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.

National Securities Corporation and Neidiger, Tucker, Bruner Inc. served as co-placement agents and financial advisors in connection with the private offering. The co-placement agents and other advisors received an aggregate of $257,187 in sales commissions and 252,948 shares of our common stock. The net proceeds of the private offering exclude these sales commissions. For a more complete description of the reverse merger transaction and accompanying private offering, see our current report on Form 8-K, dated February 2, 2005 and filed with the SEC on March 15, 2005.

As previously disclosed in our Current Report on Form 8-K filed with the SEC on February 3, 2005, on January 19, 2005, we completed a transaction with two institutional investors to refinance the acquisition bank debt of Xethanol BioFuels, LLC, the subsidiary that operates our Blairstown, Iowa ethanol facility. At the closing of that transaction, Xethanol BioFuels issued senior secured royalty income notes in the aggregate principal amount of $5,000,000. The proceeds of the financing were used to (i) satisfy the $3,000,000 demand note held by an Omaha, Nebraska commercial bank in connection with the purchase of the facility, (ii) refurbish and upgrade capacity at the facility to 7.5 million gallons of ethanol per year, (iii) fund start-up activities at the facility and related working capital requirements, and (iv) pay legal and other professional fees. The senior secured royalty income notes provide for interest to be paid semi-annually at the greater of 10% per year or 5% of revenues from sales of ethanol, wet distillers grain and any other co-products, including xylitol, at the Xethanol BioFuels facility, with principal becoming due in January 2012. We have the right to require the holders of the notes, from and after January 2008, to surrender their notes for an amount equal to 130% of the outstanding principal, plus unpaid accrued interest thereon. The holders of the notes have the right to convert their notes into shares of Xethanol common stock at any time at a conversion price equal to $4.00 per share (equivalent to 1,250,000 shares), which is in excess of the $3.25 purchase price for shares sold in the private offering completed at the same time as the completion of our reverse merger transaction.

In addition, as previously disclosed in our Current Report on Form 8-K filed with the SEC on October 3, 2005, on August 8, 2005, we completed another transaction with the same two institutional investors and, at the closing of that transaction, Xethanol BioFuels issued senior secured royalty income notes in the aggregate principal amount of $1,600,000. The proceeds of the financing were used for general corporate purposes and to further the development and integration of Xethanol’s technologies. The senior secured royalty income notes provide for interest to be paid semi-annually at the greater of 10% per year or 5% of revenues from sales of ethanol, wet distillers grain and any other co-products, including xylitol, at the Xethanol BioFuels facility, with principal becoming due in January 2012. We have the right to require the holders of the notes, from and after August 2008, to surrender their notes for an amount equal to 130% of the outstanding principal, plus unpaid accrued interest thereon. The holders of the notes have the right to convert their notes into shares of Xethanol common stock at any time at a conversion price equal to $4.00 per share (equivalent to 400,000 shares).

The senior secured royalty income notes issued in the on January 19, 2005 and August 8, 2005 were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. We determined that this offering of senior security royalty notes was exempt from registration because at the time of the issuance and sale thereof, the institutional investors each represented to us that it was an accredited investor, was purchasing the senior security royalty notes for its own account and not with a view to public distribution of the notes and had no agreement or understanding to distribute any of these notes. These notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

On October 18, 2005, we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC, pursuant to which Fusion Capital has agreed, under certain conditions, to purchase on each trading day $40,000 of our common stock up to an aggregate of $20 million over a 25-month period, subject to earlier termination at our discretion. We may also, in our discretion, elect to sell more of our common stock to Fusion Capital than the minimum daily amount. The purchase price of the shares of common stock will be equal to a price based upon the future market price of our common stock without any fixed discount to the market price. Fusion Capital does not have the right or the obligation to purchase shares of our common stock in the event that the price of our common stock is less than $2.00 per share. Under the terms of the common stock purchase agreement, we issued 303,556 shares of our common stock to Fusion Capital as a commitment fee and have agreed to reserve out of our authorized and unissued common stock, 5,000,000 shares solely for the purpose of effecting purchases of shares of our common stock by Fusion Capital. For additional information concerning the Fusion Capital transaction, please see “Business—Corporate History and Recent Developments—Fusion Capital Common Stock Purchase Agreement.”

This offering was made pursuant to an exemption from registration provided by Section 4(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering. We determined that this offering to Fusion Capital was exempt from registration because at the time of execution, Fusion Capital represented to us that it was an accredited investor, was entering into the common stock purchase agreement for its own account and not with a view to public distribution of the shares and had no agreement or understanding to distribute any of these shares. Also, in the common stock purchase agreement, we represented to Fusion Capital that the shares were not being registered under the Securities Act and could not be resold without prior registration.

Subsequent to the execution of the common stock purchase agreement with Fusion Capital, we filed a registration statement on Form SB-2 with the SEC to, among other things, register the resale of all of the shares of our common stock issuable under the Fusion Capital common stock purchase agreement under the Securities Act, including the 303,556 shares of our common stock issued to Fusion Capital as a commitment fee. This registration statement was declared effective by the SEC on December 28, 2005.

ITEM 6. MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This Management’s Discussion and Analysis or Plan of Operation contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. In some cases, you can identify forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “expect,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties. Our actual results or actions may differ materially from these forward-looking statements for many reasons, including, but not limited to, the matters discussed in this report under the caption “Risk Factors”. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We undertake no obligation to publicly update any forward looking-statements, whether as a result of new information, future events or otherwise.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this report.

Overview

On February 2, 2005, we completed a so-called “reverse merger” transaction, in which we caused Zen Acquisition, a Delaware corporation and a newly-created, wholly-owned subsidiary of Zen, to be merged with and into Old Xethanol. As a result of the merger, Old Xethanol became a wholly owned subsidiary of Zen and changed its name to Xethanol BioEnergy, Inc.

Prior to the merger, Zen was a company that manufactured pottery kilns. We discontinued these activities simultaneously with the merger by the sale of that business to Zen Zachariah Pool III, our previous principal stockholder and succeeded to the business of Old Xethanol as our sole line of business going forward. Old Xethanol was formed in January 2000 and began its ethanol production operations in September 2003. Following the merger, Zen reincorporated from the State of Colorado to the State of Delaware and changed its corporate name to Xethanol Corporation. Upon the closing of the merger, the directors and management of Old Xethanol became the directors and management of our company.

The merger was accounted for as a recapitalization of Old Xethanol (or a “reverse merger”), since the former stockholders of Old Xethanol now own a majority of the outstanding shares of our common stock as a result of the merger. Old Xethanol was deemed to be the acquiror in the reverse merger and, consequently, the assets and liabilities and the historical operations that are reflected in our financial statements are those of Old Xethanol and are recorded at the historical cost basis of Old Xethanol.

Plan of Operation

Our expected revenue model is based on the sale of ethanol and a related co-product called xylitol. Xylitol is a natural sweetener that was approved by the FDA in the 1960’s for use in foods and beverages, including chewing gums, candies, toothpastes and diabetic regimens. Xylitol is a co-product derived from biomass-to-ethanol production.

At the present time, we own two ethanol plants in Iowa - Xethanol BioFuels in Blairstown and Permeate Refining in Hopkinton. We also own several proprietary bio-extraction, bio-separation and bio-fermentation technologies that are targeted at reducing costs throughout the entire ethanol production process as well as enabling the conversion of biomass to ethanol and xylitol.

Xethanol BioFuels was acquired in November 2004 as an idled plant. During the first six months of 2005, this facility underwent substantial refurbishment and became operational in July 2005. This is a corn-based operation with an initial production capacity of 5.5 millions gallons of ethanol per year. After initial discussions with The Harris Group, our “owner’s engineering” firm, we are now evaluating contactor proposals to increase the plant production capacity to 25 million gallons and at the same time optimize efficiency. The BioFuels facility is located on a 25 acre site with ample space for expansion.

Permeate Refining was initially designed to process waste starches and sugars and has a production capacity of 1.6 million gallons of ethanol per year. In April 2005, we temporarily ceased operations at the Permeate Refining plant in order to refurbish the facility and evaluate strategic alternatives. We are currently evaluating a project to convert Permeate into one of the first US commercial cellulosic biomass to ethanol facilities. We are pursuing a plan combining steam gun explosion technology with our proprietary Virginia Tech fermentation technology. Under this plan, Permeate production capacity could be increased significantly with enhanced operating efficiency.

We sell the ethanol from our Xethanol BioFuels plant under an exclusive marketing agreement with Aventine Renewable Energy, Inc. Aventine is the second largest marketer of ethanol in the United States and purchases all of Xethanol BioFuel’s ethanol production under a renewable three-year off-take agreement. Sales are made at market prices less the costs of transportation and Aventine’s marketing commission. Distillers wet grains that are produced as a by-product at BioFuels are sold through a local merchandising agent.

Results of Operations

Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

Net Loss. We had net losses of $11,377,075 and $2,570,918 for the years ended December 31, 2005 and 2004, respectively. These losses are not comparable given our significant activity during 2005 as compared to 2004, including the refurbishment and opening of Xethanol BioFuels, the reverse merger, the concurrent private offering, the senior secured notes financing, the establishment of a corporate office and organizational infrastructure and the write-off of intangible assets and goodwill. During these periods, operations were financed through various equity and debt private financing transactions.

Sales. Net sales for the year ended December 31, 2005 were $4,342,927 as compared to $465,048 for the year ended December 31, 2004. During 2004, net sales were attributable solely to our Permeate operations. We sold approximately 295,000 gallons of ethanol at an average price of $1.58 per gallon. Sales prices ranged during the year between $1.14 and $1.88. Net sales during 2005 reflect operations at Permeate from January 1, 2005 to March 31, 2005 which generated approximately $99,000 and at BioFuels from July 1, 2005 through December 31, 2005 which generated the balance. BioFuels sold approximately 2.44 million gallons of ethanol at average selling price of $1.60. Sales of DWGs contributed an additional $339,000 to total sales.

Cost of Sales. Cost of sales for the year ended December 31, 2005 were $4,891,230 compared to $507,181 for the year ended December 31, 2004. Higher cost of sales in 2005 relates to the higher level of sales during 2005. The cost of sales during 2005 reflect start-up production inefficiencies at BioFuels, inefficiencies driven by a lack of economies of scale while we slowly increased production to plant capacity and high prices of energy, especially natural gas.

Operating Expenses. Operating expenses were $6,558,308 for the year ended December 31, 2005 as compared to $2,357,190 for the year ended December 31, 2004.

The increase in operating expenses of $4,201,118 is due principally to 1) increased expenses of approximately $3,295,000 attributable to the creation of our corporate headquarters office, 2) increased expenses of approximately $860,000 related to start-up expenses at the Xethanol BioFuels facility from January 1, 2005 until its opening on July 1, 2005, 3) increase in amortization expense of approximately $137,000 resulting from licenses acquired during 2005, and 4) various expenses including depreciation related to Permeate Refining that are included in operating expenses in 2005 but were included in cost of sales in 2004.

The increase in expenses related to our corporate office is directly related to the growth of the company necessitating the development of a corporate infrastructure to support our growth, capital needs and our change to a public corporation. Accordingly, included in the $3,295,000 increase attributable to our corporate office is 1) approximately $1,955,000 of compensation expense related to our management team and directors and resulting from the hiring of a new CFO and Vice President of Operations as well as the election of four new independent directors to our Board, 2) approximately $822,000 related to services provided by outside advisors, consultants and agents for services ranging from investor relations, public relations, business development and capital raising, 3) approximately $235,000 related to legal and auditing fees, 4) approximately $151,000 related to offices expense including rent, and 5) $78,000 related to travel and entertainment.

Approximately $2,377,000 or 72% of the total corporate office increase was the result of non-cash compensation in the form of stock, warrants and options.

Write-off on Intangible Assets and Goodwill. At December 31, 2005, the Company charged $3,635,416 to expense, representing the unamortized cost of acquiring its license agreements, after considering the uncertainties surrounding the timing of their commercialization. The Company also wrote off the $205,000 in goodwill associated with its acquisition of Permeate. Management continues to believe that its portfolio of technologies as well as its ongoing research and development arrangements with the governmental and academic institutions from which we acquired the licensed technologies is an integral part of the Company’s growth strategy.

Interest Expense. Interest expense was $659,030 for the year ended December 31, 2005 as compared to $208,340 for the year ended December 31, 2004. The increase of $450,690 is mainly attributable to senior secured royalty notes issued during 2005 which was partially offset by the bank note payable assumed in October 2004 in connection with the acquisition of BioFuels and subsequently refinanced by the royalty notes in January 2005.

Organizational Expense. In connection with the reverse merger, we paid $300,000 to the former owners of Zen to repurchase 8,200,000 shares of their Zen common stock which were then cancelled at the closing of the reverse merger. This payment was recorded for accounting purposes as an organizational expense.

Other Income. Other income was $255,226 for the year ended December 31, 2005 as compared to $33,385 for the year ended December 31, 2004. Included in Other income during 2005 is $132,000 in cash and stock received from the settlement of the DDS Technologies legal action.

Liquidity and Capital Resources

At December 31, 2005, we had a cash balance of $802,664.

During the year end December 31, 2005, we used net cash of $5,930,449 for operating activities. Additional cash of $999,913 was used to purchase property and equipment. Cash used for operating and investing was offset by net cash proceeds of $3,572,817 raised from our private offering, $6,600,000 of proceeds raised from the issuance of the senior secured royalty notes net of the repayment of the $3,000,000 note payable and $450,000 received in the acquisition of Xylose Technologies, Inc. Net cash increased during the year by $689,192.

On October 18, 2005, we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC, pursuant to which Fusion Capital agreed, under certain conditions, to purchase on each trading day $40,000 of our common stock up to an aggregate of $20 million over a 25-month period, subject to earlier termination at our discretion. We may also, in our discretion, elect to sell more of our common stock to Fusion Capital than the minimum daily amount. The purchase price of the shares of common stock will be equal to a price based upon the future market price of the common stock without any fixed discount to the market price. Fusion Capital does not have the right or the obligation to purchase shares of our common stock in the event that the price of our common stock is less than $2.00. Fusion may not purchase shares under the Purchase Agreement if Fusion would beneficially own more than 9.9% of the Company’s common stock outstanding at the time of the purchase by Fusion. We filed a registration statement with the SEC to register under the Securities Act the resale of the shares of our common stock which we may issue to Fusion Capital under the common stock purchase agreement, which registration statement was declared effective by the SEC on December 28, 2005. We began selling shares of common stock to Fusion Capital under the common stock purchase agreement on January 3, 2006.

As of March 17, 2006, we had a cash balance of $3,334,571 and had raised $3,534,009 from the sale of our shares to Fusion Capital and $408,000 from the exercise of shareholder warrants. Based upon our current financial condition, cash forecast and operating plan, management believes that it has adequate cash resources to sustain its operations through the end of the year. However, our continued existence is dependent upon several factors, including the ability to generate cash flow from the sale of our product through improved margins and expanding sales and (2) the ability to continue to draw down under the Fusion Capital transaction which is contingent on our stock price being above $2.00. Until such time as we can rely on sufficient revenues generated from operations, we will continue to seek additional sources of financing through private offerings of our securities. Accordingly, if we fail to obtain additional financing or are unable to draw down funds under the Fusion Capital transaction, we will be required to substantially reduce and defer payments of operating expenses. We cannot assure you that we will be successful in obtaining any additional financing.

Off-Balance Sheet Arrangements

We have not entered into any transactions with unconsolidated entities in which we have financial guarantees, subordinated retained interests, derivative instruments or other contingent arrangements that expose us to material continuing risks, contingent liabilities or any other obligations under a variable interest in an unconsolidated entity that provides us with financing, liquidity, market risk or credit risk support.

Critical Accounting Policies

Our discussion and analysis of results of operations and financial condition are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We evaluate our estimates on an ongoing basis, including those related to provisions for uncollectible accounts receivable, inventories, valuation of intangible assets and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The accounting policies that we follow are set forth in Note 2 to our financial statements as included in this report. These accounting policies conform to accounting principles generally accepted in the United States, and have been consistently applied in the preparation of the financial statements.

Recently Issued Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 123R “Share Based Payment.” This statement is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. SFAS No. 123R addresses all forms of share based payment (“SBP”) awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS No. 123R, SBP awards result in a cost that will be measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest. This statement is effective for public entities that file as small business issuers, as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. We adopted this pronouncement during the first quarter of 2005.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29. The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have “commercial substance.” SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 on its effective date did not have a material effect on the Company’s consolidated financial statements.

In March 2005, the FASB issued Financial Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations - an Interpretation of FASB Statement No. 143,” which specifies the accounting treatment for obligations associated with the sale or disposal of an asset when there are legal requirements attendant to such a disposition. The Company adopted this pronouncement in 2005, as required, but there was no impact as there are no legal obligations associated with the future sale or disposal of any assets.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections — A Replacement of APB Opinion No. 20 and SFAS Statement No. 3”. SFAS No. 154 changes the requirements for the accounting and reporting of a change in accounting principle by requiring retrospective application to prior periods’ financial statements of the change in accounting principle, unless it is impracticable to do so. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We do not expect the adoption of SFAS No. 154 to have any impact on our consolidated financial statements.

ITEM 7. FINANCIAL STATEMENTS

Our Consolidated financial statements and notes thereto appear beginning on page F-1 of this report and are incorporated herein by reference.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures with any of our accountants for the years ended December 31, 2005 and 2004.

On February 8, 2005, we filed with the SEC a Current Report on Form 8-K reporting the resignation on February 2, 2005 of Cordovano and Honeck, P.C., as our independent auditor, and the approval by our board of directors on February 2, 2005 of Imowitz Koenig & Co., LLP as our new independent registered public accounting firm. In connection with the audits of our financial statements for each of the two fiscal years ended June 30, 2004 and 2003, and through February 2, 2005, there were no disagreements with Cordovano and Honeck, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Cordovano and Honeck, P.C., would have caused Cordovano and Honeck, P.C. to make reference to the matter in its reports.

Because Old Xethanol was deemed to be the accounting acquirer in the reverse merger, we have adopted the fiscal year end of December 31 of Old Xethanol, instead of our previous fiscal year end of June 30. On April 20, 2005, we filed a Current Report on Form 8-K/A containing financial statements for the year ended December 31, 2004 to cover the transition period.

We have not had any other changes in nor have we had any disagreements, whether or not resolved, with our accountants on accounting and financial disclosures during our two recent fiscal years or any later interim period.

ITEM 8A. CONTROLS AND PROCEDURES

Disclosure controls and procedures are our controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act, is recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in the reports that we file under the Exchange Act is accumulated and communicated to our management, including principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.

Our Chief Executive Officer and Chief Financial Officer have evaluated the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this report. The evaluation process, including the inherent limitations on the effectiveness of such controls and procedures, is more fully discussed below. Based upon our evaluation of the effectiveness of the design and operation of our disclosure controls and procedures, our Chief Executive Officer and Chief Financial Officer have concluded that as of the end of the period covered by this report, notwithstanding the prior existence of certain material weaknesses, our disclosure controls and procedures were effective.

In connection with the audit of Old Xethanol’s December 31, 2004 financial statements, our independent registered public accounting firm notified our senior management and the board of directors that they had identified significant deficiencies that they considered material weaknesses in our internal controls. In the professional auditing literature, “significant deficiencies” are referred to as “reportable conditions”. These are control issues that could have significant adverse effects on the ability to record, process, summarize and report financial data in the financial statements. A “material weakness” is defined in the auditing literature as a particularly serious reportable condition where the internal control does not reduce, to a relatively low level, the risk that misstatement caused by error or fraud may occur in amounts that would be material in relation to the financial statements and not be detected within a timely period by employees in the normal course of performing their assigned functions.

The material weaknesses identified by our independent registered public accounting firm related to two specific errors in our financial reporting and the lack of the necessary internal accounting resources. The first related to Old Xethanol’s recording of goodwill upon the acquisition of certain assets from Old Xethanol’s founding shareholders in September 2001. SEC Staff Accounting Bulletin #48 (SAB 48) requires that transfers of non-monetary assets from promoters or shareholders in exchange for stock prior to or at the time of a company’s initial public offering normally should be recorded at the transferor’s historical cost basis. Old Xethanol’s previously issued financial statements for the year ended December 31, 2003, which were audited by our former independent auditors, overstated goodwill and stockholders’ equity by approximately $900,000 because the assets acquired from Old Xethanol’s founding shareholders were recorded at estimated fair value instead of at their historical cost basis of zero. The second related to recording of the Permeate acquisition. The operations of Permeate were erroneously included in Old Xethanol’s results of operations for its full fiscal year ended December 31, 2003, rather than from the date of the acquisition, which was completed in July 2003. This adjustment caused a decrease in stockholders equity of approximately $150,000. Such financial statements related to periods prior to Old Xethanol’s “reverse merger” transaction with Zen in February 2005 and, therefore, were not included in any report filed with the SEC under the Exchange Act. The foregoing adjustments were reflected in Old Xethanol’s financial statements for the year ended December 31, 2004, which were included in Amendment No. 1 on Form 8-K/A to our Current Report on Form 8-K, dated February 2, 2005, filed with the SEC on April 20, 2005.

Prior to Old Xethanol’s “reverse merger” transaction with Zen in February 2005, during which time the foregoing errors in financial reporting were made, Old Xethanol had no formal audit committee, very limited accounting personnel and outsourced significant accounting functions. Reliance on such limited resources impaired Old Xethanol’s ability to provide for segregation of duties and the ability to ensure consistently complete and accurate financial reporting, as well as effective disclosure controls and procedures.

The material weaknesses were discussed in detail among management and our current independent registered public accounting firm in the first quarter of 2005 and, as a result of such discussions, we promptly implemented a series of steps to improve our financial reporting and disclosure controls and procedures and to remedy the material weaknesses identified. Such steps included putting in place personnel, processes, technology and other resources appropriate to support our financial reporting and disclosure controls and procedures. In this regard, we (1) appointed a chief financial officer, with financial accounting and Exchange Act reporting experience, in April 2005 to oversee all of our accounting and reporting functions, (2) consolidated all of our plant accounting, reporting and administrative functions at our Xethanol BioFuels facility under a local plant controller, (3) implemented a system of formal procedures and controls to enable the accurate and timely gathering, recording, processing and “up-the-ladder” reporting of information, including formal monthly reporting requirements and regular conferences among internal accounting personnel and senior financial management, (4) consolidated all public reporting functions at our principal executive offices under the supervision of our Chief Financial Officer, and (5) on July 28, 2005, formed an audit committee of the board of directors composed entirely of independent directors. In addition, as we continue to grow, and as resources permit, we anticipate that our Chief Financial Officer will continue to hire such additional competent financial personnel to assist in the segregation of duties with respect to financial reporting and compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Because all of the foregoing steps were implemented by our company prior to the end of the period covered by this report, our Chief Executive Officer and Chief Financial Officer were able to carefully evaluate the effectiveness of these new measures, together with our other disclosure controls and procedures, at the end of the period covered by this report. On the basis of such evaluation, our Chief Executive Officer and Chief Financial Officer reached the conclusion set forth above that, as of the end of the period covered by this report, notwithstanding the prior existence of certain material weaknesses; our disclosure controls and procedures were effective. However, because of the inherent limitation in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, will be or have been detected.

The foregoing sets forth all of the significant changes that have occurred in our internal controls over financial reporting during the fiscal year ending December 31, 2005 that has materially affected, or is reasonably likely to materially affect, our internal controls over financial reporting. Except as described above, there were no significant changes in our internal controls over financial reporting that occurred during the year ended December 31, 2005 that have materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting.

Limitations on the Effectiveness of Controls

We believe that a control system, no matter how well designed and operated, cannot provide absolute assurance that the objectives of the control system are met, and no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within a company have been detected. Our disclosure controls and procedures are designed to provide a reasonable assurance of achieving their objectives and our Chief Executive Officer and Chief Financial Officer have concluded that such controls and procedures are effective at the “reasonable assurance” level.

ITEM 8B. OTHER INFORMATION

None.

PART III

ITEM 9.	DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

The following table sets forth information regarding the members of our board of directors and our executive officers.

Name	Age	Position

Christopher d’Arnaud-Taylor	60	Chairman, President and Chief Executive Officer
Lawrence S. Bellone	49	Chief Financial Officer
Robin Buller	49	Vice President Operations
Franz A. Skryanz	68	Vice President, Secretary, Treasurer and Director
Jeffrey S. Langberg	56	Director
Louis B. Bernstein	55	Director
Richard D. Ditoro	67	Director
Richard L. Ritchie	59	Director
Marc S. Goodman	56	Director

The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors and officers are as follows:

Christopher d’Arnaud-Taylor, Chairman, President and Chief Executive Officer, has worked with Old Xethanol since August 2000. He became our Chairman, President and Chief Executive Officer on February 2, 2005. He is an international merchant banker and entrepreneur who gained global senior corporate executive experience with multinationals including Unilever, Reed Elsevier, Northrop Grumman and TKM Trading. He has directed the strategy, operations and financial affairs of companies in the United States, Europe, Africa, the Middle East and Asia and managed the development and execution of corporate turnarounds and entrepreneurial ventures worldwide. Mr. d’Arnaud-Taylor has been a Director and President of a private merchant banking firm, London Manhattan Securities, Inc., for more than the past five years. London Manhattan has worked with entrepreneurs and established companies in forging new enterprises and realizing the potential of established businesses through mergers and acquisitions, joint ventures and strategic alliances. London Manhattan has participated as managing co-venturer in special situations where its direct involvement led to improving the operating results and strategic focus of an underperforming company or new business venture. Mr. d’Arnaud-Taylor also presently serves as a director of Metamorphix Global Inc, a developer of advanced precast concrete technology that emulates the patterns of natural stone, and Xeminex, Inc., an early-stage producer of lead and zinc concentrates. Previously, Mr. d’Arnaud-Taylor served as CEO of several global trading companies operating primarily throughout the developing world trading in forest products, precision equipment and building materials. He has consulted extensively with leading defense contractors in the USA and Europe on countertrade and defense offset performance. Mr. d’Arnaud-Taylor obtained his M.B.A. from the London Business School having completed additional graduate business studies as an exchange scholar in international finance and development economics at the Ecole des Hautes Etudes Commerciales in Paris, France and corporate finance at New York University’s Stern School of Business. He previously studied economics, government and law at the University of Exeter, England.

Lawrence S. Bellone, Chief Financial Officer, became our Chief Financial Officer on April 5, 2005. In March 2005, Mr. Bellone began providing financial consulting services to us, prior to being named our Chief Financial Officer. From October 2003 to February 2005, Mr. Bellone was a managing director with Bentley Associates, a New York-based investment banking boutique/broker-dealer providing mergers and acquisitions, private placement and corporate advisory services primarily to small and midsized companies. From January to September 2003, Mr. Bellone was an independent financial consultant. From 1988 through December 2002, Mr. Bellone was involved in a wide range of projects and activities including lending, leasing, loan syndications, private debt placement, principal investments, derivatives, corporate development and arbitrage while working in the investment banking and capital market areas of Chase Manhattan Bank (later to become JP Morgan Chase). As a Managing Director and senior member of the Structured Capital Group, he was responsible for structuring, originating and executing innovative financing and investment transactions for Fortune 100 companies. He has negotiated and arranged more than $5 billion in transaction value for companies in the oil and gas, retail, chemical, pharmaceutical, consumer and paper industries. Prior to joining Chase in 1988, he worked in various public and private accounting and finance functions at NY Life Insurance, Price Waterhouse and JP Morgan. While at Price Waterhouse, he qualified as a C.P.A. in New York State. Mr. Bellone holds a B.A. degree from Columbia University and an M.B.A. in accounting and finance from Fordham University. He also holds Series 7 and 63 designations from the NASD.

Robin Buller, Vice President Operations, became our Vice President Operations on March 14, 2005. He has extensive experience in plant and machinery sales worldwide and brings an extensive international background to our business. From August 2003 to February 2005, Mr. Buller was CEO of New York-based Cromer Corporation, where he advised companies and institutions on a broad range of issues, from outsourcing and setting up factories in China, to understanding how to do business with China. He created a China contacts program to direct and assist U.S. companies in developing the right relationships and commercial channels. From November 1998 to July 2003, he represented MAN Ferrostaal, Inc., Germany in the United States as International Sales Manager and handled sales of U.S.-made machinery and equipment into the Commonwealth of Independent States and Asia. Prior to that he held a number of positions with companies that included MAN Ferrostaal Inc., as well as positions with a number of other companies, including those that required several years' residency in the Far East. Mr. Buller is a Co-founder of the Prince of Wales Business Leaders Forum 2000 pilot program in Shanghai, which brought together Chinese CEOs and their foreign counterparts who engaged in extensive dialogue to learn from each other how to develop business using the best aspects from both cultures. He is a member of the Growing Business Roundtable, British American Business Inc., which engaged in business development advice for companies planning to export to the United States, he has been a guest speaker on International Business at Baruch College in New York, and he sat on the China Committee of the British Chamber of Commerce in Hong Kong, which lobbied both Beijing and London on behalf of Hong Kong and British companies. Mr. Buller holds a B.A. from the University of East Anglia in the United Kingdom and a Masters Diploma from The Institute of Export also in the United Kingdom.

Franz A. Skryanz, Vice President, Secretary, Treasurer and Director, had worked with Old Xethanol since August 2000. He became our Vice President, Secretary, Treasurer and a director on February 2, 2005. He has also worked for more than the past five years with London Manhattan Securities, Inc. assisting Mr. d’Arnaud-Taylor in the development of international projects and managing accounting and administration of that company. He is a financial executive with extensive experience in international business gained in senior management positions with diverse business organizations. Presently, Mr. Skryanz provides financial management, corporate secretary and treasury services to early-stage entrepreneurial companies. Concurrent with his association with our company, Mr. Skryanz provides similar professional services to Metamorphix Global Inc. and Xeminex. Prior to joining Old Xethanol, he served as Treasurer and Secretary of NETdigest.com, Inc., Chief Financial Officer of Cam Designs, Inc. and Chief Financial Officer and Treasurer of Nyros Telecom Services, Inc., a privately-held company with telecom ventures in Russia. Mr. Skryanz holds an M.B.A. from the University of Vienna, Austria and was an exchange scholar at Cambridge University, England and the University of Valencia, Spain. He currently serves as a director of Metamorphix Global, Inc. and Xeminex.

Jeffrey S. Langberg, Director, became a member of our board of directors on February 28, 2005. Prior to that, since January 1999, Mr. Langberg had been a financial and business development advisor to the Chairman of Old Xethanol. For more than the past five years, Mr. Langberg has been an independent investment banker and business development advisor to public and privately-held companies involved in a broad range of industries. Mr. Langberg currently serves as an investment banker and business development advisor to Metamorphix Global Inc., a developer of advanced precast concrete technology that emulates the patterns of natural stone; United Energy Corp., a manufacturer of specialty chemicals for the oil services industry; Deep Marine Technology, Inc., a designer of high technology single operator submarines for deep sea work; and Hybed Fuel Systems, Inc., a marketer of energy savings technology in the alternative fuels industry. Mr. Langberg graduated from the University of Pennsylvania’s Wharton School of Finance and received a law degree from Fordham University Law School.

Louis B. Bernstein, Director, became a member of our board of directors on June 2, 2005. Mr. Bernstein is currently Assistant General Counsel of Pfizer Inc., where he has been an attorney for 29 years. In this capacity, Mr. Bernstein has managed product liability claims and litigation involving prescription pharmaceuticals, orthopedic implants and other medical devices. Mr. Bernstein also provides due diligence, financial modeling, market research, acquisition candidate profiling and strategic partnering advice and assistance to clients in the life sciences and specialty chemical sectors. In addition, Mr. Bernstein has related experience in advertising and labeling review, legislative analysis and consultation regarding new products and investments, food and drug regulatory matters and commercial transactions.

Richard D. Ditoro, Director, became a member of our board of directors on June 2, 2005. Mr. Ditoro is currently a principal in the consulting firm Merestone Development. In this capacity, Mr. Ditoro provides due diligence, financial modeling, market research, acquisition candidate profiling and strategic partnering advice and assistance to clients in the life sciences and specialty chemical sectors. Prior to joining Merestone Development, Mr. Ditoro held numerous senior management positions, including Vice President of Corporate Development with Lonza Group, an international chemical conglomerate based in Basle, Switzerland. Mr. Ditoro holds a B.S. degree from Georgetown University and an M.B.A. from the University of Chicago.

Richard L. Ritchie, Director, became a member of our board of directors on July 28, 2005. Mr. Ritchie has been an independent investor since February 2000. He previously served as the Executive Vice President and Chief Financial Officer of Big Flower Holdings, Inc., an advertising and marketing and information products and services company that was listed on the New York Stock Exchange until February 2000, when it was acquired. Mr. Ritchie, who is a certified public accountant, has more than 25 years of experience in finance and accounting with several major corporations and an accounting firm. Mr. Ritchie received B.A. and M.B.A. degrees from Michigan State University and completed the post-graduate Program for Management Development at the Harvard Business School.

Marc S. Goodman, Director, became a member of our board of directors on August 10, 2005. Mr. Goodman co-founded the Kenmar group of companies in 1983. Kenmar is a fund of funds manager specializing in alternative investments. Mr. Goodman previously worked for Pasternak, Baum and Co., Inc, an international cash commodity firm, from 1973 through 1983, including serving as a Vice President and Director from 1981 through 1983. While at Pasternak, Baum, Mr. Goodman was largely responsible for business development outside of the United States, for investment of its corporate retirement funds, and for selection of trading personnel in the Vegetable Oil Division. Mr. Goodman also created and developed Pasternak, Baum’s Lauric Oils Department. Mr. Goodman has conducted extensive business in South America, Europe, and the Far East; he has been a merchandiser of all major vegetable oils and their by-products, and of various other commodities such as sunflower seeds, frozen poultry, pulses, and potatoes. While at Pasternak, Baum, he was a member of the National Institute of Oilseeds Products and the American Fats and Oils Association (including its Export Rules Committee). Mr. Goodman graduated from the Bernard M. Baruch School of Business of the City University of New York with a B.B.A. in 1969 and an M.B.A. in 1971. He was awarded an Economics and Finance Department Fellowship from September 1969 through June 1971.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Four of our seven directors are considered “independent” under the SEC’s independence standards. Officers are elected annually by the board of directors and serve at the discretion of the board.

There are no family relationships among our directors and executive officers. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it.  No director or executive officer has been convicted of a criminal offense within the past five years or is the subject of a pending criminal proceeding.  No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities. No director or officer has been found by a court to have violated a federal or state securities or commodities law.

Key Employees

James Stewart, Vice President - Plant Operations and General Manager - Xethanol BioFuels (subsidiary of Xethanol BioEnergy, Inc.). Mr. Stewart has more than 23 years of experience in ethanol production in the United States and throughout the world. In addition to extensive consulting experience, Mr. Stewart has been associated with the ethanol plant in Blairstown, Iowa since its inception and throughout its operations, including serving as general manager of the plant during its operation from 2000 through 2002. Mr. Stewart has extensive experience in all aspects of plant operation including regulatory affairs, staffing, engineering, feedstocks and emergency planning. Prior to his work at the Xethanol BioFuels plant, Mr. Stewart worked as a plant manager and in technical advisory roles at more than ten other ethanol production plants.

David Kreitzer, Vice President - Business Development. Mr. Kreitzer became our Vice President - Business Development on April 6, 2005. He was formerly President and Chief Operating Officer of Gopher State Ethanol LLC, a company he joined in 2000. He has worked in every area of ethanol production having started as an operator and he worked his way up via maintenance and production to the post of Plant Manager. He was appointed Chief Operating Officer of Gopher State Ethanol in 2004. Apart from his management experience, Mr. Kreitzer brings to our company considerable expertise in the waste-to-ethanol sector, having introduced the use of industrial food waste as feedstock for ethanol production at Gopher State Ethanol. Mr. Kreitzer focuses on the waste-to-ethanol business at our company and applies his knowledge to developing new feedstock supply lines as well as devising new and improved ways to break down these materials into fermentable sugars.

Advisory Board

We have established an advisory board comprised of four members with experience in the ethanol production business or general corporate matters. Our advisory board meets periodically with our board of directors and management to discuss matters relating to our business activities. Members of our advisory board will be reimbursed by us for out-of-pocket expenses incurred in serving on our advisory board.

Some of the members of our advisory board may serve as consultants to us under consulting agreements for which they will receive compensation. To our knowledge, none of our advisory board members has any conflict of interest between their obligations to us and their obligations to others. Companies with which advisory board members are involved may in the future have commercial relationships with us.

The members of our advisory board and their primary professional affiliations are as follows:

Foster Aryi Agblevor, Ph.D. is known internationally as an expert in thermochemical biomass conversion and rapid characterization of biomass feedstocks. His expertise in the area was recognized with the winning of the Best Paper Awards at the Gordon Conference on Analytical Pyrolysis in 1991 and 1993. He was also awarded the U.S. Department of Energy’s Special Achievement Award for his contribution towards the development of biomass standards. Since 1996, Dr. Agblevor has been an Associate Professor in the Biological Systems Engineering Department at Virginia Tech. From 1990 to 1996, most recently as a Senior Chemical Engineer, Dr. Agblevor was on the staff of the Center for Renewable Chemicals and Materials at the National Renewable Energy Laboratory. Dr. Agblevor is the current Vice Chairman of the E48 Committee on Biotechnology of the American Society of Testing and Materials (ASTM). He has developed eight ASTM standards on biomass analysis. Dr. Agblevor has authored more than 100 publications in peer-reviewed journals and conference proceedings and holds two U.S. patents and three other patents pending concerning biomass for ethanol production. He has been guest lecturer at the Department of Chemical and Petroleum Engineering, Colorado School of Mines, and was an invited speaker at the Department of Chemical and Petroleum Engineering, University of Kansas, and at several International Energy Agency (IEA) meetings throughout the country. Dr. Agblevor has organized and chaired several sessions of the Cellulose Paper and Textile Division of the American Chemical Society and is active in the American Institute of Chemical Engineers. Dr. Agblevor received M.A.Sc. and Ph.D. degrees in Chemical Engineering and Applied Chemistry from the University of Toronto, Canada.

Mark Austin is the Managing Director of Chandler Reed LLC, a strategic growth and venture development consulting firm, where he advises clients in the areas of business strategy and planning, technology development, marketing, finance and strategic alliances. He has lectured on strategic planning in China, business development in Africa, and technology in Latin America. Mr. Austin holds patents issued in the United States, Latin America, Europe and Asia, and has won product design awards in the United States and Asia. He is an advisor to the New York Energy & Environmental Funders’ Forum, a program of the Center for Economic and Environmental Partnership, Inc. In December 2005, Mr. Austin entered into a consulting agreement with the Company to assist us in the development of our technology portfolio and overall technology strategy.

Jed Schutz has been a private investor and advisor to emerging technology companies, as well as a real estate developer, since 1985. His company, Windemere Development, has developed over 700 residential properties in the past eight years. He is the Chairman of the Board of Campusfood.com, Inc., a leading company in the online food ordering business. He also currently serves as a director of Advanced BioPhotonics Inc., a publicly-held advanced medical imaging technology company. He served as a director from 1993 to 1999, and for one year as Chairman of the Board, of FRM Nexus, a publicly-held company engaged primarily in medical financing. Mr. Schutz received a B.S. degree in biology from Duke University and a post-graduate Certificate in Business from New York University.

Donald Wilkes is the President and Chief Executive Officer of Blue Pacific Flavors, Inc. and has more than 30 years experience in the food and beverage industry including creative work in innovative food flavor development in the Americas, Asia and Europe. In 1992, Mr. Wilkes started Wilkes & Associates, Inc., a successful food technology/consulting firm that focuses on large Asian food and beverage manufacturers. He continues to consult to the food and beverage industry in Asia. His unique experience and relationships provided the basis for Blue Pacific’s expansion into the lucrative Asia Pacific markets. Founded in 1993, Blue Pacific Flavors has direct sales offices in China, Malaysia and Korea. Blue Pacific is a leading innovative flavor manufacturer known for designing imaginative beverage concepts that combine unique functional ingredients with proprietary engineered flavor systems. Mr. Wilkes is a professional member of the Institute of Food Technologists, American Association of Cereal Chemists and Chemists Club in New York. He sits on the Industry Advisory Board for Food and Science Nutrition at Chapman University and is a member of the Industry Advisory Board for New Hope Media Publication’s Nutraceutical and Functional Food magazine. He has served in the past as Chairman of the West Coast for National Association of Fruits, Flavors and Syrups, Functional Beverage and Wellness Summit 2001, 2002 and 2003, co-chaired Asia Business Forum’s International Conference on Coffee, Tea and Natural Colors, and co-chaired the Nutracon Functional Beverage Conference in Anaheim, California in 2003. Mr. Wilkes is a featured columnist in the quarterly food service culinary magazine “Flavor and the Menu,” in which he writes on food service and retail beverages trends and innovation. He co-authored a chapter on Functional Beverages with six other researchers called “Nutriceuticals and Functional Foods.”

Board Committees

Audit Committee. In July 2005, we established an audit committee of the board of directors, which consists of Richard L. Ritchie, who serves as chairman of the committee, and Richard D. Ditoro, each of whom is an independent director. The board of directors has determined that Mr. Ritchie is a financial expert. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent accountants our annual and quarterly financial statements,

•	directly appointing, compensating, retaining, and overseeing the work of the independent auditor,

•	approving, in advance, the provision by the independent auditor of all audit and permissible non-audit services,

•
establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters,

•	the right to engage and obtain assistance from outside legal and other advisors as the audit committee deems necessary to carry out its duties,

•
the right to receive appropriate funding from us to compensate the independent auditor and any outside advisors engaged by the committee and to pay the ordinary administrative expenses of the audit committee that are necessary or appropriate to carrying out its duties, and

•	unless assigned to a comparable committee or group of independent directors, they must review and approve all related party transactions.

Compensation Committee. In July 2005, we established a compensation committee of the board of directors, which consists of Marc S. Goodman, who serves as chairman of the committee, and Richard D. Ditoro, each of whom is an independent director. The compensation committee reviews and approves our salary and benefits policies, including compensation of executive officers. The compensation committee also administers our incentive compensation plan, and recommends and approves grants of stock options and restricted stock grants under that plan.

Nominations and Governance Committee. In July 2005, we established a nominations and governance committee of the board of directors, which consists of Louis B. Bernstein, who is an independent director and serves as chairman of the committee, and Franz Skryanz, who is a director and our Vice President, Secretary and Treasurer. The purpose of the nominations and governance committee is to select, or recommend for our entire board’s selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of our board. The nominations and governance committee’s duties, which are specified in our Nominating/Corporate Governance Committee Charter, include, but are not limited to:

•	establishing criteria for the selection of new directors,

•	considering stockholder proposals of director nominations,

•	committee selection and composition,

•	considering the adequacy of our corporate governance,

•	overseeing and approving management continuity planning process, and

•	reporting regularly to the board with respect to the committee’s duties.

Code of Ethics

Our Board of directors has adopted a code of ethics applicable to all officers, directors and employees, a copy of which is available on our website at http://www.xethanol.com. We will provide a copy of this code to any person, without charge, upon request, by writing to Xethanol, Inc., Attention: Chief Financial Officer, 1185 Avenue of the Americas, New York, New York 10036. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our code of ethics by posting such information on our website at the address specified above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than 10% beneficial owners are also required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of Forms 3 and 4 and amendments thereto furnished to us during the year ended December 31, 2005, and Forms 5 and amendments thereto furnished to us for the year ended December 31, 2005 and certain written representations, no persons who were either a director, officer, or beneficial owner of more than 10% of our common stock failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the year ended December 31, 2005, with the exception that (i) Lawrence Bellone filed a late report on Form 3 on October 31, 2005 and (ii) Robin Buller filed a late report on Form 3 on March 31, 2006.

Copies of the insider trading reports can be found at our corporate website at http://www.xethanol.com, on our Home page, under either “SEC Filings” or “Yahoo Finance”.

ITEM 10. EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by our chief executive officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
Name and Position	Year	Salary	Bonus	Other Annual Compensation	(1)	Restricted Stock Awards	Number of Common Shares Underlying Options	All Other Compensation

Christopher d’Arnaud-Taylor	2005	180,000	—			—	—	—
President and CEO	2004	—	—	244,000	(2)	—	—	—
	2003	—	—	190,300	(2)	—	—	—

Lawrence Bellone	2005	135,000	—		(3)	812,500	100,000	—
CFO	2004	—	—	—		—	—	—

Robin Buller	2005	62,730	—	—	(4)	146,250	—	—
VP, Operations	2004	—	—	—		—	—	—
________________________

(1)
Other Annual Compensation does not include the cost to us or Old Xethanol for health and welfare benefits received by the above named officers. The aggregate amounts of such personal benefits did not exceed the lesser of $50,000 or 10% of the total annual compensation of such officer.

(2)
The compensation in the Other Annual Compensation column consists of consulting fees paid by Old Xethanol to London Manhattan Limited, Inc., an entity controlled by Mr. d’Arnaud-Taylor. See “Certain Relationships and Related Transactions - Management and Consulting Services Agreements.”

(3)	Mr. Bellone joined our company in March 2005.

(4)	Mr. Buller joined our company in March 2005.

Options/SAR Grants and Fiscal Year End Option Exercises and Values

Prior to our 2005 Incentive Compensation Plan, we have not had a stock option plan or other similar incentive compensation plan for officers, directors and employees, and no stock options, restricted stock or SAR grants were granted or were outstanding at any time. The effective date of the 2005 Plan is February 2, 2005. As of the December 31, 2005, 317,070 shares of our common stock and stock options to purchase 480,000 shares of our common stock were granted under the 2005 Plan.

Individual Option Grants in 2005

Name	Common Shares Underlying Options Granted	Percent of Total Option Granted To Employees	Exercise Price	Expiration Date

Lawrence Bellone, CFO	100,000	67%	$3.75	4/08

Aggregated Option Exercises in 2005 and Year-end Option Values

Name	Number of Common Shares Acquired On Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options; Exercisable/Unexercisable	Value of Unexercised In-The-Money Options; Unexercisable/Exercisable

Lawrence Bellone, CFO	—	—	100,000 / 0	$39,000 (1)

(1)	Based on the closing price of $4.14 per share of our common stock as quoted on the OTC Bulletin Board on December 30, 2005.

Compensation of Directors

Each current independent member of our board of directors has received stock options to purchase 50,000 shares of our common stock, plus the chairman of the audit committee received an additional 50,000 options and the chairmen of the compensation and governance committees received 25,000 additional options. One director not chairing any committee but serving on 2 committees received an additional 30,000 shares. All stock options are exercisable at $4.00 and are exercisable 50% at date of grant and 50% at the end of the first anniversary of service. Total options awarded to our independent directors were 330,000.

Jeffrey S. Langberg, a director of the Company since February 2005, provides business advisory services to the Company under a consulting agreement entered into in February 2005. See “Certain Relationships and Related Transactions - Management and Consulting Services Agreements.” During 2005, we recorded consulting fees to Mr. Langberg of $455,000 and provided health insurance coverage to Mr. Langberg at a cost of $14,014 to the Company.

Employment Agreements

In January 2005, Christopher d’Arnaud-Taylor, our Chairman, President and Chief Executive Officer, entered into an employment agreement with us to continue serving as our Chairman, President and Chief Executive Officer for a term of three years. Franz A. Skryanz, our Vice President, Treasurer and Secretary, also entered into an employment agreement with us for a term of one year, commencing on January 1, 2005. Under these employment agreements, each of Messrs. d’Arnaud-Taylor and Skryanz will devote substantially all of his business time and efforts to our business.

The employment agreements of Messrs. d’Arnaud-Taylor and Skryanz provide that they will initially receive a fixed base salary at an annual rate of $180,000 and $60,000, respectively. Effective March 1, 2006, Mr. Taylor’s base salary was increased to an annual rate of $216,000. The Company is in the process of preparing a more comprehensive agreement for Mr. d’Arnaud-Taylor which will supercede his current agreement.

Incentive Compensation Plan

On February 2, 2005, following the completion of the reverse merger, our board of directors adopted and approved a new 2005 Incentive Compensation Plan, which was submitted to and approved by our stockholders. The effective date of the 2005 Plan is February 2, 2005.

The purpose of the 2005 Plan is to provide a means for our company and its subsidiaries and other designated affiliates, which we refer to as Related Entities, to attract key personnel to provide services to our company and the Related Entities, as well as to provide a means whereby those key persons can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of our company and its Related Entities and promoting the mutuality of interests between participants and our stockholders. A further purpose of the 2005 Plan is to provide participants with additional incentive and reward opportunities designed to enhance the profitable growth of our company and its Related Entities, and provide participants with annual and long term performance incentives to expend their maximum efforts in the creation of stockholder value. The persons eligible to receive awards under the 2005 Plan are the officers, directors, employees and independent contractors of our company and our Related Entities.

The terms of the 2005 Plan provide for grants of stock options, stock appreciation rights or SARs, restricted stock, deferred stock, other stock-related awards and performance awards that may be settled in cash, stock or other property. Under the 2005 Plan, the total number of shares of our common stock that may be subject to the granting of awards under the 2005 Plan is equal to 2,000,000 shares, plus the number of shares with respect to which awards previously granted thereunder are forfeited, expire, terminate without being exercised or are settled with property other than shares, and the number of shares that are surrendered in payment of any awards or any tax withholding requirements.

A committee of our board of directors, which we refer to as the Committee, is to administer the Plan. All Committee members must be “non-employee directors” as defined by Rule 16b-3 of the Exchange Act, “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and independent as defined by NASDAQ or any other national securities exchange on which any securities of our company may be listed for trading in the future. The right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such performance conditions (including subjective individual goals) as may be specified by the Committee. In addition, the 2005 Plan authorizes specific performance awards, which represent a conditional right to receive cash, shares of our company common stock or other awards upon achievement of certain preestablished performance goals and subjective individual goals during a specified fiscal year. Subject to the requirements of the 2005 Plan, the Committee will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement.

Our board of directors may amend, alter, suspend, discontinue or terminate the 2005 Plan or the Committee’s authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our company common stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the 2005 Plan which might increase the cost of the 2005 Plan or alter the eligibility of persons to receive awards. Unless earlier terminated by our board of directors, the 2005 Plan will terminate at such time as no shares of our common stock remain available for issuance under the 2005 Plan and we have no further rights or obligations with respect to outstanding awards under the 2005 Plan.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of our common stock beneficially owned as of March 24, 2006:

•	each person who is known by us to beneficially own 5% or more of our common stock,

•	each of our directors and executive officers, and

•	all of our directors and executive officers, as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the option holders. Subject to any applicable community property laws, the persons or entities named in the table above have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

Except as otherwise set forth below, the address of each of the persons listed below is c/o Xethanol Corporation, 1185 Avenue of the Americas, 20th Floor, New York, New York 10036.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage of Shares Beneficially Owned (2)

Christopher d’Arnaud-Taylor	1,190,022	(3)	7.4%
Lawrence S. Bellone	919,680	(4)	5.5%
Robin Buller	45,000		*
Franz A. Skyranz	86,515		*
Jeffrey S. Langberg	1,137,595	(5)	7.0%
Louis B. Bernstein	37,500	(6)	*
Richard D. Ditoro	48,828	(7)	*
Richard L. Ritchie	50,000	(8)	*
Marc S. Goodman	37,500	(9)	*
Directors and executive officers as a group	3,549,640	(10)	21.0%
Lucas Capital Management	1,838,242	(11)	10.3%
Robert J. and Carol J. Lehman	882,810	(12)	5.5%
W. Scott Smith	972,414	(13)	6.0%
UTEK Corporation	1,200,275	(14)	7.4%

* Less than 1% of outstanding shares.

(1)
Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire those shares within 60 days after March 24, 2006, by the exercise of any warrant, stock option or other right. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2)	Based upon 16,167,118 shares of common stock outstanding on March 24, 2006.

(3)
Includes 732,450 shares of common stock held by Mr. d’Arnaud-Taylor’s spouse, 132,422 shares of common stock held by Xtraction Technologies Limited, an entity controlled by Mr. d’Arnaud-Taylor’s spouse, 318,088 shares of common stock held by London Manhattan Securities, Inc., an entity controlled by Mr. d’Arnaud-Taylor.

(4)	Includes 548,780 shares of common stock issuable upon the exercise of currently exercisable warrants and stock options.

(5)	Includes 33,983 shares of common stock held by Mr. Langberg’s spouse and 1,103,512 shares of common stock held by Bresner Partners Ltd., an entity controlled by Mr. Langberg.

(6)	Consists of 37,500 shares of common stock issuable upon the exercise of currently exercisable stock options.

(7)	Includes 40,000 shares of common stock issuable upon the exercise of currently exercisable stock options.

(8)	Consists of 50,000 shares of common stock issuable upon the exercise of currently exercisable stock options.

(9)	Consists of 37,500 shares of common stock issuable upon the exercise of currently exercisable stock options.

(10)	Includes 676,280 shares of common stock issuable upon the exercise of currently exercisable warrants and stock options.

(11)
Includes 1,650,000 shares of common stock issuable upon the conversion of a currently convertible senior secured royalty income note. The address of Lucas Capital Management, LLC is 328 Newman Springs Road, Red Bank, New Jersey 07701.

(12)	Mr. and Mrs. Lehman’s address is 1578 Conestoga Trail NE, Swisher, Iowa 52338.

(13)	Includes 52,968 shares of common stock held by Jasmine Consulting, Inc., an entity controlled by Mr. Smith. Mr. Smith’s address is 3141 Jasmine Drive, Delray Beach, Florida 33483.

(14)	The address of UTEK Corporation is 202 South Wheeler Street, Plant City, Florida 33563.

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Acquisition of Permeate Refining

On September 1, 2001, Old Xethanol acquired the ethanol business of Energy Capital & Technology LLC, including, under a letter of intent, the right to acquire Permeate Refining, Inc., an ethanol-producing company in Hopkinton, Iowa. Christopher d’Arnaud-Taylor, the Chairman and Chief Executive Officer of Old Xethanol, and certain other of our stockholders, in the aggregate, were the majority members of Energy Capital. In contemplation of the acquisition of Permeate Refining, in 2001, Old Xethanol issued 1,000,000 shares of its common stock to the owners of Permeate Refining, which included Robert J. Lehman, our President - Permeate Refining subsidiary, and his spouse. On July 7, 2003, Old Xethanol finalized the acquisition of 100% of the outstanding common stock of Permeate Refining from its stockholders for $750,000 in a cash transaction.

In a separate transaction, through our wholly-owned subsidiary, Xethanol One, LLC, a Delaware limited liability company formed on May 28, 2003 for this purpose, Old Xethanol acquired the real estate and certain production facilities associated with Permeate Refining’s operations from Permeate Refining’s former owners, Robert J. Lehman and his spouse, for a total price of $1,250,000, payable as follows: (i) a down payment of $125,000, which was made on July 9, 2003, and (ii) a promissory note for the balance of $1,125,000, which bore interest at the simple interest rate of 9% per year with monthly payments due on the first day of each month commencing August 1, 2003 until June 1, 2006, at which time the entire balance owing on the promissory note was to be paid in full (the “Note”). Consequently, Xethanol One, LLC was responsible for monthly payments of $10,530, consisting of $8,322 in interest and $2,208 in real estate tax installments.

On October 18, 2005 we entered into a memorandum of agreement with Robert J. Lehman and his spouse and the Master’s Trust, which held the mortgage on the real estate associated with Permeate Refining’s operations. Pursuant to the agreement, we executed a Mutual General Release dated January 23, 2006. Under the terms of the Mutual General Release, the $1,125,000 Note was exchanged for a new note (“New Note”) issued by our company in the amount of $243,395 to the Lehman’s and 135,000 shares of our common stock were issued to Master’s Trust in exchange for the full release and satisfaction of the mortgage on the Permeate Refining real estate. The New Note is payable on August 1, 2006. Interest is due monthly on the outstanding principal of the Note at a rate equal to .5% above prime rate. We make a monthly payment equal to $3,128 allocated between interest and principal based on the current interest rate.

Management and Consulting Services Agreements

In September 2001, Old Xethanol entered into a Management Services Agreement with London Manhattan Limited, Inc., a corporation controlled by Christopher d’Arnaud-Taylor, our Chairman and Chief Executive Officer, for the senior corporate management services of Mr. d’Arnaud-Taylor as its President. Pursuant to this agreement, Old Xethanol agreed to pay London Manhattan Limited, Inc. a monthly management fee, an incentive bonus based on the closing of project transactions and a percentage of our earnings before interest, depreciation and amortization. In connection with the reverse merger and private offering, we and London Manhattan Limited, Inc. agreed to terminate the Management Services Agreement, with no further liability or obligation on the part of the parties (except for certain earned, accrued fees), effective as of the closing of such transactions. Mr. d’Arnaud-Taylor entered into an employment agreement directly with us, as described in “Item 10. Executive Compensation - Employment Agreements.”

In January 2003, Old Xethanol entered into a Consulting Services Agreement with Jeffrey Langberg & Associates, pursuant to which Jeffrey S. Langberg, now one of our directors, provided business advisory services. Under this agreement, Old Xethanol had agreed to pay Jeffrey Langberg & Associates a monthly consulting fee, an incentive bonus based on the closing of project transactions and a fee for introductions to investors. In connection with the reverse merger and private offering, we and Jeffrey Langberg & Associates agreed to terminate the Consulting Services Agreement, with no further liability or obligation on the part of the parties or of us (except for certain earned, accrued fees), effective as of the closing of such transactions. Under the January 2003 agreement, we recorded consulting fees to Mr. Langberg of $389,025 in 2004 and $246,270 in 2003.

In February 2005, we entered into a Consulting Services Agreement with Mr. Langberg, pursuant to which Mr. Langberg agreed to provide general business advisory services. Under this agreement, we agreed to pay Mr. Langberg a monthly consulting fee of $15,000 per month and a sign-on bonus of $225,000. Mr. Langberg is also eligible to receive performances bonuses at the discretion of the Board of directors as well as equity-based awards under the 2005 Plan. Mr. Langberg agreed to waive any compensation otherwise payable to him as a director of our company. During 2005, we recorded total consulting fees to Mr. Langberg of $455,000.

Office Space

In October 2004, Old Xethanol began sharing office space in New York City with other affiliated companies under a sublease with Xethanol Management Services, LLC (“XMS”) which is a single member LLC controlled by Mr. Langberg. Under this arrangement, we are currently paying approximately $10,400 per month, plus reimbursements of other costs, in sublease payments on a month to month basis. As of December 31, 2005, total payments made were $99,806. No payments were required in 2004. During 2004, Old Xethanol paid a security deposit of $16,336 and made a one-time payment to XMS of approximately $44,000 for furniture, telephone and computer equipment and related software.

ITEM 13. EXHIBITS

The following exhibits are filed as part of this report. Exhibits previously filed are incorporated by reference, as noted.

Exhibit No.	Description of Exhibit
2.1	Agreement of Merger and Plan of Reorganization, dated as of February 2, 2005, among Zen Pottery Equipment, Inc., Zen Acquisition Corp. and Xethanol Corporation.(1)
3.1	Certificate of Incorporation of Xethanol Corporation.(2)
3.2	By-Laws of Xethanol Corporation. (3)
4.1	Form of Senior Secured Royalty Income Notes issued by Xethanol BioFuels, LLC.(1)
4.2	Form of Warrant. (2)
4.3	Specimen Common Stock Certificate.
10.1	Form of Security Agreement between Xethanol BioFuels, LLC and Lucas Energy Total Return Master Fund, Ltd. and Lucas Energy Total Return Partners, LLC.(1)
10.2	Xethanol Corporation 2005 Incentive Compensation Plan.(3)
10.3	Employment Agreement, dated as of February 2, 2005, between Christopher d’Arnaud-Taylor and Xethanol Corporation.(4)
10.4	Employment Agreement, dated as of February 2, 2005, between Frank A. Skryanz and Xethanol Corporation.(4)
10.5	Form of Private Placement Subscription Agreement.(4)
10.6	Common Stock Purchase Agreement, dated October 18, 2005, by and between the Fusion Capital Fund II, LLC and Xethanol Corporation.(5)
10.7	Registration Rights Agreement, dated October 18, 2005, by and between the Fusion Capital Fund II, LLC and Xethanol Corporation.(5)
14.1	Code of Ethics.
16.1	Cordovano and Honeck LLP, Response Letter, dated February 8, 2005.(6)
21.1	Subsidiaries of the Registrant.(7)
24.1	Power of Attorney. (8)
31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
99.1	Audit Committee Charter. (7)
99.2	Compensation Committee Charter. (7)
99.3	Nominations and Governance Committee Charter. (7)

——————
(1)	Incorporated by reference to the exhibits included with our Current Report on Form 8-K, dated February 2, 2005, and filed with the SEC on February 3, 2005.

(2)	Incorporated by reference to the exhibits included with Amendment No. 1 to our Registration Statement on Form SB-2, filed with the SEC on December 6, 2005.

(3)	Incorporated by reference to the exhibits included with our definitive Information Statement on Schedule 14C, filed with the SEC on March 9, 2005.

(4)	Incorporated by reference to the exhibits included with our Current Report on Form 8-K, dated February 2, 2005, and filed with SEC on March 15, 2005.

(5)	Incorporated by reference to the exhibits included with our Current Report on Form 8-K, dated October 18, 2005, and filed with SEC on October 19, 2005.

(6)	Incorporated by reference to the exhibits included with our Current Report on Form 8-K, dated February 2, 2005, and filed with the SEC on February 8, 2005.

(7)	Incorporated by reference to the exhibits included with our Registration Statement on Form SB-2, filed with the SEC on October 21, 2005.

(8)	Included on the signature page of this Annual Report on Form 10-KSB and incorporated by reference herein.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

On February 8, 2005, we filed with the SEC a Current Report on Form 8-K reporting the resignation on February 2, 2005 of Cordovano and Honeck, P.C., as our independent auditor, and the approval by our board of directors on February 2, 2005 of Imowitz Koenig & Co., LLP as our new independent registered public accounting firm. In connection with the audits of our financial statements for each of the two fiscal years ended June 30, 2004 and 2003, and through February 2, 2005, there were no disagreements with Cordovano and Honeck, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Cordovano and Honeck, P.C., would have caused Cordovano and Honeck, P.C. to make reference to the matter in its reports.

Because Old Xethanol was deemed to be the accounting acquirer in the reverse merger, we have adopted the fiscal year end of December 31 of Old Xethanol, instead of our previous fiscal year end of June 30. On April 20, 2005, we filed a Current Report on Form 8-K/A containing financial statements for the year ended December 31, 2004 to cover the transition period. Imowitz Koenig & Co., LLP audited our consolidated financial statements for the years ended December 31, 2004 and 2005.

Independent Registered Public Accounting Firm’s Fees

The following table shows the fees paid or accrued by the Company for audit and other services provided by Imowitz Koenig & Co., LLP for the years ended December 31, 2005 and 2004.

Year	Audit Fees (1)	Audit-Related Fees (2)	Tax Fees (3)	All Other Fees	Total Fees
2005	$77,000	$47,505	$38,796	—	$163,301
2004	$70,161	—	—	—	$70,161
_________________
(1)
“Audit Fees” consist of fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)
“Audit Related Fees” consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” During 2005 these services included consulting services and accounting research services related to our Registration Statement and 8-K filings.

(3)	“Tax Fees” consist of fees associated with tax compliance, including tax return preparation.

Pre-Approval Policies and Procedures

Applicable SEC rules require the Audit Committee to pre-approve audit and non-audit services provided by our independent registered public accounting firm. On November 28, 2005, our Audit Committee began pre-approving all services by Imowitz Koenig & Co., LLP and has pre-approved all new services since that time.

The Audit Committee pre-approves all audit and non-audit services to be performed for the Company by its independent registered public accounting firm. The Audit Committee does not delegate the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. The Audit Committee has determined that the rendering of the services other than audit services by Imowitz Koenig & Co., LLP is compatible with maintaining Imowitz Koenig & Co., LLP’s independence.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Exchange Act, the registrant has duly caused this report to be signed by the undersigned, in the City of New York, State of New York, on March 31, 2006, thereunto duly authorized.

XETHANOL CORPORATION

By:	/s/ Christopher d’Arnaud-Taylor
Christopher d’Arnaud-Taylor
Chairman, President and Chief Executive Officer (principal executive officer)

By:	/s/ Lawrence S. Bellone
Lawrence S. Bellone
Chief Financial Officer (principal financial and accounting officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Xethanol Corporation, hereby severally constitute and appoint Christopher d’Arnaud-Taylor and Lawrence S. Bellone, and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments to this annual report (and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

In accordance with the Exchange Act, this report has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Christopher d’Arnaud-Taylor	Chairman, President and Chief Executive Officer	March 31, 2006
Christopher d’Arnaud-Taylor

/s/ Lawrence S. Bellone	Chief Financial Officer	March 31, 2006
Lawrence S. Bellone

/s/ Franz A. Skryanz	Director, Vice President, Secretary and Treasurer	March 31, 2006
Franz A. Skryanz

/s/ Jeffrey S. Langberg	Director	March 31, 2006
Jeffrey S. Langberg

/s/ Louis B. Bernstein	Director	March 31, 2006
Louis B. Bernstein

/s/ Richard D. Ditoro	Director	March 31, 2006
Richard D. Ditoro

/s/ Richard L. Ritchie	Director	March 31, 2006
Richard L. Ritchie

/s/ Marc S. Goodman	Director	March 31, 2006
Marc S. Goodman

XETHANOL CORPORATION

Form 10-KSB
Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

To the Board of directors and Stockholders of
Xethanol Corporation

We have audited the accompanying consolidated balance sheets of Xethanol Corporation (the “Company”) as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Xethanol Corporation as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/Imowitz Koenig & Co., LLP

New York, New York
March 24, 2006

XETHANOL CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$802,664	$113,472
Receivables	565,041	55,380
Inventory:
Finished goods	55,343	—
Raw materials	68,169	27,453
Work in process	72,620	10,860
Other assets	172,168	93,455
Total current assets	1,736,005	300,620

Property and equipment, net	6,682,433	6,028,712
Goodwill	—	205,000
License agreements, net	—	834,819
Investments	182,000	100,000
Other assets	504,955	55,429
TOTAL ASSETS	$9,105,393	$7,524,580

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$694,473	$329,620
Accounts payable - related parties	56,080	388,736
Accrued expenses	370,776	222,850
Mortgage payable	1,125,000	—
Total current liabilities	2,246,329	941,206

Mortgages payable	—	4,125,000
Senior secured notes payable	6,600,000	—
Capitalized lease obligation	30,388	—
Total long-term liabilities	6,630,388	4,125,000

Commitment

Stockholders' equity:
Preferred stock, $0.01 par value, 1,000,000
shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 50,000,000 shares
authorized; 15,011,219 and 11,546,705 shares issued and
outstanding in 2005 and 2004, respectively	15,011	11,547
Additional paid-in-capital	15,586,032	6,442,119
Accumulated deficit	(15,372,367)	(3,995,292)
Total stockholders' equity	228,676	2,458,374
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$9,105,393	$7,524,580

See Notes to Consolidated Financial Statements

XETHANOL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended
	December 31, 2005	December 31, 2004

Sales	$4,342,927	$465,048

Cost of sales, incl. depreciation of $263,651
and $157,558 for 2005 and 2004	4,891,230	507,181
Gross loss	(548,303)	(42,133)

Operating expenses, incl. depreciation and
and amortization of $275,280 and $16,483
for 2005 and 2004	6,558,308	2,357,190
Write-off of net intangible assets and goodwill	3,635,416	—
Loss from operations before other income (expense)	(10,742,027)	(2,399,323)

Other income (expense):
Interest income	68,755	3,360
Organization expense	(300,000)	—
Interest expense	(659,030)	(208,340)
Other income	255,227	33,385
Total other income (expense)	(635,048)	(171,595)

Net loss	$(11,377,075)	$(2,570,918)

Basic and diluted net loss per share	$(0.83)	$(0.25)

Weighted average number of
shares outstanding	13,683,616	10,194,834

See Notes to Consolidated Financial Statements

XETHANOL CORPORATION

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

	Common Stock		Additional Paid-in-	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at December 31, 2003	9,551,606	$9,552	$2,205,314	$(1,424,374)	$790,492
Shares issued for cash	1,466,065	1,466	3,052,309	—	3,053,775
Shares issued for services	96,647	97	90,640	—	90,737
Shares issued to UTEK
Corporation for acquisitions	369,230	369	849,631	—	850,000
Shares issued to UTEK
Corporation for services	63,157	63	119,937	—	120,000
Warrants issued for services	—	—	124,288	—	124,288
Net loss	—	—	—	(2,570,918)	(2,570,918)
Balance at December 31, 2004	11,546,705	11,547	6,442,119	(3,995,292)	2,458,374
Adjustment to outstanding
shares as a result of
recapitalization transaction	(1,854,924)	(1,854)	1,854	—	—
Shares issued to shareholders
of company acquired in
recapitalization transaction	1,874,303	1,874	(1,874)	—	—
Shares issued for cash	1,190,116	1,190	3,571,627	—	3,572,817
Shares issued for services in
connection with sales of
shares and recapitalization
transaction	665,833	665	(665)	—	—
Shares issued for services	150,000	150	550,450	—	550,600
Shares issued to UTEK
Corporation for acquisitions	788,560	789	3,196,711	—	3,197,500
Shares issued to UTEK
Corporation for services	30,000	30	119,970	—	120,000
Warrants issued for services	—	—	167,425	—	167,425
Shares granted under 2005
Incentive Compensation Plan	317,070	317	1,030,161	—	1,030,478
Options granted under 2005
Incentive Compensation Plan	—	—	508,557	—	508,557
Shares issued to Fusion Capital	303,556	303	(303)	—	—
Net loss	—	—	—	(11,377,075)	(11,377,075)
Balance at December 31, 2005	15,011,219	$15,011	$15,586,032	$(15,372,367)	$228,676

See Notes to Consolidated Financial Statements

XETHANOL CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN CASH FLOWS

	December 31, 2005	December 31, 2004
Cash flows from operating activities
Net loss	$(11,377,075)	$(2,570,918)
Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation and amortization	538,931	174,041
Issuance of common stock, stock options
and warrants for services rendered	2,377,060	335,025
Impairment loss on investments	—	98,277
Write-off of net intangible assets and goodwill	3,635,416	—
Investment received in settlement of lawsuit	(82,000)	—
Changes in operating assets and liabilities:
Restricted cash	—	(14,592)
Receivables	(509,661)	(30,179)
Inventory	(157,819)	(33,576)
Other assets	(528,239)	(96,508)
Accounts payable	25,012	313,752
Accrued expenses	147,926	98,873
Net cash used in operating activities	(5,930,449)	(1,725,805)

Cash flows from investing activities
Deposit on acquisition	—	(1,000,000)
Purchase of investments	—	(198,277)
Purchase of property and equipment	(999,913)	(61,929)
Cash used in investing activities	(999,913)	(1,260,206)

Cash flows from financing activities
Payment of notes payable	(3,000,000)	(50,000)
Issuance of notes payable	6,600,000	—
Cash received for common stock	3,572,817	3,053,775
Cash received from acquisition	450,000	—
Payment of capitalized lease obligation	(3,263)	—
Net cash provided by financing activities	7,619,554	3,003,775

Net increase in cash and cash equivalents	689,192	17,764
Cash and cash equivalents - beginning of year	113,472	95,708
Cash and cash equivalents - end of year	$802,664	$113,472

Supplemental Disclosures
Interest paid	$659,030	$208,340
Income taxes paid	$8,835	$453

Non-cash activity
License agreements acquired in exchange for
common stock	$2,747,500	$850,000
Property acquired for debt assumed in acquisitions	$—	$3,081,593
Property and equipment obtained by
capitalized lease obligations	$40,835	$—

See Notes to Consolidated Financial Statements

XETHANOL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF BUSINESS AND ORGANIZATION

Xethanol Corporation (the “Company”) is a biotechnology-driven company in the emerging biomass-to-ethanol industry. The Company produces ethanol and its co-products. Ethanol is a clean burning, renewable fuel and is used as a primary gasoline additive under the Energy Policy Act of 2005. The Company plans to optimize the use of biomass in the renewable energy field and convert biomass that is currently being abandoned or land filled into ethanol or other valuable co-products. The Company’s business model is to deploy proprietary biotechnologies that will extract and ferment sugars trapped in these biomass waste concentrations in a cost effective manner by locating ethanol plants closer to biomass sources and in proximity to urbanized high-demand ethanol markets.

The Company was originally incorporated on January 24, 2000 in Delaware as Freereal-Timequote.com, Inc. On August 8, 2000, the Company changed its name from Freereal-Timequote.com, Inc. to LondonManhattan.com, Inc. (“LondonManhattan”). On September 19, 2001, LondonManhattan changed its name to Xethanol Corporation, to function as a holding and management company for a series of planned acquisitions and new ventures in the biomass-to-ethanol industry.

Recapitalization Transaction and Private Offering

On February 2, 2005, the Company completed a recapitalization in the form of a "reverse merger" transaction with Zen Pottery Equipment, Inc. (“Zen”), a publicly traded Colorado corporation. As part of the merger, the Company merged into a wholly owned subsidiary of Zen. Zen acquired all the outstanding capital stock of the Company and, in consideration, issued 9,706,781 shares of its common stock to the Company’s shareholders. Zen retired all of its prior existing shares of common stock except for 1,874,303 shares of common stock retained by the original shareholders of Zen.

Concurrent with the closing of the merger, the Company completed the closing of a private offering of a total of 1,190,116 shares of common stock at a price of $3.25 per share to accredited investors (the “Offering”). Total net proceeds from the Offering were $3,572,817.

Placement agents and other advisors received an additional 665,833 shares of common stock for services rendered in connection with the Offering and the merger. After the closing of the Offering and the reverse merger, there were 13,437,033 shares of common stock of the Company issued and outstanding. Also, as result of the merger, warrants to purchase 1,465,068 shares of common stock of the Company were converted to warrants to purchase 1,293,370 shares of the common stock of the Company.

In March 2005, following the merger, Zen reincorporated from the state of Colorado to the state of Delaware and changed its corporate name to Xethanol Corporation. As part of the Company’s reincorporation in Delaware, the authorized capital was amended to 50,000,000 shares of common stock and 1,000,000 shares of preferred stock.

For financial reporting purposes, the Company is deemed to be the acquirer in the reverse merger transaction. Consequently, the assets and liabilities and the historical operations reflected in the consolidated financial statements are those of the Company and are recorded at the historical cost basis of the Company.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Plan of Operation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Prior to July 1, 2005, the Company had devoted most of its activities to establishing its business, including raising capital and making acquisitions and, accordingly, the Company presented its financial statements as a development stage company as defined in Statement of Financial Accounting Standards No. 7. On July 1, 2005, the Company began operations at its Xethanol BioFuels plant and the plant is now generating significant revenues from the sales of ethanol and other by-products. Accordingly, the accompanying financial statements are not presented as a development stage company.

XETHANOL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The accompanying consolidated financial statements and related footnotes are presented in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain reclassifications have been made to previously reported amounts to conform to the current presentation, with no effect on our consolidated financial position, results of operations or cash flows.

Based upon the Company’s current financial condition, cash forecast and operating plan, management believes that it has adequate cash resources to sustain its operations through the end of 2006. However, the Company’s continued existence is dependent upon several factors, including the ability to generate cash flow from the sale of its product through improved margins and expanding sales and (2) the ability to continue to draw down under the Fusion Capital transaction (discussed in Note 8) which is contingent on the Company’s stock price being above $2.00. Until such time as the Company can rely on sufficient revenues generated from operations, the Company will continue to seek additional sources of financing through private offerings of the Company’s securities. Accordingly, if the Company fails to obtain additional financing or is unable to draw down funds under the Fusion Capital transaction, the Company will be required to substantially reduce and defer payments of operating expenses. The Company cannot be assured that it will be successful in obtaining any additional financing.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. Significant estimates include the valuation of shares issued for services or in connection with acquisitions and in the valuation of fixed assets and intangibles and their estimated useful lives to calculate depreciation and amortization. The Company evaluates its estimates on an ongoing basis. Actual results could differ from those estimates under different assumptions or conditions.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

Marketable Securities

The Company accounts for its investments in marketable securities as "available for sale" securities. "Available for sale" securities are stated at fair value with changes in market value recognized in stockholders' equity.

Loss Per Common Share

Loss per share (“EPS”) is computed based on the weighted average number of common shares outstanding and excludes any potential dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock, which would then share in the earnings of the Company. The shares issuable upon the exercise of stock options, warrants and conversion of the senior secured notes are excluded from the calculation of net loss per share as their effect would be antidilutive. As of December 31, 2005, there were 3,586,026 shares of common stock equivalents that could potentially dilute EPS in the future that were not included in the computation of EPS because to do so would have been antidilutive.

XETHANOL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Concentration of Credit Risk

The Company maintains cash and cash equivalents with a major financial institution which is not insured by the Federal Deposit Insurance Corporation.

Costs Associated with Issuance of Stock

Investment banking fees and related costs associated with the sale of stock are charged to stockholders’ equity.

Stock Issued for Non-Cash Consideration

Stock issued for services and in connection with acquisitions has been valued based on the estimated fair value of the shares at the time they were issued.

Receivables

The Company records trade accounts receivable at net realizable value. This value includes an allowance for estimated uncollectible accounts, if necessary, to reflect any loss anticipated on the trade accounts receivable balance. The Company calculates this allowance based upon its historical level of past-due accounts, and its relationships with, and the economic status of, its customers. At December 31, 2005, the Company has determined that an allowance for estimated uncollectible accounts is not necessary.

Investments

In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation 46, Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51 (“FIN 46”). In December 2003, the FASB modified FIN 46 to make certain technical corrections and to address certain implementation issues that had arisen. A variable interest entity (“VIE”) is a corporation, partnership, trust, or any other legal structure used for business purposes that does not have equity investors with voting rights nor has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires a VIE to be consolidated by a company if that company is the primary beneficiary of the VIE. The primary beneficiary of a VIE is an entity that is subject to a majority of the risk of loss from the VIE’s activities or entitled to receive a majority of the entity’s residual returns, or both. As of December 31, 2005, the Company is not a primary beneficiary of any VIE’s.

For investments that are not required to be consolidated the Company follows the guidance provided by ABP 18 “The Equity Method of Accounting for Investments in Common Stock”.

Inventory

Finished goods are carried at the lower of cost using the average cost method or market. Raw materials are carried at average cost. Work in process is based on the amount of average product costs currently in the production pipeline.

Property Plant and Equipment

Property plant and equipment are recorded at cost. Major additions are capitalized and depreciated over their estimated useful lives. Repairs and maintenance costs are expensed as incurred. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets ranging from five to twenty years.

XETHANOL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

License Agreements

License agreements owned by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount may be impaired. License agreements are amortized using the straight-line method over the shorter of the estimated useful life or legal term of the agreement.

Revenue Recognition

The Company follows a policy of recognizing sales revenue at the time the product is shipped to its customers.

Research and Development

Research and development costs are expensed as incurred. Research and development costs were $133,420 and $106,231 for the years ended December 31, 2005 and 2004, respectively.

Income Taxes

Deferred tax assets and liabilities are computed based on the difference between the book and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred income tax expenses or credits are based on changes in the assets and liabilities from period to period. These differences arise primarily from the Company’s net operating loss. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Fair Value of Financial Instruments

The carrying amount of cash and cash equivalents, trade receivables, accounts payable and accrued expenses approximate fair value because of the short-term nature of these instruments. Long term debt bears interest at current rates and therefore, the carrying value approximates fair value.

Segment Reporting

The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Recently Issued Accounting Standards

In December 2004, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 123R “Share Based Payment.” This statement is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. SFAS No. 123R addresses all forms of share based payment (“SBP”) awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS No. 123R, SBP awards result in a cost that will be measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest. This statement is effective for public entities that file as small business issuers, as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The Company adopted this pronouncement during the first quarter of 2005.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29. The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have “commercial substance.” SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 on its effective date did not have a material effect on the Company’s consolidated financial statements.

XETHANOL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In March 2005, the FASB issued Financial Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations - an Interpretation of FASB Statement No. 143,” which specifies the accounting treatment for obligations associated with the sale or disposal of an asset when there are legal requirements attendant to such a disposition. The Company adopted this pronouncement in 2005, as required, but there was no impact as there are no legal obligations associated with the future sale or disposal of any assets.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections — A Replacement of APB Opinion No. 20 and SFAS Statement No. 3”. SFAS No. 154 changes the requirements for the accounting and reporting of a change in accounting principle by requiring retrospective application to prior periods’ financial statements of the change in accounting principle, unless it is impracticable to do so. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We do not expect the adoption of SFAS No. 154 to have any impact on our consolidated financial statements.

NOTE 3. ACQUISITIONS

Permeate Refining, Inc.

In September 2001, the Company acquired the rights to acquire Permeate Refining, Inc. (“Permeate”), an ethanol producing company located in Hopkinton, Iowa. In contemplation of the acquisition of Permeate, the Company issued 1,000,000 shares of common stock to the owners of Permeate in 2001.

On July 7, 2003, the Company acquired from the owners of Permeate, its machinery and equipment for an aggregate purchase price of $750,000 in a cash transaction. The Company also acquired for cash, inventory valued at $50,000.

In a separate transaction, through its wholly owned subsidiary Xethanol One, LLC, (a Delaware limited liability company formed on May 28, 2003 for this purpose), the Company acquired the real-estate and certain production facilities associated with Permeate’s operations from their owners, Robert and Carol Lehman (the “Lehmans”), for a total price of $1,250,000, payable as follows: (a) a down payment of $125,000 was made on July 9, 2003; and (b) the balance of $1,125,000, is payable under a promissory note, secured by a mortgage, with a face amount of $1,125,000 and bearing interest at the simple interest rate of 9% per annum with monthly payments of interest due on the first day of each month commencing August 1, 2003 until June 30, 2006, at which time the entire balance owing on the promissory note shall be paid in full. As further discussed in Note 16, the Company restructured the promissory note in January 2006.

In conjunction with the acquisition of Permeate, the Company entered into employment and consulting agreements with its previous owners, Robert and Carol Lehman, to serve as general manager and financial/administrative director, respectively. The employment and consulting agreements with Robert and Carol Lehman were terminated in July 2005. Under these agreements, the Company paid $60,000 in 2005 and $120,000 in 2004.

The following table summarizes the estimated fair values of the assets acquired as of the acquisition date:

Permeate Refining, Inc
Machinery and equipment	$750,000
Inventory	50,000
Total	$800,000

XETHANOL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Xethanol One, LLC
Land	$33,700
Buildings	732,600
Machinery & Equipment	483,700
Total	$1,250,000

In April 2005, the Company temporarily ceased operations at Permeate in order to refurbish the facility and to consider alternatives to maximize the strategic use of the facility. The Company is currently evaluating the possibility of utilizing the facility initially as a pilot plant for commercializing certain of its technologies and ultimately scaling up the facility once the technology proves out.

In connection with the acquisition of Permeate, the Company recognized $205,000 of goodwill. The Company assessed the value of this asset in accordance with the requirements of SFAS No. 142 “Goodwill and Other Intangible Assets”. The evaluation is based on estimates of future revenues, profits, and working capital requirements. Based on these assessments, the Company has determined that the goodwill has been impaired and has written off the $205,000 of goodwill during the fourth quarter of 2005.

Advanced Bioethanol Technologies, Inc.

On June 29, 2004, the Company acquired 100% of the issued and outstanding common stock of Advanced Bioethanol Technologies, Inc. (“ABTI”) from UTEK Corporation in exchange for 200,000 shares of the Company’s common stock at a price of $1.50 for a total consideration of $300,000. ABTI’s principal asset is a license agreement, which has a term of twenty-one years, to a biomass extraction and fermentation process developed at Virginia Polytechnic Institute and State University (“Virginia Tech”). This technology converts waste biomass mixtures to ethanol by exploiting each mixture’s unique properties to solve feedstock-specific processing problems. The license calls for minimum royalty payments of $7,500 in year three, $15,000 in year four and $30,000 in year five and each year thereafter until the end of the license term.

On December 6, 2005, the company entered into a research agreement with Virginia Tech for the further development and eventual commercialization of the licensed technology. Under this agreement, the Company will pay Virginia Tech $75,689 in five payments scheduled over the course of 2006.

Ethanol Extraction Technologies, Inc.

On September 30, 2004 the Company acquired 100% of the issued and outstanding common stock of Ethanol Extraction Technologies, Inc. (“EETI”) from UTEK Corporation in exchange for 169,230 shares of the Company’s common stock at a price of $3.25 for a total consideration of $550,000. EETI holds a license agreement, which has a term of ten years, to a patented, Queens University, Ontario, developed extractive fermentation technology to continually remove and isolate ethanol during the fermentation process, incorporating a strategy in which the fermentation reaction and ethanol removal occur simultaneously, thereby increasing output and reducing energy costs. Under the license agreement, the Company is obligated to pay an annual earned royalty of 1% of net sales of licensed product prior to patent expiration and 0.25% thereafter plus 1% of net sales of equipment that enables the use of the licensed technology, for the term of the agreement. The license also calls for a one-time milestone payment of $2,500 per million gallons of nameplate capacity for each plant set up during the term of the agreement.

Superior Separation Technologies, Inc.

On January 11, 2005 the Company acquired 100% of the issued and outstanding common stock of Superior Separation Technologies, Inc. (“SSTI”) from UTEK Corporation in exchange for 250,000 shares of the Company’s common stock at a price of $3.25 for a total consideration of $812,500. The number of shares issued was subsequently adjusted to 220,702 shares to reflect the effects of the reverse merger. SSTI holds a license agreement, which has a term of twenty years, to a patented technology developed at the U.S. Department of Energy's National Renewable Energy Laboratory designed to effectively separate lignocellulosic material into lignin, cellulose and dissolved sugars. The license calls for minimum royalty payments of $10,000 in 2007, $25,000 in 2008 and $50,000 in 2009 and each successive year thereafter until the end of the license term.

XETHANOL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Xylose Technologies, Inc.

On August 15, 2005 the Company acquired 100% of the issued and outstanding common stock of Xylose Technologies, Inc. (“XTI”) from UTEK Corporation in exchange for 567,857 shares of the Company’s common stock at a price of $4.20 for a total consideration of $2,385,000. XTI holds a license agreement, which has a term of twenty years, to patented technologies based on research done by the U. S. Department of Agriculture’s Forest Products Lab (the “FPL”) designed to convert xylose into ethanol and xylitol. The license calls for a minimum royalty payment of $15,000 in 2008 and $25,000 in 2009 and each successive year thereafter until the end of the license term. At the time of the acquisition, XTI also held cash of $450,000.

On November 30, 2005, XTI entered into a Collaborative Research and Development Agreement (“CRADA”) with the FPL for the purpose of developing genetically engineered yeast strains for the production of xylitol from cellulosic biomass, such as wood chips. Under the CRADA, XTI will fund to FPL $250,000 over the course of 2006. The first payment of $62,500 was made in January 2006.

NOTE 4. WRITE-OFF OF INTANGIBLE ASSETS

The Company charged $3,635,416 to expense during the fourth quarter of 2005, representing the unamortized cost of acquiring its license agreements described in Note 3, after considering the uncertainties surrounding the timing of their commercialization.

NOTE 5. FORMATION OF XETHANOL BIOFUELS, LLC

In October 2004, the Company purchased the assets of 78th Street Ethanol, LLC, a corn-based ethanol plant in Blairstown, Iowa, at a bankruptcy court auction for $4,000,000 from the First National Bank of Omaha (“FNBO”). The purchase was financed with $1,000,000 of cash from the Company and a $3,000,000 secured demand note to FNBO. As described in Note 7, the Company paid off the $3,000,000 note to FNBO in January 2005. On November 1, 2004 the Company formed Xethanol BioFuels, LLC (“BioFuels”), a wholly owned Delaware limited liability company, to manage and operate the Blairstown facility. After a period to repair and refurbish the facility, BioFuels began operating as of July 1, 2005.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed as of the acquisition date:

Land	$28,187
Buildings	723,356
Improvements	153,714
Machinery and Equipment	3,176,336
Total	$4,081,593

Accrued property taxes and accrued interest payable	$81,953

 XETHANOL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	December 31, 2005	December 31, 2004

Land	$61,887	$61,887
Buildings	1,497,588	1,463,246
Machinery and equipment	5,150,729	4,537,303
Land improvements	544,496	158,714
Furniture and fixtures	43,648	36,450
	7,298,348	6,257,600
Less accumulated depreciation and amortization	615,915	228,888
	$6,682,433	$6,028,712

NOTE 7. SENIOR SECURED NOTES

On January 19, 2005, the Company completed a transaction with two institutional investors, primarily to refinance a short-term note issued for the acquisition of its BioFuels facility. At the closing of that transaction, BioFuels issued senior secured royalty income notes in the aggregate principal amount of $5,000,000 (the “January Notes”). A portion of the proceeds of the financing were used to satisfy a $3,000,000 demand note held by FNBO. The Company used the remaining proceeds to refurbish and upgrade capacity at the BioFuels facility, fund start-up activities at the facility and related working capital requirements, and pay legal and other professional fees related to the financing. The January Notes provide for interest to be paid semi-annually at the greater of 10% per year or 5% of revenues from sales of ethanol, distillers wet grain (“DWG”) and any other co-products, including xylitol, at the BioFuels facility, with the principal becoming due in January 2012. The Company has the right to require the holders of the January Notes, from and after January 2008, to surrender the January Notes for an amount equal to 130% of the outstanding principal, plus unpaid accrued interest thereon. The holders of the January Notes have the right to convert the January Notes into shares of common stock of the Company at any time at a conversion price equal to $4.00 per share (equivalent to 1,250,000 shares of common stock).

On August 8, 2005, the Company completed a second transaction with the same two institutional investors and, at the closing of this transaction, BioFuels issued senior secured royalty notes in the aggregate principal amount of $1,600,000 (the “August Notes”). The proceeds from this financing will be used for working capital and general corporate purposes. The terms of this financing provide for interest to be paid semi-annually at the greater of 10% per year or 1.6% of revenues from sales of ethanol, DWG and any other co-products, including xylitol, at the BioFuels facility, with the principal becoming due in August 2012. The Company has the right to require the holders of the August Notes, from and after August 2008, to surrender the August Notes for an amount equal to 130% of the outstanding principal, plus unpaid accrued interest thereon. The holders of the August Notes have the right to convert the August Notes into shares of common stock of the Company at any time at a conversion price equal to $4.00 per share (equivalent to 400,000 shares of common stock).

Pursuant to a security agreement, Xethanol BioFuels pledged its land, buildings and site improvements, mechanical and process equipment and specific personal property as security for the payment of the principal and interest of the notes. In the event of an uncured default under the notes, the holders are authorized to take possession of, sell or operate the assets of Xethanol BioFuels in order to generate proceeds sufficient to pay the principal and interest of the notes. This could include collecting accounts owed by customers of the facility, operating or subleasing the facility, selling the ethanol and wet distillers grain, selling machinery and equipment relating to the facility, or taking any other lawful action to collect the principal and interest through realization on the assets of the facility. Recourse under the notes is limited to Xethanol BioFuels’ assets and is not guaranteed by us or any of our current or future subsidiaries, assets or facilities.

XETHANOL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On December 31, 2005, interest on the January Notes and on the August Notes was due and paid and, accordingly, there is no accrued interest on these notes reported in the Company’s financial statements as of December 31, 2005.

NOTE 8. FUSION CAPITAL TRANSACTION

On October 18, 2005, the Company entered into a common stock purchase agreement with Fusion Capital Fund II, LLC (“Fusion”), pursuant to which Fusion has agreed, under certain conditions, to purchase up to $20 million of Company common stock over a 25-month period, subject to earlier termination at our discretion. Under the terms of the common stock purchase agreement, the Company issued 303,556 shares to Fusion as a commitment fee (the “Commitment Shares”) on October 18, 2005. Pursuant to the terms of a Registration Rights Agreement, dated as of October 18, 2005, the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission covering the 303,556 Commitment Shares and 5,000,000 shares which may be issued to Fusion under the Purchase Agreement (the “Purchase Shares”). On December 28, 2005, the Registration Statement was declared effective and the Company has the right to sell to Fusion up to $40,000 of the Company’s common stock, which amount may be increased by the Company under certain conditions, each trading day during the term of the Purchase Agreement. The purchase price of the shares of common stock will be equal to a price based upon the market price of the common stock without any fixed discount to the market price. Fusion does not have the right or the obligation to purchase shares of the Company’s common stock in the event that the price of the common stock is less than $2.00. Fusion may not purchase shares under the Purchase Agreement if Fusion would beneficially own more than 9.9% of the Company’s common stock outstanding at the time of the purchase by Fusion.

The Company engaged several consultants to introduce, arrange and negotiate the financing with Fusion. As compensation for services rendered, the Company agreed to pay 2.38% of the gross funds to be received from Fusion, warrants to purchase 75,000 shares of the Company’s common stock and $25,000 as reimbursement for expenses. The Company issued these warrants in January 2006.

As of December 31, 2005, the Company had not issued any Purchase Shares to Fusion. As of March 24, 2006, the Company has issued 908,465 Purchase Shares to Fusion for total gross proceeds of $3,818,007.

NOTE 9. RESTRICTED CASH

On May 10, 2005, the Company opened up a letter of credit in the amount of $220,000, as required by an insurance company to post a bond in connection with our permit application to the Bureau of Alcohol, Tobacco and Firearms (the “BATF”). In order to obtain the letter of credit, the Company has placed $220,000 in a one year time deposit account with the issuing bank as collateral.

On May 10, 2005, the Company opened up a letter of credit in the amount of $50,000, as required by an agreement with a grain service provider. In order to obtain the letter of credit, the Company has placed $50,000 in a one year time deposit account with the issuing bank as collateral.

In the event the issuing bank is required to make payments under the letters of credit as a result of the Company’s non-compliance with the terms of the BATF bond or grain service provider agreement, the issuing bank would draw against the Company’s cash on deposit with the bank.

The total cash of $270,000 on deposit with the issuing bank is reported in non-current “Other assets”.

NOTE 10. INCENTIVE COMPENSATION PLAN

On February 2, 2005, following the completion of the reverse merger, our board of directors adopted and approved a new 2005 Incentive Compensation Plan (the “2005 Plan”), which was subsequently approved by the Company's shareholders on March 29, 2005.

XETHANOL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The terms of the 2005 Plan provide for grants of stock options, stock appreciation rights or SARs, restricted stock, deferred stock, other stock-related awards and performance awards that may be settled in cash, stock or other property. Under the 2005 Plan, the total number of shares of our common stock that may be subject to the granting of awards under the 2005 Plan shall be equal to 2,000,000 shares, plus the number of shares with respect to which awards previously granted there under are forfeited, expire, terminate without being exercised or are settled with property other than shares, and the number of shares that are surrendered in payment of any awards or any tax withholding requirements. The persons eligible to receive awards under the 2005 Plan are the officers, directors, employees and independent contractors of the Company and its subsidiaries.

As of December 31, 2005, 317,070 shares of common stock and stock options to purchase 480,000 shares of common stock were granted under the 2005 Plan.

A summary of stock option activity under the 2005 Plan is as follows:

	Shares	Weighted Average Exercise Price

Outstanding as of December 31, 2004	—	—
Options granted	530,000	$3.95
Options exercised	—	—
Options forfeited	50,000	$4.00
Outstanding as of December 31, 2005	480,000	$3.95
Exercisable as of December 31, 2005	315,000	$3.92

A summary of stock options outstanding as of December 31, 2005 is as follows:

				Options Exercisable
Number Outstanding	Exercise Price	Weighted Average Exercise Price	Weighted Remaining Life In Years	Number Exercisable	Weighted Average Exercise Price

100,000	$ 3.75	$ 3.75	2.75	100,000	$ 3.75
380,000	$ 4.00	$ 4.00	4.26	215,000	$ 4.00
480,000		$ 3.95	3.94	315,000	$ 3.92

The fair values of the options awarded under the 2005 Plan are estimated at the grant date using the Black-Scholes option pricing model and are recorded as expense over the respective vesting periods. Significant assumptions used in the Black-Scholes model are the U.S. Treasury yield curve rates that corresponds with the maturity of each option, i.e., the risk-free rate and 40% for volatility. The risk-free rates used in the model ranged from 3.50% to 4.39% during 2005. During the year ended December 31, 2005, net compensation expense related to 2005 Plan option activity was $508,557.

As of December 31, 2005, 317,070 shares of common stock were awarded and are outstanding under the 2005 Plan. The fair value of these shares was estimated using the Offering price of $3.25 per share and was recorded as compensation expense. During the year ended December 31, 2005, net compensation expense related to 2005 Plan stock awards was $1,030,478.

During the first quarter of 2006, the Company granted an additional 550,000 options to executive officers and key employees.

XETHANOL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11. WARRANTS

During 2004, the Company issued 1,084,807 warrants to investors as an inducement to purchase Xethanol shares sold by the Company in private offerings and 173,251 warrants to consultants as compensation for services rendered for a total of 1,258,058 warrants after adjustment for recapitalization. During 2005, the Company granted 197,968 warrants to various consultants and advisors as compensation for services rendered.

The fair values of the warrants granted during 2004 and 2005 were estimated at the grant date using the Black-Scholes option pricing model and recorded as expense over the respective vesting periods. Significant assumptions used in the Black-Scholes model are the current rate of the U.S. Treasury security that corresponds with the maturity of each warrant, i.e., the risk-free rate and 40% for volatility. The risk-free rates used in the model ranged from 3.50% to 4.39% during 2005. During the years ended December 31, 2005 and 2004, net compensation expense related to warrants granted for services was $167,425 and $124,288, respectively.

A summary of stock warrant activity is as follows:

	December 31, 2005		December 31, 2004
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price

Outstanding, beginning of year	1,425,068	$2.28	—	—
Less: Recapitalization adjustment	167,010	—	—	—
Warrants granted	197,968	$4.07	1,425,068	$2.28
Warrants exercised	—	—	—	—
Warrants forfeited	—	—	—	—
Outstanding, end of year	1,456,026	$2.52	1,425,068	$2.28
Exercisable, end of year	1,456,026	$2.52	1,425,068	$2.28

The following table summarizes warrants information as of December 31, 2005:

Number of Warrants	Exercise Prices	Expiration Dates

390,294	$ 1.90	2007
176,087	$ 2.00	2007
629,881	$ 2.50	2007
61,796	$ 3.25	2007
45,312	$ 3.75	2007
132,656	$ 4.00	2008
20,000	$ 5.25	2010
1,456,026

XETHANOL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12. INCOME TAXES

As of December 31, 2005 and 2004, the Company had unused net operating loss carryforwards approximating $8,600,000 and $3,800,000, respectively, which may be applied against future taxable income. The net operating loss carryforwards expire in the years 2020 through 2024. At December 31, 2005 and 2004 the deferred tax assets (representing the potential future tax savings) related to the carryforwards were as follows:

	2005	2004

Deferred tax asset	$3,525,000	$1,520,000
Less: Valuation allowance	$3,525,000	$1,520,000
Net deferred tax asset	—	—

As a result of the uncertainty that net operating loss carryforwards will be utilized in the foreseeable future, a 100% valuation allowance had been provided. At December 31, 2005, a wholly owned subsidiary had an unused net operating loss carry forward of approximately $226,000 which may be applied against future taxable income. The net operating loss carry forward expires in 2023. A 100% valuation allowance has been provided for against this amount.

NOTE 13. MAJOR CUSTOMER

Since July 1, 2005, all of the Company’s ethanol sales have been to one customer. The Company has an exclusive marketing agreement with this customer. This customer represented 89% of the Company’s sales for the year ended December 31, 2005.

NOTE 14. RELATED PARTY TRANSACTIONS

On January 1, 2003, the Company renegotiated an existing management services agreement with LondonManhattan Limited, Inc. (“LML”) for the services of Christopher d’Arnaud-Taylor as its President and Chief Executive Officer (the “2003 Agreement”). Mr. d’Arnaud-Taylor is the owner of LML, a significant shareholder of the Company and the Company’s Chairman of the Board of directors. Under this arrangement, the Company agreed to pay LML 1) a management fee of $10,000 per month until the first “Project Transaction”, as defined below, closed, $12,000 per month from such date to the closing of the second Project Transaction, and $15,000 per month, thereafter, 2) an incentive bonus of $50,000 upon closing of the first Project Transaction $100,000 upon closing of each subsequent Project Transaction and 3) $100,000 in full satisfaction for all management and/or other services previously rendered to the Company under previous agreements that remained unpaid and outstanding as of December 31, 2002. The term “Project Transaction” as used above and below means the completion of an acquisition, merger or other new venture. The acquisition of Permeate Refining, Inc., discussed in Note 3 above, represents the first Project Transaction and the acquisition of the assets of 78th Street Ethanol, LLC from FNBO, discussed in Note5 above, represents the second Project Transaction. During 2004, the Company made total payments to Mr. d’Arnaud-Taylor of $216,275.

In January 2005, the Company terminated its arrangement with LML and entered into an employment agreement directly with Mr. d’Arnaud-Taylor as the Company’s President and Chief Executive Officer for a term of three years (the “2005 Agreement”). Under the 2005 Agreement, the Company pays Mr. d’Arnaud-Taylor a monthly fee of $15,000. During 2005, the Company made total payments to Mr. d’Arnaud-Taylor of $281,075.

On January 1, 2003, the Company entered into formal consulting services agreement with Jeffrey Langberg & Associates (“Langberg”). Langberg is a significant shareholder of the Company and became a member of the Board of directors in 2005. Under this agreement, the Company agreed to pay Langberg 1) consulting fees at the rate of $10,000 per month until such time as the first Project Transaction closes, at the rate of $12,000 per month from such date to the closing of the second Project Transaction, and at the rate of $15,000 per month thereafter, 2) an incentive bonus of $50,000 upon closing of the first Project Transaction and $100,000 upon closing of each subsequent Project Transaction thereafter, and 3) a finder’s fee for the gross proceeds from the sale of securities to investors introduced to the Company and 4) $100,000 in full satisfaction for all consulting and/or other services previously rendered and not paid by the Company. During 2004, the Company made total payments to Langberg of $334,525 including finder’s fees of $145,025 which were recorded as a reduction to Additional paid-in-capital.

XETHANOL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In February 2005, the Company re-negotiated its consulting services agreement with Langberg, pursuant to which Mr. Langberg agreed to provide general business advisory services to the Company. Under this agreement, the Company agreed to pay Mr. Langberg a consulting fee of $15,000 per month and a $225,000 sign-on bonus. Mr. Langberg is also eligible to receive performances bonuses at the discretion of the Board of directors. Mr. Langberg agreed to waive any compensation otherwise payable to him as a director of the Company. During 2005, the Company made total payments to Langberg of $649,147.

The Company also recorded consulting fees to other significant shareholders for the years ended December 31, 2005 and 2004 of $77,796 and $144,000, respectively. In December 2005, the Company entered into an arrangement with one of it advisory board members to act as the Company’s chief technology strategist and the Company pays a monthly consulting fee of $8,000. As of December 31, 2005, $8,000 had been paid under this arrangement. During 2004, the Company also issued 44,140 warrants to purchase common stock to a significant shareholder as compensation for consulting services.

Accounts payable to all related parties as of December 31, 2005 and 2004 were $56,080 and $388,736, respectively.

In October 2004, the Company began sharing office space in New York City with other affiliated companies under a sublease with Xethanol Management Services, LLC (“XMS”) which is a single member LLC controlled by Mr. Langberg. Under this arrangement, Xethanol is currently paying approximately $10,400 per month, plus reimbursement of other costs, in sublease payments on a month to month basis. As of December 31, 2005 total payments made were $99,806. No payments were required in 2004. During 2004, the Company paid a security deposit of $16,336 and made a one-time payment to XMS of approximately $44,000 for furniture, telephone and computer equipment and related software. Xethanol management believes the allocation of rent and other office expenditures among affiliates is reasonable and appropriate.

NOTE 15. LEGAL PROCEEDINGS

In the normal course of business, various claims, charges and litigation are asserted or commenced from time to time against the Company. The Company believes that final judgments, if any, which might be rendered against the Company in current litigation are adequately reserved or covered by insurance.

On July 29, 2005, William C. Roll, as trustee for the Hope C. Roll Trust, and Hope C. Roll, as trustee for the William C. Roll Trust (hereinafter, the "Plaintiffs"), commenced an action against Xethanol in the Circuit Court of the Ninth Judicial Circuit, in and for Orange County, Florida, Case No. 2005-CA-6351, requesting declaratory judgment declaring that Plaintiffs are entitled to receive 300,000 shares of Xethanol common stock and seeking transfer to Plaintiffs of these 300,000 shares of Xethanol common stock, or, in the alternative, damages for breach of contract, conversion, and breach of fiduciary duty.  Xethanol filed a notice of removal on August 29, 2005, and the case is now being heard in the United States District Court for the Middle District of Florida, Orlando Division (Case No. 6:05-CV-1263-ORL-28-JGG).  On September 8, 2005, Xethanol filed its answer and affirmative defenses to Plaintiffs' complaint, asserting that the Rolls do not have any ownership interests in the Xethanol shares.

Effective October 19, 2005, the Company entered into a marketing and licensing agreement with DDS Technologies USA, Inc (“DDS”), under which among other things, the Company agreed to settle two related legal actions concerning its investment in the DDS-Xethanol, LLC joint venture. Under the terms of the agreement, we entered into a mutual release with DDS, by which each party discharged the other from all claims and liabilities. As part of the agreement, DDS issued 200,000 shares of its stock to Xethanol. DDS also granted a license to the Company to deploy DDS’s patented dry disaggregation technology in our ethanol facilities. DDS also granted to the Company an exclusive license, with certain exceptions, to market the DDS dry disaggregation technology to the ethanol industry in the United States. The Company will pay a royalty to DDS for use of the technology equal to 1.25% of ethanol revenues generated from the use of such technology. The DDS stock received as part of the settlement has been recorded in Investments with an estimated value of $82,000. This stock has been classified as available for sale securities.

XETHANOL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16. SUBSEQUENT EVENTS

Permeate Refining Refinancing

Pursuant to a memorandum of agreement entered into on October 18, 2005 by the Company with the current holder of a $1,125,000 promissory note issued by Xethanol One, LLC, a wholly-owned subsidiary of the Company, the Company executed a Mutual General Release dated January 23, 2006. Under the terms of the Mutual General Release, the $1,125,000 promissory note was exchanged for a new note issued by the Company in the amount of $243,395 (the “Note”) and 135,000 shares of the Company’s common stock.

The Note is payable on August 1, 2006. Interest is due monthly on the outstanding principal of the Note at a rate equal to .5% above prime rate. The Company makes a monthly payment equal $3,128 allocated between interest and principal based on the current interest rate. As of March 1, 2006, the outstanding balance on the Note is $240,050.

The Company recorded the issuance of the 135,000 shares at a value $432,000 based on the closing price of the Company’s stock on January 23, 2006.

As a result of the above transactions, the Company recorded an increase in Shareholders’ equity of $449,605 as the holders of the Note are significant shareholders in the Company.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.3	Specimen Common Stock Certificate.
14.1	Code of Ethics.
31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Exhibit 4.3

Exhibit 14.1

CODE OF BUSINESS ETHICS

XETHANOL CORPORATION

Conflict of Interest and Confidential Information Policy

Part I: Code of Business Ethics

Integrity
Xethanol Corporation (the "Company") values its reputation for integrity, honesty and fair dealing and these qualities must at all times characterize our business activities with customers, shareholders, employees, vendors, suppliers and the public. Company employees shall not attempt to achieve results at the cost of violation of laws or regulations or through dishonest or unethical dealings. As used throughout this Code of Business Ethics and Conflict of Interest and Confidential Information Policy (the "Code"), the term “Employees” shall include all directors, officers and employees of the Company at all levels, and the term "family" shall mean spouse, parents, children, siblings, grandparents, grandchildren, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, or any other person residing in the employee's home.

Candor
Officers and department heads and other supervisory employees must be informed at all times of matters within their respective sphere of responsibility which bear upon preserving the Company's reputation for integrity and honesty and fair dealing. Concealment or half-truths will not be tolerated. Accordingly, there should be full and open communication by all Company employees. Likewise, there shall be no concealment of information from the Company's directors, executive officers, internal or independent auditors or legal counsel.

Proper Accounting
Strict compliance with the Company's established accounting rules and controls is required at all times. The books of account and financial records must fairly reflect the transactions they record. Budget proposals, economic evaluation for projects and the like must be prepared in good faith and reflect in all material respects the best judgment of the preparers. All assets of the Company, including all cash and bank accounts in which the Company funds are on deposit, and all liabilities of the Company shall be timely recorded in the regular books of account of the Company in all material respects.

Consultants and Agents
All consultants or agents retained by the Company must comply with federal, state and local laws and regulations in the conduct of their work on behalf of the Company. All consultants and agents must comply with the policies and procedures of the Company.

Fair Competition
The Company fosters the spirit of free enterprise and fair dealing and will continue to comply with laws which prohibit restraint of trade, predatory economic activities, and unfair or unethical business practices. Under no circumstances should Company employees enter into arrangements or even discuss with competitors anything concerning pricing or promotional strategies without the prior written approval of counsel.

Political Contributions
The Company will not contribute directly or indirectly to political parties or candidates for office, unless through an authorized Political Action Committee. Indirect contributions would include contributions by the Company or favors.

Entertainment, Gifts, Favors and Gratuities
Employees may not offer or accept entertainment or gifts that could give rise the appearance of a conflict between the interest of such persons and the Company. It is well understood that occasional invitations to lunch, dinner and social affairs and similar minor gifts or favors are not unusual and the offer or acceptance of such favors shall not be considered a conflict of interest. On the other hand, gifts valued over $100.00 may create the possibility of a conflict and should be declined.

Expense Reports
All Employees shall comply strictly with the Company's policy on business and travel expenses as set out in its Employee Handbook. All Employees shall timely complete and submit expense reports in an accurate manner and with appropriate receipts. All Employees shall exercise reasonableness and prudence when spending the Company's money, and are not to submit expense reports that are not actual, reasonable and necessary to carry out the business purposes of the Company.

Compliance with Laws, Regulations and Company Policies
It is the policy of the Company to comply strictly with all laws and regulations, and with all Company policies. Company employees have access to legal advice and should always seek such advice as necessary prior to taking action.

Policy Against Harassment
All Employees shall comply strictly with all federal and state civil rights, harassment, discrimination and other employment laws and regulations, and are prohibited from discriminating against any person on the basis of sex, age, race, color, religion, national origin, disability, ancestry, marital or veteran status, or any other legally protected status. Employees shall treat all persons with respect and fairness, and all relationships (whether written, oral or electronic) shall be businesslike and free of any illegal bias, prejudice, harassment and retaliation.

Environment
All Employees shall comply strictly with all federal, state and local laws and regulations relating to any environmental law, which includes the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of any hazardous substance, and shall do all things necessary to protect human health and safety of the Company's employees, customers and the environment.

Public and Investor Relations
Only the Chairman and Chief Executive Officer ("CEO") of the Company is authorized to communicate on behalf of the Company with shareholders, investors, bankers, the press, broadcast media or the general public. Any inquiries from these sources should be promptly referred to the CEO without further comment.

Contracts
Only proper officers of the Company specifically designated by the CEO are authorized to enter into and/or execute contracts (whether in writing or not) on behalf of the Company, and then only if each contract has been approved beforehand by counsel. Except as set forth herein, no other employee or agent of the Company has any authority (apparent, implied or otherwise) to obligate the Company in any manner or to hold himself/herself out to any third party as having any such authority.

Discovery of Violations
The CEO bears the ultimate responsibility for implementation and enforcement of this Code and all Company policies. The Senior Financial Officer will conduct compliance audits from time to time. Discovery of events of a questionable, fraudulent or illegal nature which are or may be in violation of this Code or Company policies must be promptly reported to the CEO of the Company and/or, where warranted in the judgment of the reporting person, the Audit Committee of the Board of Directors, if any.

Reporting Compliance with Code
All Employees shall affirm periodically a knowledge and understanding of this Code by signing and returning to the CEO the attached Acknowledgement of Receipt and Compliance with this Code of Business Ethics and the Conflict of Interest and Confidential Information Policy.

Part II: Conflict of Interest
Purpose
Each Employee of the Company owes a duty of loyalty to the Company. It is the policy of the Company that no such person should have a conflicting interest in any organization with which the Company does business or is in competition. Also, no such person should be engaged in a business organized for profit and not affiliated with the Company in any capacity, including as an employee, agent or consultant, when such employment may be contrary to the best interests of the Company. Such an interest, regardless of whether it in fact affects the judgment or decisions of the individual in question, creates an unfavorable impression and may imply impropriety.

Definition
Whether or not an interest is conflicting will depend on the particular circumstances of each case, including the nature and relative importance, financial or otherwise, of the interest. It would be impossible to reduce the policy concerning conflict of interest entirely to a series of specific prohibitions. To do this would divert attention from a more important objective: namely, that each “Employee” should test personal conduct and its effect on the Company in accordance with accepted and recognized standards of (i) loyalty to the Company; (ii) the highest business ethics; and (iii) the effect on the good reputation and goodwill enjoyed by the Company. It is the responsibilities of each “Employee” to evaluate his/her own personal situations or acts to determine if there may be a need to disclose anything which may be a conflict with this Code. The following covers certain specific situations where conflict of interest might occur:

1. For an Employee or any member of his or her family to have business dealings with the Company where there is an opportunity or the perception of an opportunity for preferential treatment to be given or received, except (i) with the prior written consent of the CEO; or (ii) in any case of ownership of less than 1% of stock or other equity in a public or privately held company.

2. For an Employee or any member of his or her family to buy, sell or lease any kind of real estate, facilities, products or equipment from or to the Company or to any company, firm or individual who is, or is seeking to become, a contractor, supplier or customer, except with the prior consent of the CEO.

3. For an Employee or any member of his or her family to serve as an officer or director of any other company, or in any management capacity for, or as an agent or consultant to any individual, firm or other company doing or seeking to do business with the Company, except with the prior consent of the CEO.

4. For an Employee or any member of his or her family to accept from any organizations, firms or individuals doing or seeking to do business with the Company: commissions; a share in profits; finder's fees; gifts in cash; gift certificates or other payments; loans or advances (other than from established banking or financial institutions); materials, services, repairs or improvements at no cost or at unreasonably low prices; excessive or extravagant entertainment; and gifts of merchandise of more than $100.00 in value.

5. For an Employee, directly or indirectly, to own or have an ownership or management interest in any business, firm, corporation or other organization which is in direct or indirect competition with the business conducted by the Company (excluding the ownership of less than 1% of stock or other equity in any such organization in which the stock is quoted and sold on the open market).

2

Part III: Confidential Information
Purpose
Each Employee of the Company owes a duty not to disclose confidential information of the Company (that is, information possessed by the Company, but not generally known to the public) without being specifically authorized.

Definition	It is a violation of this policy and the Company's Insider Trading Policy in its Employee Handbook for any Employee of the Company to:

1. Use or disclose to any person or entity not authorized (including employees who do not have a need to know and third parties such as family, friends, investors, bankers, analysts, press, etc.), any material non-public information or any confidential or proprietary information concerning the Company such as sales, earnings, financial or business forecasts, strategic, marketing or development plans, software, codes, technical specifications, etc., which has not been authorized for release; and

2. Buy or sell the Company's stock while in possession of material non-public information and without prior clearance from counsel.

Non-public information will be deemed to be material if there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision to buy, sell or hold the Company's stock.

Persons who have traded on material non-public information or persons who have tipped others, including family and friends who may have passed on any such information, have been the subject for civil and criminal proceedings. Any Employee who engaged in such illegal conduct is also subject to immediate termination. These obligations of confidentiality shall survive the Employee's termination from the Company.

Right to Inspect/Privacy
The Company reserves the right to inspect any Company mail systems, computers, software, files or any other internal documents in electronic or hard copy format. Further, an employee does not have the right to privacy at his/her desk or work station. Any destruction of Company property, whether tangible or intangible, including any unauthorized use, deletion, stealing, altering, erasing, infecting or other tampering of Company property, will result in disciplinary action, including immediate termination.

Part IV: Conclusion
Why do we need this document?
The Company believes the principles underlying the Code of Business Ethics, Conflict of Interest and Confidential Information Policy are already well understood, but others are restated at this time as a reminder that undisclosed acts or conditions in conflict with the interests as above described may be deemed sufficient grounds for discipline and even termination. The fact that one of the interests described above exists does not mean necessarily that a conflict (if it exists) is significant enough to be of practical importance. It is the Company's policy to allow a reasonable amount of time for the employee to correct the situation in order to prevent undue hardship, within the sole discretion of the Company's management, whose first concern must be the best interests of the Company.

3

Any Questions?
The Company's counsel is available to assist any Employee with the interpretation of this Code or any other policies contained in the Employee Handbook. Never hesitate to ask if you ever have any questions about them.

4

Xethanol Corporation	Code Of Business Ethics
Acknowledgement of Receipt and Compliance with the Code of Business Ethics, Conflict of Interest and Confidential Information Policy

Based on my recent reading of the Company's Code of Business Ethics, Conflict of Interest and Confidential Information Policy consisting of 8 pages, I certify that I have had the opportunity to ask questions about any personal situation I may be unclear or unsure about; that I understand it; and that I have at all times complied with the letter and spirit of the Code, except as may be disclosed on the back of this page or in the attached page(s). Further, if future events or circumstances change so as to give me concern that I or another employee may be in violation of this Code or have a possible conflict of interest, I acknowledge that I have an obligation to disclose and I will promptly disclose it to the CEO.

Print Name

Signature

Social Security Number

Date

RETURN THIS PAGE ONLY TO THE COMPANY'S CEO

Exhibit 31.1

Certification of Principal Executive Officer Required by Exchange Act Rule 13a-14(a)

I, Christopher d’Arnaud-Taylor, certify that:

1. I have reviewed this Annual Report on Form 10-KSB of Xethanol Corporation.

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

(a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.  The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

(a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

March 31, 2006

/s/ Christopher d’Arnaud-Taylor
Christopher d’Arnaud-Taylor
President and Chief Executive Officer

Exhibit 31.2

Certification of Principal Financial Officer Required by Exchange Act Rule 13a-14(a)

I, Lawrence Bellone, certify that:

1. I have reviewed this Annual Report on Form 10-KSB of Xethanol Corporation.

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

(a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.  The small business issuer’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

(a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

March 31, 2006

/s/ Lawrence Bellone
Lawrence Bellone
Principal Financial Officer

Exhibit 32.1

Joint Certification of Principal Executive Officer and Principal Financial Officer Required by Exchange Act Rule 13a-14(b)

In connection with the Annual Report of Xethanol Corporation (the "Company") on Form 10-KSB for the year ended December 31, 2005 as filed with the Securities and Exchange Commission (the "Report"), we, Christopher d'Arnaud-Taylor, President and Chief Executive Officer, and Lawrence Bellone, Principal Financial Officer and Principal Accounting Officer, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 31, 2006

/s/ Christopher d’Arnaud-Taylor
Christopher d'Arnaud-Taylor
President and Chief Executive Officer

/s/ Lawrence Bellone
Lawrence Bellone
Principal Financial Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 3, 2006

Xethanol Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50154	84-1169517
(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

(646) 723-4000

 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01. Entry into a Material Definitive Agreement.

A.  Investment by Certain Investors.

On April 3, 2006, Xethanol Corporation ("Xethanol") entered into a Securities Purchase Agreement dated as of April 3, 2006 ("Investor Purchase Agreement") with 99 investors (the "Investors") pursuant to which it issued to the Investors an aggregate of 6,775,604 shares (the “Shares”) of its $.001 par value common stock (“Common Stock") at a purchase price of $4.50 per share, three-year warrants to purchase up to 1,355,160 shares of Common Stock at an exercise price of $4.50 per share (“Series A Warrants”) and three-year warrants to purchase up to 677,623 shares of Common Stock at an exercise price of $6.85 per share (“Series B Warrants”).

Xethanol received $30,489,951 in connection with the issuance of the Shares, the Series A Warrants and Series B Warrants to the Investors. Xethanol can receive up to an additional $6,098,220 over the next three years upon exercise by the Investors of the Series A Warrants and up to an additional $ 4,641,717.55 over the next three years upon exercise by the Investors of the Series B Warrants. The possible total investment by the Investors in Xethanol is $ 41,229,888.55.

The Investor Purchase Agreement and the warrants are more fully described below.

The Investors also have certain registration rights, and Xethanol has certain registration obligations, under a separate Registration Rights Agreement, as described below.

Among other things, the Investor Purchase Agreement contains a representation that the Investors have not traded in, and will not trade in (including short sales of) Common Stock from the earlier of 30 days from the date of these agreements or the date that the Investors were first contacted about this investment in Xethanol through the date of public disclosure of this transaction.

The Investors are listed on Exhibit 1.5 to this Current Report on Form 8-K.

Purchase Agreement

Common Stock

Under the Investor Purchase Agreement, the Company issued to the Investors, and the Investors purchased from the Company, 6,775,604 Shares of the Company’s Common Stock at a purchase price of $4.50 per share.

Warrants

Under the Investor Purchase Agreement, in connection with the issuance and sale of its Common Stock to the Investors, the Company issued to the Investors its Class A Warrants entitling the warrant holders, in the aggregate, to purchase up to 1,355,160 shares of Common Stock. The Class A Warrants may be exercised to purchase shares of Common Stock at a purchase price of $4.50 per share, subject to adjustment as provided therein, and may be exercised until April 2, 2009. Under the Investor Purchase Agreement, in connection with the issuance and sale of its Common Stock to the Investors, the Company also issued to the Investors its Class B Warrants entitling the warrant holders, in the aggregate, to purchase up to 677,623 shares of Common Stock. The Class B Warrants may be exercised to purchase shares of Common Stock at a purchase price of $6.85 per share, subject to adjustment as provided therein, and may be exercised until April 2, 2009.

The Class A Warrants and the Class B Warrants (together, the “Warrants”) are identical in all respects, except as to the per share exercise price.
The possible total investment by the Investors in Xethanol is $ 41,229,888.55.

Reservation Of Shares

The Company must at all times reserve a number of shares of Common Stock sufficient to cover the maximum number of shares issuable upon exercise of the Warrants.

Registration Rights Agreement

In connection with the agreements described above, Xethanol also entered into a registration rights agreement (the "Registration Rights Agreement") with the Investors whereby it agreed to file a Registration Statement with the Securities and Exchange Commission on Form SB-2 or (if it becomes eligible to do so) S-3 (the “Registration Statement”) within 30 days of the closing of the sale of the Shares.

The Company is required to use its best efforts to have the Registration Statement declared effective within 90 days (or, under certain circumstances, within 120 days) following the closing of the sale of the Shares.

The purchase price for the sale of the Shares, the issuance of the Warrants and the other transactions contemplated by the Investor Purchase Agreement was determined through arm's-length negotiations between Xethanol and the Investors.

The Investor Purchase Agreement, the Registration Rights Agreement , the form of Series A Warrant and the form of Series B Warrant have been included as exhibits 1.1, 1.2, 1.3 and 1.4, respectively, in this Current Report on Form 8-K. The Series A Warrants and the Series B Warrants that have been or will be issued to each Investor are identical to the form of Series A Warrant and Series B Warrant included as Exhibits, excepting only the number of shares of Common Stock that are covered by such Warrants. Please review these documents for additional information regarding the terms of these agreements.

B.  Investment by Goldman, Sachs & Co.

On April 3, 2006, Xethanol entered into a Securities Purchase Agreement ("Goldman Purchase Agreement") with Goldman, Sachs & Co. (“Goldman”) pursuant to which it issued to Goldman 888,889 shares (the “Goldman Shares”) of Common Stock at a purchase price of $4.50 per share, Series A Warrants to purchase up to 177,778 shares of Common Stock at an exercise price of $4.50 per share (“Goldman Series A Warrants”) and Series B warrants to purchase up to 88,889 shares of Common Stock at an exercise price of $6.85 per share (“Goldman Series B Warrants”).
Xethanol received $4,000,000 in connection with the issuance of the Goldman Shares, the Goldman Series A Warrants and the Goldman Series B Warrants. Xethanol can receive up to an additional $800,001 over the next three years upon exercise of the Goldman Series A Warrants and up to an additional $1,217,780 over the next three years upon exercise of the Goldman Series B Warrants. The possible total investment by Goldman in Xethanol is $6,017,781.

The Goldman Purchase Agreement, the Goldman Series A Warrants and the Goldman Series B Warrants are more fully described below.

Purchase Agreement

Common Stock

Under the Purchase Agreement, the Company issued to Goldman, and Goldman purchased from the Company, 888,889 Shares of Common Stock at a purchase price of $4.50 per share.

Warrants

Under the Goldman Purchase Agreement, in connection with the issuance and sale of its Common Stock to Goldman, the Company issued to Goldman its Class A Warrants entitling the warrant holders to purchase up to 177,778 shares of Common Stock, on the same terms as are described above. Under the Purchase Agreement, in connection with the issuance and sale of its Common Stock to Goldman, the Company also issued to Goldman its Class B Warrants entitling the warrant holders to purchase up to 88,889 shares of Common Stock, on the same terms as are described above.

Reservation Of Shares

The Company must at all times reserve a number of shares of Common Stock sufficient to cover the maximum number of shares issuable upon exercise of the Goldman Series A Warrants and the Goldman Series B Warrants.

The purchase price for the sale of the Goldman Shares, the issuance of the Goldman Series A Warrants, the issuance of the Goldman Series B Warrants and the other transactions contemplated by the Goldman Purchase Agreement was determined through arm's-length negotiations between Xethanol and Goldman.

The Goldman Purchase Agreement has been included as Exhibit 1.6 in this Current Report on Form 8-K. The Series A Warrants and the Series B Warrants that have been or will be issued to Goldman are identical to the form of Series A Warrant and Series B Warrant included as Exhibits 1.3 and 1.4, respectively, excepting only the number of shares of Common Stock that are covered by such Warrants. Please review these documents for additional information regarding the terms of these agreements.

SECTION 3 - SECURITES AND TRADING MARKETS

ITEM 3.02. Unregistered Sales of Equity Securities

(a) Pursuant to the Investor Purchaser Agreement, on April 3, 2006, Xethanol sold to the Investors an aggregate of 6,775,604 shares (the “Shares”) of Common Stock, Series A Warrants to purchase up to 1,355,160 shares of Common Stock and Series B Warrants to purchase up to 677,623 shares of Common Stock. Pursuant to the Goldman Purchase Agreement, Xethanol sold to Goldman 888,889 shares of Common Stock, Series A Warrants to purchase up to 177,778 shares of Common Stock and Series B warrants to purchase up to 88,889 shares of Common Stock.

(b) All of the securities specified in the preceding subparagraph (a) were sold for cash. The total purchase price payable to Xethanol for the sale of such securities is $34,489,951. The total commissions paid or payable with respect to such sales are $2,489,397.

(c) Exemption from registration of the securities specified in the preceding subparagraph (a) is claimed under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and Rule 506 promulgated thereunder. Exemption is claimed based, among other things, upon the representations made by each of the Investors and Goldman in their subscription documents that include, among other things, a representation from each such purchaser that it is an Accredited Investor within the meaning of Regulation D promulgated under the Act.

(d) The Series A Warrants are exercisable until April 2, 2009 to purchase shares of Common Stock at a purchase price of $4.50 per share. The Series B Warrants are exercisable until April 2, 2009 to purchase shares of Common Stock at a purchase price of $6.85 per share.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Exhibits

Following is the Index of Exhibits furnished in accordance with Item 601 of Regulation S-K, filed as part of this Current Report on Form 8-K or incorporated by reference herewith:

1.1	Purchase Agreement, dated April 3, 2006, by and among Xethanol Corporation, a Delaware corporation, and the Investors.

1.2	Registration Rights Agreement dated April 3, 2006, by and among Xethanol Corporation and the Investors.

1.3	Form of Series A Warrant to be issued by Xethanol Corporation to the Investors and to Goldman.

1.4	Form of Series B Warrant to be issued by Xethanol Corporation to the Investors and to Goldman.

1.5	List of Investors.

1.6	Purchase Agreement, dated April 3, 2006, by and among Xethanol Corporation, a Delaware corporation, and Goldman, Sachs and Co.

99.1	Press release issued by Xethanol Corporation on April 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xethanol Corporation

Date: April 6, 2006	By:	/s/ Christopher d’Arnaud-Taylor
Christopher d’Arnaud-Taylor
Chairman, President and Chief Executive Officer (principal executive officer)

Exhibit 1.1

Purchase Agreement, dated April 3, 2006, by and among Xethanol Corporation, a Delaware corporation, and the Investors.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of April 3, 2006, among Xethanol Corporation, a Delaware corporation (the “Company”), and the investors identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE 1.
DEFINITIONS

1.1.  Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” has the meaning set forth in Section 4.1(c).

“Closing” means the closing of the purchase and sale of the Securities pursuant to Article II.

“Closing Date” means the Business Day on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $.001 per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company Counsel” means Boylan, Brown, Code, Vigdor & Wilson, LLP.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Effective Date” means the date that the initial Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(p).

“Investment Amount” means, with respect to each Investor, the Investment Amount indicated on such Investor’s signature page to this Agreement.

“Investor Deliverables” has the meaning set forth in Section 2.2(b).

“Investor Party” has the meaning set forth in Section 4.7.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Outside Date” means April 10, 2006.

“Per Unit Purchase Price” equals $4.50.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investors, in the form of Exhibit C hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Shares and the Warrant Shares.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Warrants” means the Common Stock purchase warrants in the form of Exhibit A.

“Series B Warrants” means the Common Stock purchase warrants in the form of Exhibit B.

“Share Delivery Date” has the meaning set forth in Section 4.1(c).

“Shares” means the shares of Common Stock issued or issuable to the Investors at the Closing pursuant to this Agreement.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission under the Exchange Act.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets, LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market, OTC Bulletin Board or the Pink Sheets, as applicable, on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Warrants, the Registration Rights Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrants” means collectively, the Series A Warrants and the Series B Warrants.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE 2.
PURCHASE AND SALE

2.1.  Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Shares and the Warrants that are being purchased with such Investor’s Investment Amount. The Closing shall take place at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, New York, NY 10104 on the Closing Date or at such other location or time as the parties may agree.

2.2.  Closing Deliveries. (a) At the Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”):

(i)  a certificate evidencing a number of Shares equal to such Investor’s Investment Amount divided by the Per Unit Purchase Price, registered in the name of such Investor;

(ii)  a Series A Warrant, registered in the name of such Investor, pursuant to which such Investor shall have the right to acquire the number of shares of Common Stock equal to 20% of the number of Shares issuable to such Investor pursuant to Section 2.2(a)(i);

(iii)  a Series B Warrant, registered in the name of such Investor, pursuant to which such Investor shall have the right to acquire the number of shares of Common Stock equal to 10% of the number of Shares issuable to such Investor pursuant to Section 2.2(a)(i);

(iv)  the legal opinion of Company Counsel, in agreed form, addressed to the Investors; and

(v)  the Registration Rights Agreement, duly executed by the Company.

(b)  At the Closing, each Investor shall deliver or cause to be delivered to the Company the following (the “Investor Deliverables”):

(i)  its Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose; and

(ii)  the Registration Rights Agreement, duly executed by such Investor.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

3.1.  Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Investor:

(a)  Subsidiaries. The Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports. Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b)  Organization and Qualification. Each of the Company and each Subsidiary is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and each Subsidiary is duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c)  Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d)  No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)  Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.5 and (v) those that have been made or obtained prior to the date of this Agreement.

(f)  Issuance of the Securities. On or prior to the Closing Date, the Securities issuable on the Closing Date shall have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. On or prior to the Closing Date, the Company shall have reserved from its duly authorized capital stock the shares of Common Stock issuable on the Closing Date pursuant to this Agreement and the Warrants in order to issue the Shares and the Warrant Shares.

(g)  Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans, is specified in the SEC Reports. Except as specified in the SEC Reports, no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as specified in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Securities will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(h)  SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)  Press Releases. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(j)  Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports and as disclosed in this Section 3.1(j), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. As of December 31, 2005, the Company elected to write off its intangible assets and goodwill in a non-cash transaction. The value of its intangible assets and goodwill included in its September 30, 2005 balance sheet was $3,687,081. Also, from January 3 through March 24 of 2006, the Company raised additional equity from the sales of its Common Stock for an aggregate purchase price of $3,818,001, the exercise of warrants to purchase shares of its common stock for aggregate exercise amounts of $410,000 and the issuance of shares valued at $432,000 as partial redemption of a mortgage payable. As a result, the Company’s financial statements as of December 31, 2006 will not have a “going concern opinion”.

(k)  Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as specifically disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or involving a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports. There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l)  Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

(m)  Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

(n)  Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

(o)  Title to Assets. Except as set forth in the SEC Reports, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(p)  Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. Except as set forth in the SEC Reports, to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(q)  Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business.

(r)  Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(s)  Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-KSB or 10-QSB, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for the Company’s most recently ended fiscal quarter or fiscal year-end (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-KSB or Form 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308(c) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(t)  Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(u)  Certain Fees. Except as described in Schedule 3.1(u), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(v)  Certain Registration Matters. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Shares and Warrant Shares by the Company to the Investors under the Transaction Documents. The Company is eligible to register its Common Stock for resale by the Investors under Form SB-2 promulgated under the Securities Act. Except as specified in Schedule 3.1(v), the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(w)  Listing and Maintenance Requirements. Except as specified in the SEC Reports, the Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted. The issuance and sale of the Securities under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Investors the Securities contemplated by Transaction Documents.

(x)  Investment Company. The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(y)  Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

(z)  No Additional Agreements. The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(aa)  Disclosure. The Company confirms that neither it nor any Person acting on its behalf has provided any Investor or its respective agents or counsel with any information that the Company believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information. The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Investors regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3.2.  Representations and Warranties of the Investors. Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

(a)  Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)  Investment Intent. Such Investor is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)  Investor Status. At the time such Investor was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises Warrants it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

(d)  General Solicitation. Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)  Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f)  Certain Trading Activities. Neither such Investor, any Affiliate of such Investor, nor any Person acting on behalf of or pursuant to any understanding with such Investor, has engaged, directly or indirectly, in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the earlier to occur of (1) the time that such Investor was first contacted by the Company or Northeast Securities, LLC regarding an investment in the Company and (2) the 30th day prior to the date of this Agreement. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(g)  Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision. Such Investor has not relied on the business or legal advice of Northeast Securities, LLC or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Investor in connection with the transactions contemplated by the Transaction Documents.

The Company acknowledges and agrees that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE 4.
OTHER AGREEMENTS OF THE PARTIES

4.1.  (a)          Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably satisfactory to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

             (b)  Certificates evidencing the Securities will contain the following legend, until such time as they are not required under Section

4.1(c):

[NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. [THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] [THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(c)  Certificates evidencing Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) following a sale or transfer of such Shares pursuant to an effective registration statement (including a Registration Statement), or (ii) following a sale or transfer of such Shares pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company). If an Investor shall make a sale or transfer of Shares either (x) pursuant to Rule 144 or (y) pursuant to a registration statement and in each case shall have delivered to the Company or the Company’s transfer agent the certificate representing Shares containing a restrictive legend which are the subject of such sale or transfer and a representation letter in customary form (the date of such sale or transfer and Share delivery being the “Share Delivery Date”) and (1) the Company shall fail to deliver or cause to be delivered to such Investor a certificate representing such Shares that is free from all restrictive or other legends by the third Trading Day following the Share Delivery Date and (2) following such third Trading Day after the Share Delivery Date and prior to the time such Shares are received free from restrictive legends, the Investor, or any third party on behalf of such Investor, purchases (in an open market transaction) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Shares (a "Buy-In"), then the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceed the proceeds received by such Investor as a result of the sale to which such Buy-In relates. The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In.

4.2.  Furnishing of Information. As long as any Investor owns the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Shares and Warrant Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares and Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3.  Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require shareholder approval of the sale of the securities to the Investors, other than as contemplated by this Agreement.

4.4.  Subsequent Registrations. Other than pursuant to the Registration Statement, prior to the Effective Date of the Registration Statement covering the resale by the Investors of the Securities, the Company may not file any registration statement (other than on Form S-8) with the Commission with respect to any securities of the Company.

4.5.  Securities Laws Disclosure; Publicity. By 9:00 a.m. (New York time) on the Trading Day following the execution of this Agreement, and by 9:00 a.m. (New York time) on the Trading Day following the Closing Date, the Company shall issue press releases disclosing the transactions contemplated hereby and the Closing. On or before the fourth Trading Day following the execution of this Agreement the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents), and on or before the fourth Trading Day following the Closing Date the Company will file an additional Current Report on Form 8-K to disclose the Closing. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations.

4.6.  Limitation on Issuance of Future Priced Securities. During the six months following the Closing Date, the Company shall not issue any “Future Priced Securities” as such term is described by NASD IM-4350-1.

4.7.  Indemnification of Investors. In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Investors and their directors, officers, shareholders, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document. In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

4.8.  Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.9.  Listing of Securities. The Company agrees, (i) if the Company applies to have the Common Stock traded on any Trading Market other than the Trading Market on which it is listed or quoted on the date of this Agreement, it will include in such application the Shares and Warrant Shares, and will take such other action as is necessary or desirable to cause the Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.10.  Use of Proceeds. The Company will use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company’s business and consistent with prior practices), or to redeem any Common Stock or Common Stock Equivalents.

4.11.  Additional Indemnification. If any Investor becomes involved in any capacity in any Proceeding brought by any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Investor to or with any other stockholder), solely as a result of such Investor’s acquisition of the Securities under this Agreement (except to the extent that such Proceeding arises from (a) a breach of such Investor’s representations, warranties or covenants under the Transaction Documents, (b) any agreements or understandings such Investor may have with any such stockholder, (c) any violations by such Investor of state or federal securities laws or (d) any conduct by such Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance), the Company will reimburse such Investor for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith.  The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Investors who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Investors and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Investors and any such Affiliate and any such Person.  The Company also agrees that neither the Investors nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement, except if such claim arises primarily from a breach of such Investor’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Investor may have with any such stockholder or any violations by the Investor of state or federal securities laws or any conduct by such Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance.

ARTICLE 5.
CONDITIONS PRECEDENT TO THE CLOSING

5.1.  Conditions Precedent to the Obligations of the Investors to Purchase Securities. The obligation of each Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a)  Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b)  Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c)  No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)  Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect;

(e)  No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market; and

(f)  Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

5.2.  Conditions Precedent to the Obligations of the Company to sell Securities. The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)  Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)  Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c)  No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and

(d)  Investors Deliverables. Each Investor shall have delivered its Investors Deliverables in accordance with Section 2.2(b).

ARTICLE 6.
MISCELLANEOUS

6.1.  Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Shares.

6.2.  Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3.  Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Xethanol Corporation 1185 Avenue of the Americas New York, NY 10036 Facsimile: (646) 723-4001 Attention: President

With a copy to:	Boylan, Brown, Code, Vigdor & Wilson, LLP 2400 Chase Square Rochester, NY 14604 Facsimile: (585) 232-3528 Attention: Robert F. Mechur, Esq.

If to an Investor:	To the address set forth under such Investor’s name on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4.  Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding a majority of the Shares then outstanding and held by the Investors. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Shares.

6.5.  Termination. This Agreement may be terminated prior to the Closing:

(a)  by written agreement of the Investors and the Company; and

(b)  by the Company or an Investor (as to itself but no other Investor) upon written notice to the other, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the Outside Date; provided, that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Investors. Upon a termination in accordance with this Section 6.5, the Company and the terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Investor will have any liability to any other Investor under the Transaction Documents as a result therefrom.

6.6.  Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.7.  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investors.”

6.8.  No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7 (as to each Investor Party).

6.9.  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.10.  Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and each delivery of the Securities.

6.11.  Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.12.  Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13.  Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14.  Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities and indemnity. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.15.  Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16.  Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17.  Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

6.18.  Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

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SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

XETHANOL CORPORATION

By:
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR INVESTORS FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

By:
Name: Title:

Investment Amount: ________________________________________________

Tax ID No.:	______________________________________________________

ADDRESS FOR NOTICE

c/o:	______________________________________________________

Street:	______________________________________________________

City/State/Zip:	______________________________________________________

Attention:	______________________________________________________

Tel:

Fax:	______________________________________________________

DELIVERY INSTRUCTIONS (if different from above)

c/o:	______________________________________________________

Street:	______________________________________________________

City/State/Zip:	______________________________________________________

Attention:	______________________________________________________

Tel:

Exhibit A
Form of Series A Warrant to be issued by Xethanol Corporation to the Investors and to Goldman

Intentionally Omitted. Please See Exhibit 1.3 to this Form 8-K

Exhibit B
Form of Series B Warrant to be issued by Xethanol Corporation to the Investors and to Goldman

Intentionally Omitted. Please See Exhibit 1.4 to this Form 8-K

Exhibit C
Registration Rights Agreement dated April 3, 2006 by and among Xethanol Corporation and the Investors.

Intentionally Omitted. Please See Exhibit 1.2 to this Form 8-K

Schedule 3.1(a)

NAME OF SUBSIDIARY	NAME OF PARENT COMPANY	FORMATION	OWNERSHIP

Xylose Technologies, Inc	Xethanol Corporation	Florida	100%
Xethanol BioEnergy, Inc.	Xethanol Corporation	Delaware	100%
Superior Separation Technologies, Inc	Xethanol Corporation	Florida	100%
DDS-Xethanol, LLC	Xethanol Bio-Energy, Inc.	Nevada	100%
Advanced Bioethanol Technologies, Inc	Xethanol Bio-Energy, Inc.	Florida	100%
Permeate Refining, Inc.	Xethanol Bio-Energy, Inc.	Iowa	100%
Xethanol BioFuels, LLC	Xethanol Bio-Energy, Inc.	Delaware	100%
Xethanol One, LLC	Xethanol Bio-Energy, Inc.	Delaware	100%
Ethanol Extraction Technologies, Inc.	Xethanol Bio-Energy, Inc.	Florida	100%

Schedule 3.1(u)

On February 22, 2006, the Company entered into an agreement with Northeast Securities, Inc. (“Northeast”), pursuant to which Northeast agreed to render certain services to the Company in connection with its capital raising activities and the Company agreed to paid Northeast certain compensation for those services.  A copy of that agreement has been made available to the Investors.

Schedule 3.1(v)
None.

Exhibit 1.2
Registration Rights Agreement dated April 3, 2006 by and among Xethanol Corporation and the Investors.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement") is made and entered into as of April 3, 2006, by and among Xethanol Corporation, a Delaware corporation (the "Company"), and the investors signatory hereto (each a "Investor" and collectively, the "Investors").

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof among the Company and the Investors (the "Purchase Agreement").

The Company and the Investors hereby agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement will have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms have the respective meanings set forth in this Section 1:

“Advice” has the meaning set forth in Section 6(d).

"Effective Date" means, as to a Registration Statement, the date on which such Registration Statement is first declared effective by the Commission.

“Effectiveness Date” means (a) with respect to the initial Registration Statement required to be filed under Section 2(a), the earlier of: (a)(i) the 90th day following the Closing Date; provided, that, if the Commission reviews and has written comments to the filed Registration Statement that would require the filing of a pre-effective amendment thereto with the Commission, then the Effectiveness Date under this clause (a)(i) shall be the 120th day following the Closing Date, and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that the initial Registration Statement will not be reviewed or is no longer subject to further review and comments; (b) with respect to any additional Registration Statements that may be required pursuant to Section 2(b), the earlier of (i) the 90th day following (x) if such Registration Statement is required because the Commission shall have notified the Company in writing that certain Registrable Securities were not eligible for inclusion on a previously filed Registration Statement, the date or time on which the Commission shall indicate as being the first date or time that such Registrable Securities may then be included in a Registration Statement, or (y) if such Registration Statement is required for a reason other than as described in (x) above, the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement(s) is required; provided, that, if the Commission reviews and has written comments to a Registration Statement filed under Section 2(b) that would require the filing of a pre-effective amendment thereto with the Commission, then the Effectiveness Date under this clause (b)(i) for such Registration Statement shall be the 120th day following the date that the Company first knows, or reasonably should have known, that such additional Registration Statement is required under such Section, and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that such additional Registration Statement will not be reviewed or is no longer subject to further review and comments; and (c) with respect to a Registration Statement required to be filed under Section 2(c), the earlier of: (c)(i) the 90th day following the date on which the Company becomes eligible to utilize Form S-3 to register the resale of Common Stock; provided, that, if the Commission reviews and has written comments to such filed Registration Statement that would require the filing of a pre-effective amendment thereto with the Commission, then the Effectiveness Date under this clause (c)(i) shall be the 120th day following the date on which the Company becomes eligible to utilize Form S-3 to register the resale of Common Stock, and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that the initial Registration Statement will not be reviewed or is no longer subject to further review and comments.

"Effectiveness Period" has the meaning set forth in Section 2(a).

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Filing Date" means (a) with respect to the initial Registration Statement required to be filed under Section 2(a), the 30th day following the Closing Date; (b) with respect to any additional Registration Statements that may be required pursuant to Section 2(b), the 30th day following (x) if such Registration Statement is required because the Commission shall have notified the Company in writing that certain Registrable Securities were not eligible for inclusion on a previously filed Registration Statement, the date or time on which the Commission shall indicate as being the first date or time that such Registrable Securities may then be included in a Registration Statement, or (y) if such Registration Statement is required for a reason other than as described in (x) above, the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement(s) is required; and (c) with respect to a Registration Statement required to be filed under Section 2(c), the 30th day following the date on which the Company becomes eligible to utilize Form S-3 to register the resale of Common Stock.

"Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 5(c).

“Indemnifying Party” has the meaning set forth in Section 5(c).

“Losses” has the meaning set forth in Section 5(a).

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means: (i) the Shares, (ii) the Warrant Shares, (iii) any shares of Common Stock issuable upon exercise of warrants issued to any placement agent as compensation in connection with the financing that is the subject of the Purchase Agreement, and (iv) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event, or any conversion price adjustment with respect to any of the securities referenced in (ii) or (iii) above.

"Registration Statement" means the initial registration statement required to be filed in accordance with Section 2(a) and any additional registration statement(s) required to be filed under Section 2(b) and 2(c), including (in each case) the Prospectus, amendments and supplements to such registration statements or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference therein.

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Securities Act" means the Securities Act of 1933, as amended.

"Shares" means the shares of Common Stock issued or issuable to the Investors pursuant to the Purchase Agreement.

“Warrants” means the Common Stock purchase warrants issued or issuable to the Investors pursuant to the Purchase Agreement and to any placement agent identified in Schedule 3.1(u) to the Purchase Agreement in accordance with the terms of the engagement or similar agreements between the Company and any such agents.

"Warrant Shares" means the shares of Common Stock issued or issuable upon exercise of the Warrants.

2. Registration.

(a) On or prior to each Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415, on Form SB-2 (or on such other form appropriate for such purpose). Such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the "Plan of Distribution" attached hereto as Annex A. The Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than its Effectiveness Date, and shall use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the date which is the earlier of (i) the date as of which the Holders may sell all of the Registrable Securities covered by such Registration Statement pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company's transfer agent and the affected Holders or (ii) the date on which the Holders shall have sold all of the Registrable Securities covered by such Registration Statement (the "Effectiveness Period"). By 5:00 p.m. (New York City time) on the Effective Date, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement (whether or not such filing is technically required under such Rule).

(b) If for any reason the Commission does not permit all of the Registrable Securities to be included in the Registration Statement filed pursuant to Section 2(a), or for any other reason any outstanding Registrable Securities are not then covered by an effective Registration Statement, then the Company shall prepare and file by the Filing Date for such Registration Statement, an additional Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415, on Form SB-2 (or on such other form appropriate for such purpose). Each such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the "Plan of Distribution" attached hereto as Annex A. The Company shall use its reasonable best efforts to cause each such Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, by its Effectiveness Date, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Effectiveness Period. By 5:00 p.m. (New York City time) on the Effective Date of such Registration Statement, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement (whether or not such filing is technically required under such Rule).

(c) Promptly following any date on which the Company becomes eligible to use a registration statement on Form S-3 to register the Registrable Securities for resale, the Company shall file a registration statement on Form S-3 covering the Registrable Securities (or a post-effective amendment on Form S-3 to the then effective Registration Statement) and shall use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as possible thereafter, but in any event prior to the Effectiveness Date therefor. Such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the "Plan of Distribution" attached hereto as Annex A. The Company shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Effectiveness Period. By 5:00 p.m. (New York City time) on the Effective Date of such Registration Statement, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement (whether or not such filing is technically required under such Rule).

(d) Each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex B (a “Selling Holder Questionnaire”). The Company shall not be required to include the Registrable Securities of a Holder in a Registration Statement who fails to furnish to the Company a fully completed Selling Holder Questionnaire at least five Trading Days prior to the Filing Date (subject to the requirements set forth in Section 3(a)). The Holder shall supplement such Selling Holder Questionnaire if the information contained therein shall become incorrect at any time.

3. Registration Procedures.

In connection with the Company's registration obligations hereunder, the Company shall:

(a) Not less than four Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall furnish to each Holder copies of the “Selling Stockholders” section of such document, the “Plan of Distribution” and any risk factor contained in such document that addresses specifically this transaction or the Selling Stockholders, as proposed to be filed which documents will be subject to the review of such Holder. The Company shall not file a Registration Statement, any Prospectus or any amendments or supplements thereto in which the “Selling Stockholder” section thereof differs from the disclosure received from a Holder in its Selling Holder Questionnaire (as amended or supplemented).

(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that would not result in the disclosure to the Holders of material and non-public information concerning the Company; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(c) Notify the Holders as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three Trading Days prior to such filing and, in the case of (v) below, not less than three Trading Days prior to the financial statements in any Registration Statement becoming ineligible for inclusion therein) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as a Selling Stockholder or to the Plan of Distribution, but not information which the Company believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e) Furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Person (including those previously furnished) promptly after the filing of such documents with the Commission.

(f) Promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(g) Prior to any public offering of Registrable Securities, register or qualify such Registrable Securities for offer and sale under the securities or Blue Sky laws of all jurisdictions within the United States, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements.

(h) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(i) Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4. Expenses.

(a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

(b) The Holders shall bear all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, all fees and disbursements of counsel for Holders and if the Holders engage a third party as an underwriter for the purpose of distributing Registrable Securities on an underwritten basis, the fees and expenses of such underwriting and any additional expenses of an accountant incurred in order to obtain a “Comfort Letter.”

5. Holder Underwritings. If the Holder(s) intend to distribute the Registrable Securities by means of an underwriting, the Holder(s) shall so advise the Company. Any such underwriting may only be administered by investment bankers reasonably satisfactory to the Company.

6. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, investment advisors, partners, members and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon: (x) such Holder's failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent that, (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

7. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) No Piggyback on Registrations. Except as and to the extent specified in Schedule 3.1(v) to the Purchase Agreement, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in a Registration Statement other than the Registrable Securities, and the Company shall not during the Effectiveness Period enter into any agreement providing any such right to any of its security holders.

(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(d) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(e) Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights.

(f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this Section 6(f), may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of no less than a majority in interest of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates.

(g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company: Xethanol Corporation
      1185 Avenue of the Americas
      New York, NY 10036    ]
      Attn: Chief Financial Officer
      Facsimile: (646) 723-4001

With a copy to:  Boylan, Brown, Code, Vigdor & Wilson, LLP
      2400 Chase Square
      Rochester, NY 14604
      Facsimile: (585) 232-3528
      Attention: Robert F. Mechur, Esq.

If to a Investor:  To the address set forth under such Investor's name on the signature pages hereto.

If to any other Person who is then the registered Holder:

To the address of such Holder as it appears in the stock transfer books of the Company or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

(i) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) will be commenced in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(k) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(n) Independent Nature of Investors' Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint with the obligations of each other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Transaction Document. Each Investor acknowledges that no other Investor will be acting as agent of such Investor in enforcing its rights under this Agreement. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any Proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Registration Rights Agreement for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

XETHANOL CORPORATION

By:
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES OF INVESTORS TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

NAME OF INVESTING ENTITY

By:
Name:
Title:

ADDRESS FOR NOTICE

c/o: ___________________________________________

Street: _________________________________________

City/State/Zip: ___________________________________

Attention: ______________________________________

Tel: ___________________________________________

Fax: ___________________________________________

Email: __________________________________________

Annex A

Plan of Distribution

The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Stockholder and/or the purchasers. Each Selling Stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such Selling Stockholder’s business and, at the time of its purchase of such securities such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Company has advised each Selling Stockholder that it may not use shares registered on this Registration Statement to cover short sales of Common Stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If a Selling Stockholder uses this prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under this Registration Statement.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the Common Stock. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Annex B

XETHANOL CORPORATION

Selling Securityholder Notice and Questionnaire
The undersigned beneficial owner of common stock (the “Common Stock”), of Xethanol Corporation (the “Company”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement for the registration and resale of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of April 3, 2006 (the “Registration Rights Agreement”), among the Company and the Investors named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1. Name.

(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2. Address for Notices to Selling Securityholder:

Telephone:
Fax:
Contact Person:

3. Beneficial Ownership of Registrable Securities:

Type and Principal Amount of Registrable Securities beneficially owned:

4. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐ No ☐

Note:	If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b)	Are you an affiliate of a broker-dealer?

Yes ☐ No ☐

(c)
If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐ No ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5. Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

6. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the Effective Date for the Registration Statement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated: _____________________________	Beneficial Owner: __________________________________________________________________

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

[            ]

Exhibit 1.3
Form of Series A Warrant to be issued by Xethanol Corporation to the Investors and to Goldman.

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

XETHANOL CORPORATION

SERIES A WARRANT

          Warrant No. [ ]
Original Issue Date: April 3, 2006

Xethanol Corporation, a Delaware corporation (the "Company"), hereby certifies that, for value received, [   ] or its registered assigns (the "Holder"), is entitled to purchase from the Company up to a total of [   ]1 shares of Common Stock (each such share, a "Warrant Share" and all such shares, the "Warrant Shares"), at any time and from time to time from and after the Original Issue Date and through and including April 2, 2009 (the "Expiration Date"), and subject to the following terms and conditions:

1.  Definitions. As used in this Warrant, the following terms shall have the respective definitions set forth in this Section 1. Capitalized terms that are used and not defined in this Warrant that are defined in the Purchase Agreement (as defined below) shall have the respective definitions set forth in the Purchase Agreement.

"Business Day" means any day except Saturday, Sunday and any day that is a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

"Common Stock" means the common stock of the Company, par value $.001 per share, and any securities into which such common stock may hereafter be reclassified.

"Exercise Price" means $4.50, subject to adjustment in accordance with Section 9.

1 A number of shares as equals 20% of the Shares issuable to such investor at the Closing under the Purchase Agreement.

"Fundamental Transaction" means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

“Original Issue Date” means the Original Issue Date first set forth on the first page of this Warrant.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

"Purchase Agreement" means the Securities Purchase Agreement, dated April 3, 2006, to which the Company and the original Holder are parties.

"Trading Day" means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets, LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

2.  Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.  Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

4.  Exercise and Duration of Warrants. This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the Original Issue Date through and including the Expiration Date. At 6:30 p.m., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. The Company may not call or redeem any portion of this Warrant without the prior written consent of the affected Holder.

5.  Delivery of Warrant Shares.

(a).  To effect exercises hereunder, the Holder shall not be required to physically surrender this Warrant unless the aggregate Warrant Shares represented by this Warrant is being exercised. Upon delivery of the Exercise Notice (in the form attached hereto) to the Company (with the attached Warrant Shares Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than three Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise, which, unless otherwise required by the Purchase Agreement, shall be free of restrictive legends. The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Warrant Shares has been declared effective by the Securities and Exchange Commission (and provided that such registration statement is then effective), use its reasonable best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust Corporation. A "Date of Exercise" means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

(b).  If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

(c).  If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such third Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the published closing price of the Common Stock on the Date of Exercise and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

(d).  The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

6.  Charges, Taxes and Expenses. Issuance and delivery of Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.  Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.  Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

9.  Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a).  Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b).  Fundamental Transactions. If at any time while this Warrant is outstanding there is a Fundamental Transaction, the Company shall provide each Holder with notice thereof in accordance with Section 9(f) herein. The Holder shall have until 5:30 p.m. on the tenth calendar day after receipt of any such notice ("Notice Date") to exercise any remaining portion of this Warrant. Any portion of this Warrant which has not been exercised by 5:30 p.m. on the Notice Date shall be cancelled. The Company covenants to honor any Exercise Notice delivered by 5:30 p.m. on the Notice Date. If any Fundamental Transaction in respect of which such a notice shall have been given is not consummated, then such notice shall be deemed to have been of no force or effect.

(c).  Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(d).  Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(e).  Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's Transfer Agent.

(f).  Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction (but only to the extent such disclosure would not result in the dissemination of material, non-public information to the Holder) at least 10 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10.  Payment of Exercise Price. In connection with each exercise of this Warrant, the Holder may pay the Exercise Price in one of the following manners:

(a).  Cash Exercise. The Holder may deliver immediately available funds; or

(b).  Cashless Exercise. If after the one year anniversary of the Original Issue Date the Registration Statement has not been declared effective by the Commission, then the Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the closing prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

11.  Limitations on Exercise. Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Warrant. This restriction may not be waived, and notwithstanding anything to the contrary in any Transaction Document, may not be amended by agreement of the parties.

12.  No Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the date of exercise.

13.  Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to Xethanol Corporation, Attn: President, or to Facsimile No.: (646) 723-4001 (or such other address as the Company shall indicate in writing in accordance with this Section), or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

14.  Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 10 days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

15.  Miscellaneous.

(a).  This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b).  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York (except for matters governed by corporate law in the State of Delaware), without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(c).  The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d).  In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e).  Prior to exercise of this Warrant, the Holder hereof shall not, by reason of being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

XETHANOL CORPORATION

By:
Name:
Title:

EXERCISE NOTICE
XETHANOL CORPORATION
WARRANT DATED APRIL 3, 2006

The undersigned Holder hereby irrevocably elects to purchase _____________ shares of Common Stock pursuant to the above referenced Warrant. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(1)  The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

(2)  The Holder intends that payment of the Exercise Price shall be made as (check one):

____	“Cash Exercise” under Section 10

____	“Cashless Exercise” under Section 10

(3)  If the holder has elected a Cash Exercise, the holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

(4)  Pursuant to this Exercise Notice, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant.

(5) By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of this Warrant to which this notice relates.

Dated:___, ___	Name of Holder:

(Print)

By:

Name:

Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Warrant Shares Exercise Log

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

XETHANOL CORPORATION
WARRANT ORIGINALLY ISSUED APRIL 3, 2006
WARRANT NO. [ ]

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the above-captioned Warrant to purchase ____________ shares of Common Stock to which such Warrant relates and appoints ________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated: _______________, ____

_______________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

_______________________________________
Address of Transferee

_______________________________________

_______________________________________

In the presence of:

__________________________

Exhibit 1.4
Form of Series B Warrant to be issued by Xethanol Corporation to the Investors and to Goldman.

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

XETHANOL CORPORATION

SERIES B WARRANT

        Warrant No. [ ]
Original Issue Date: April 3, 2006

Xethanol Corporation, a Delaware corporation (the "Company"), hereby certifies that, for value received, [  ] or its registered assigns (the "Holder"), is entitled to purchase from the Company up to a total of [   ]2shares of Common Stock (each such share, a "Warrant Share" and all such shares, the "Warrant Shares"), at any time and from time to time from and after the Original Issue Date and through and including April 2, 2009 (the "Expiration Date"), and subject to the following terms and conditions:

1.  Definitions. As used in this Warrant, the following terms shall have the respective definitions set forth in this Section 1. Capitalized terms that are used and not defined in this Warrant that are defined in the Purchase Agreement (as defined below) shall have the respective definitions set forth in the Purchase Agreement.

"Business Day" means any day except Saturday, Sunday and any day that is a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

"Common Stock" means the common stock of the Company, par value $.001 per share, and any securities into which such common stock may hereafter be reclassified.

"Exercise Price" means $6.85, subject to adjustment in accordance with Section 9.

2 A number of shares as equals 10% of the Shares issuable to such investor at the Closing under the Purchase Agreement.

"Fundamental Transaction" means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

“Original Issue Date” means the Original Issue Date first set forth on the first page of this Warrant.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

"Purchase Agreement" means the Securities Purchase Agreement, dated April 3, 2006, to which the Company and the original Holder are parties.

"Trading Day" means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets, LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

2.  Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.  Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

4.  Exercise and Duration of Warrants. This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the Original Issue Date through and including the Expiration Date. At 6:30 p.m., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. The Company may not call or redeem any portion of this Warrant without the prior written consent of the affected Holder.

5.  Delivery of Warrant Shares.

(a).  To effect exercises hereunder, the Holder shall not be required to physically surrender this Warrant unless the aggregate Warrant Shares represented by this Warrant is being exercised. Upon delivery of the Exercise Notice (in the form attached hereto) to the Company (with the attached Warrant Shares Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than three Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise, which, unless otherwise required by the Purchase Agreement, shall be free of restrictive legends. The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Warrant Shares has been declared effective by the Securities and Exchange Commission (and provided that such registration statement is then effective), use its reasonable best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust Corporation. A "Date of Exercise" means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

(b).  If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

(c).  If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such third Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the published closing price of the Common Stock on the Date of Exercise and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

(d).  The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

(6).  Charges, Taxes and Expenses. Issuance and delivery of Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

(7).  Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

(8).  Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

(9).  Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a).  Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b).  Fundamental Transactions. If at any time while this Warrant is outstanding there is a Fundamental Transaction, the Company shall provide each Holder with notice thereof in accordance with Section 9(f) herein. The Holder shall have until 5:30 p.m. on the tenth calendar day after receipt of any such notice ("Notice Date") to exercise any remaining portion of this Warrant. Any portion of this Warrant which has not been exercised by 5:30 p.m. on the Notice Date shall be cancelled. The Company covenants to honor any Exercise Notice delivered by 5:30 p.m. on the Notice Date. If any Fundamental Transaction in respect of which such a notice shall have been given is not consummated, then such notice shall be deemed to have been of no force or effect.

(c).  Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(d).  Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(e).  Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's Transfer Agent.

(f).  Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction (but only to the extent such disclosure would not result in the dissemination of material, non-public information to the Holder) at least 10 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10.  Payment of Exercise Price. In connection with each exercise of this Warrant, the Holder may pay the Exercise Price in one of the following manners:

(a).  Cash Exercise. The Holder may deliver immediately available funds; or

(b).  Cashless Exercise. If after the one year anniversary of the Original Issue Date the Registration Statement has not been declared effective by the Commission, then the Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the closing prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

11.  Limitations on Exercise. Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Warrant. This restriction may not be waived, and notwithstanding anything to the contrary in any Transaction Document, may not be amended by agreement of the parties.

12.  No Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the date of exercise.

13.  Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to Xethanol Corporation, Attn: President, or to Facsimile No.: (646) 723-4001 (or such other address as the Company shall indicate in writing in accordance with this Section), or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

14.  Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 10 days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

15.  Miscellaneous.

(a).  This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b).  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York (except for matters governed by corporate law in the State of Delaware), without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(c).  The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d).  In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e).  Prior to exercise of this Warrant, the Holder hereof shall not, by reason of being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

XETHANOL CORPORATION

By:
Name:
Title:

EXERCISE NOTICE
XETHANOL CORPORATION
WARRANT DATED APRIL 3, 2006

The undersigned Holder hereby irrevocably elects to purchase _____________ shares of Common Stock pursuant to the above referenced Warrant. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(1)  The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

(2)  The Holder intends that payment of the Exercise Price shall be made as (check one):

____	“Cash Exercise” under Section 10

____	“Cashless Exercise” under Section 10

(3)  If the holder has elected a Cash Exercise, the holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

(4)  Pursuant to this Exercise Notice, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant.

(5) By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of this Warrant to which this notice relates.

Dated: ___, ___	Name of Holder:

(Print)

By:

Name:

Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Warrant Shares Exercise Log

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

XETHANOL CORPORATION
WARRANT ORIGINALLY ISSUED APRIL 3, 2006
WARRANT NO. [ ]

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the above-captioned Warrant to purchase ____________ shares of Common Stock to which such Warrant relates and appoints ________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated: _______________, ____

_______________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

_______________________________________
Address of Transferee

_______________________________________

_______________________________________

In the presence of:

__________________________

Exhibit 1.5
List of Investors

1.	Sensus, LLC
2.	Nite Capital, LP
3.	Orrie Lee Tawes
4.	Lorraine DiPaolo
5.	Growth Ventures, Inc. Pensions Plan and Trust
6.	Libertyview Funds, LP
7.	Libertyview Special Opportunities Fund, LP
8.	Trust D
9.	Richard L. Zorn
10.	Jack Fishman
11.	Alan M. Berman
12.	Maurice Marciano Trust (2005 Restatement)
13.	Richard R. Davis
14.	Harry and Theresa Haushalter
15.	William Alexander
16.	Carrier Family Trust
17.	Crestview Capital Master, LLC
18.	Don Kinder
19.	HLTGT, LLC
20.	Howard Smuckler
21.	Michael Toibb
22.	Lucas H. A. Wurfbain
23.	Oliver T.W. Hawkins
24.	Peter S. Rawlings
25.	Robert H. Craft III
26.	Sanford B. Prater
27.	Scott M. and Cheryl L. Hergott Living Trust u/a/d 12/18/03
28.	Sunrise Equity Partners, LP
29.	Toibb Investment, LLC
30.	William D. Hyler
31.	William F. Callanan
32.	Ronald E. Gilefsky
33.	Capital Financial Advisors, LLC
34.	Edmund T. Karam and Barbara Karam
35.	GBAF Capital, LLC
36.	Migdal Insurance Company Ltd. Subaccount: Migdal Elementar
37.	Migdal Insurance Company Ltd. Subaccount: Migdal OLI
38.	Migdal Management of Provident Funds Ltd.
39.	Migdal Insurance Company Ltd. Subaccount: Migdal PPP
40.	Hamagen Insurance Company Ltd.
41.	New Makefet Pension and Benefit Funds Management LTD
42.	Opallo Investment Ltd.
43.	HTI Ventures, LLC
44.	Jack L. Willis
45.	Jacob Harris
46.	Robert and Nancy Maerz
47.	John Layfield
48.	JSH Partners
49.	Marie Carlino IRA

50.	Richard A. Lippe
51.	Ronald B. Sunderland IRA
52.	Taktikan, Ltd.
53.	RHP Master Fund, Ltd.
54.	George A. Davis
55.	Malcolm J. Davis
56.	Paul S. Davis
57.	John VanSickle
58.	Mitchell Kessler
59.	Jeremy Harding
60.	Eric Frankel
61.	Blasucci Corp. - P-S Plan and Trust
62.	Douglas M. Kerr and Joan Walter
63.	Bernard Korman
64.	Maxwell J. Rhee
65.	Stephan H. Kim
66.	Spencer Romoff
67.	O'Malley Family LLC
68.	Myron Gorel
69.	Southridge Drive Associates
70.	Robert J. Casale
71.	Gem Holdings, LLC
72.	Barry H. Garfinkel
73.	Michael Bunyaner
74.	Enable Growth Partners LP
75.	Pierce Diversified Strategy Master Fund LLC
76.	Enable Opportunity Partners, LP
77.	The Churchill Fund LP
78.	The Churchill Fund QP,LP
79.	William P. Behrens
80.	Magnetar Capital Master Fund, Ltd
81.	Yau Doon Chiang
82.	Jeffrey Ma
83.	Steven Eisenberg
84.	H. Joseph Leitch
85.	Guarantee & Trust Co. ttee b/b/o Harris Toibb IRA/RO
86.	Ronald L. Fein Revocable Trust of 2004
87.	Meredith Whitney
88.	Christina J. Hieber
89.	Jennifer M. Hieber
90.	Cantybay Enterprises Limited
91.	Harvey B. Jacobson Jr
92.	Josephine F. Waine 1992 Trust
93.	Georgeanne S. Eaton
94.	Jablow Family Trust
95.	Jean F. Hieber
96.	Roger L. Goettsche IRA
97.	Civic Capital Fund I, LLC
98.	Mary A. Susnjara IRA
99.	Elaine Dine IRA

Exhibit 1.6

Purchase Agreement, dated April 3, 2006, by and among Xethanol Corporation, a Delaware corporation, and Goldman.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of April 3, 2006, among Xethanol Corporation, a Delaware corporation (the “Company”), and Goldman Sachs & Co., a New York limited partnership, the “Investor”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, certain securities of the Company, as more fully described in this Agreement; and

WHEREAS, in addition to the offer and sale to the Investor of securities of the Company contemplated hereby (the “GS Placement”), the Company is concurrently offering and selling to other investors (the “Other Investors”) separable units of the Company’s securities, with each unit made up of one share Common Stock (as defined below), 0.2 of a Series A Warrant (as defined below) and 0.1 of a Series B Warrant (as defined below), at price per unit equal to the Per Unit Purchase Price (as defined below) resulting in gross proceeds to the Company of no less than $[             ] (the “Other Investor Placement”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE 1
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” has the meaning set forth in Section 4.1(c).

“Closing” means the closing of the purchase and sale of the Securities pursuant to Article II.

“Closing Date” means the Business Day on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $.001 per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company Counsel” means Boylan, Brown, Code, Vigdor & Wilson, LLP.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“GS Transaction Documents” means this Agreement, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(p).

“Investment Amount” means the Investment Amount indicated on the Investor’s signature page to this Agreement.

“Investor Deliverables” has the meaning set forth in Section 2.2(b).

“Investor Party” has the meaning set forth in Section 4.7.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Other Investor Placement Documents” means (a) the Securities Purchase Agreement and Registration Rights Agreement entered into by the Company and the Other Investors, (b) the Warrants issued by the Company to the Other Investors and (c) any other documents or instruments executed or issued by the Company, in each case of clauses (a), (b) and (c), in connection with the Other Investor Placement.

“Outside Date” means April 10, 2006.

“Per Unit Purchase Price” equals $4.50.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Private Placement Securities” means the shares of Common Stock (including shares issuable pursuant to Warrants) and Warrants issuable by the Company pursuant to the Transaction Documents.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the registration rights agreement entered into by the Company and the investors party thereto in connection with the Other Investor Placement.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of (a) shares of Common Stock being purchased by the Other Investors and (b) the shares of Common Stock issuable upon exercise of the warrants being purchased by the Other Investors, in each case, in the Other Investor Placement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Warrants” means the Common Stock purchase warrants in the form of Exhibit A.

“Series B Warrants” means the Common Stock purchase warrants in the form of Exhibit B.

“Share Delivery Date” has the meaning set forth in Section 4.1(c).

“Shares” means the shares of Common Stock issued or issuable to the Investors at the Closing pursuant to this Agreement.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission under the Exchange Act.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets, LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market, OTC Bulletin Board or the Pink Sheets, as applicable, on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means, collectively, the GS Transaction Documents and the Other Investor Placement Documents.

“Warrants” means collectively, the Series A Warrants and the Series B Warrants.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE 2
PURCHASE AND SALE

2.1 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the Shares and the Warrants that are being purchased with the Investor’s Investment Amount. The Closing shall take place at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, New York, NY 10104 on the Closing Date or at such other location or time as the parties may agree.

2.2 Closing Deliveries. (a) At the Closing, the Company shall deliver or cause to be delivered to the Investor the following (the “Company Deliverables”):

(i) a certificate evidencing a number of Shares equal to the Investor’s Investment Amount divided by the Per Unit Purchase Price, registered in the name of the Investor;

(ii) a Series A Warrant, registered in the name of the Investor, pursuant to which the Investor shall have the right to acquire the number of shares of Common Stock equal to 20% of the number of Shares issuable to the Investor pursuant to Section 2.2(a)(i);

(iii) a Series B Warrant, registered in the name of the Investor, pursuant to which the Investor shall have the right to acquire the number of shares of Common Stock equal to 10% of the number of Shares issuable to the Investor pursuant to Section 2.2(a)(i);

(iv) the legal opinion of Company Counsel, in agreed form, addressed to the Investors; and

(v) an officer’s certificate, duly executed by the chief financial officer or chief executive officer of the Company certifying the fulfillment of the conditions specified in Section 5.1 of this Agreement.

(b) At the Closing, the Investor shall deliver or cause to be delivered to the Company the following (the “Investor Deliverables”):

(i) the Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investor:

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports. Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b) Organization and Qualification. Each of the Company and each Subsidiary is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and each Subsidiary is duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.5 and (v) those that have been made or obtained prior to the date of this Agreement.

(f) Issuance of the Securities. On or prior to the Closing Date, the Private Placement Securities shall have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. On or prior to the Closing Date, the Company shall have reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to the Transaction Documents.

(g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans, is specified in the SEC Reports. Except as specified in the SEC Reports, no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as specified in the SEC Reports, other than the Transaction Documents there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Private Placement Securities will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor and the Other Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Press Releases. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(j) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports and as disclosed in this Section 3.1(j), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. As of December 31, 2005, the Company elected to write off its intangible assets and goodwill in a non-cash transaction. The value of its intangible assets and goodwill included in its September 30, 2005 balance sheet was $3,687,081. Also, from January 3 through March 24 of 2006, the Company raised additional equity from the sales of its Common Stock for an aggregate purchase price of $3,818,001, the exercise of warrants to purchase shares of its common stock for aggregate exercise amounts of $410,000 and the issuance of shares valued at $432,000 as partial redemption of a mortgage payable. As a result, the Company’s financial statements as of December 31, 2006 will not have a “going concern opinion”.

(k) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Private Placement Securities or (ii) except as specifically disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or involving a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports. There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

(m) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

(o) Title to Assets. Except as set forth in the SEC Reports, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(p) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. Except as set forth in the SEC Reports, to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business.

(r) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(s) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-KSB or 10-QSB, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for the Company’s most recently ended fiscal quarter or fiscal year-end (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-KSB or Form 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308(c) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(t) Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(u) Certain Fees. Except as described in Schedule 3.1(u), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(v) Certain Registration Matters. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Private Placement Securities by the Company to the Investor and the Other Investors under the Transaction Documents. The Company is eligible to register its Common Stock for resale by the Other Investors under Form SB-2 promulgated under the Securities Act. Except as specified in Schedule 3.1(v) and except with respect to the Other Investors, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(w) Listing and Maintenance Requirements. Except as specified in the SEC Reports, the Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted. The issuance and sale of the Private Placement Securities under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Investor and the Other Investors the Private Placement Securities contemplated by Transaction Documents.

(x) Investment Company. The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(y) Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor, the Other Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Private Placement Securities and the Investor’s and Other Investors’ ownership of the Private Placement Securities.

(z) No Additional Agreements. The Company does not have any agreement or understanding with any Other Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(aa) Disclosure. The Company confirms that neither it nor any Person acting on its behalf has provided the Investor or its respective agents or counsel with any information that the Company believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information. The Company understands and confirms that the Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Investor regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) is true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(bb) Other Investor Placement Documents. The Company has previously delivered to the Investor true and complete copies of the Other Investor Placement Documents.

3.2 Representations and Warranties of the Investors. The Investor hereby represents and warrants to the Company as follows:

(a) Organization; Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if the Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Investor. This Agreement has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) Investment Intent. The Investor is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Securities for any period of time. The Investor is acquiring the Securities hereunder in the ordinary course of its business. The Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c) Investor Status. At the time the Investor was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises Warrants it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d) General Solicitation. The Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e) Access to Information. The Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f) Certain Trading Activities. Goldman Sachs High Yield Proprietary Trading Desk (“HY Desk”) has not engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the earlier to occur of (1) the time that the HY Desk was first contacted by the Company or Northeast Securities, LLC regarding an investment in the Company and (2) the 30th day prior to the date of this Agreement. The HY Desk will not engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(g) Independent Investment Decision. The Investor has independently evaluated the merits of its decision to purchase Securities pursuant to the GS Transaction Documents, and the Investor confirms that it has not relied on the advice of any Other Investors’ business and/or legal counsel in making such decision. The Investor has not relied on the business or legal advice of Northeast Securities, LLC or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to the Investor in connection with the transactions contemplated by the Transaction Documents.

The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE 4
OTHER AGREEMENTS OF THE PARTIES

4.1 (a) Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of the Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably satisfactory to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b) Certificates evidencing the Securities will contain the following legend, until such time as they are not required under Section 4.1(c):

[NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, [THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITITIES] MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. [THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] [THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, the Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including, if applicable, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(c) Certificates evidencing Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) following a sale or transfer of such Shares pursuant to an effective registration statement, or (ii) following a sale or transfer of such Shares pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company). If the Investor shall make a sale or transfer of Shares either (x) pursuant to Rule 144 or (y) pursuant to a registration statement and in each case shall have delivered to the Company or the Company’s transfer agent the certificate representing Shares containing a restrictive legend which are the subject of such sale or transfer and a representation letter in customary form (the date of such sale or transfer and Share delivery being the “Share Delivery Date”) and (1) the Company shall fail to deliver or cause to be delivered to the Investor a certificate representing such Shares that is free from all restrictive or other legends by the third Trading Day following the Share Delivery Date and (2) following such third Trading Day after the Share Delivery Date and prior to the time such Shares are received free from restrictive legends, the Investor, or any third party on behalf of the Investor, purchases (in an open market transaction) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Shares (a “Buy-In”), then the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceed the proceeds received by such Investor as a result of the sale to which such Buy-In relates. The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In.

4.2 Furnishing of Information. As long as the Investor owns the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as the Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) such information as is required for the Investor to sell the Shares and Warrant Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares and Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investor, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require shareholder approval of the sale of the securities to the Investor, other than as contemplated by this Agreement.

4.4 [Intentionally Omitted]

4.5 Securities Laws Disclosure; Publicity. By 9:00 a.m. (New York time) on the Trading Day following the execution of this Agreement, and by 9:00 a.m. (New York time) on the Trading Day following the Closing Date, the Company shall issue press releases disclosing the transactions contemplated by the Transaction Documents and the Closing. On or before the fourth Trading Day following the execution of this Agreement the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents), and on or before the fourth Trading Day following the Closing Date the Company will file an additional Current Report on Form 8-K to disclose the Closing. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor, or include the name of the Investor in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of the Investor, except to the extent such disclosure is required by law or Trading Market regulations.

4.6 Limitation on Issuance of Future Priced Securities. During the six months following the Closing Date, the Company shall not issue any “Future Priced Securities” as such term is described by NASD IM-4350-1.

4.7 Indemnification of Investor. The Company will indemnify and hold the Investor and its directors, officers, managing directors, shareholders, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document. In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

4.8 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.9 [Intentionally Omitted]

4.10 Use of Proceeds. The Company will use the net proceeds from the sale of the Private Placement Securities under the Transaction Documents for working capital purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company’s business and consistent with prior practices), or to redeem any Common Stock or Common Stock Equivalents.

4.11 Additional Indemnification. If the Investor becomes involved in any capacity in any Proceeding brought by any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Investor to or with any other stockholder), solely as a result of the Investor’s acquisition of the Securities under the GS Transaction Documents (except to the extent that such Proceeding arises from (a) a breach of such Investor’s representations, warranties or covenants under the GS Transaction Documents, (b) any agreements or understandings the Investor may have with any such stockholder, (c) any violations by the Investor of state or federal securities laws or (d) any conduct by the Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance), the Company will reimburse the Investor for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith.  The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Investor who are actually named in such action, proceeding or investigation, and partners, directors, officers, managing directors, agents, employees and controlling persons (if any), as the case may be, of the Investor and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Investor and any such Affiliate and any such Person.  The Company also agrees that neither the Investor nor any such Affiliates, partners, directors, officers, managing directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under the GS Transaction Documents, except if such claim arises primarily from a breach of the Investor’s representations, warranties or covenants under the GS Transaction Documents or any agreements or understandings the Investor may have with any such stockholder or any violations by the Investor of state or federal securities laws or any conduct by the Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance.

ARTICLE 5
CONDITIONS PRECEDENT TO THE CLOSING

5.1 Conditions Precedent to the Obligations of the Investor to Purchase Securities. The obligation of the Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by the Investor, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect;

(e) No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market;

(f) Other Investors’ Closing. The closing of the transactions contemplated by the Other Investor Placement Documents shall have previously occurred (or shall occur simultaneously with the closing of the transactions contemplated by this Agreement) and the aggregate gross proceeds to be received from the transactions contemplated by the Transaction Documents shall equal or exceed $[    ]; and

(g) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

5.2 Conditions Precedent to the Obligations of the Company to sell Securities. The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b) Performance. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to the Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and

(d) Investors Deliverables. The Investor shall have delivered its Investors Deliverables in accordance with Section 2.2(b).

ARTICLE 6
MISCELLANEOUS

6.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Shares.

6.2 Entire Agreement. The GS Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company: Xethanol Corporation
      1185 Avenue of the Americas
      New York, NY 10036
      Facsimile: (646) 723-4001
      Attention: President

With a copy to: Boylan, Brown, Code, Vigdor & Wilson, LLP
      2400 Chase Square
      Rochester, NY 14604
      Facsimile: (585) 232-3528
      Attention: Robert F. Mechur, Esq.

If to the Investor: To the address set forth under the Investor’s name on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5 Termination. This Agreement may be terminated prior to the Closing:

(a) by written agreement of the Investor and the Company; and

(b) by the Company or the Investor upon written notice to the other, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the Outside Date; provided, that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

In the event of a termination by any Other Investor of its rights under the Other Investor Placement Documents, the Company shall promptly notify the Investor. Upon a termination in accordance with this Section 6.5, the Company and the Investor shall not have any further obligation or liability (including as arising from such termination) to the other and the Investor will have no liability to any Other Investor under the Transaction Documents as a result therefrom.

6.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the GS Transaction Documents.

6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, the Investor and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. The Investor may assign any or all of its rights under this Agreement to any Person to whom the Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investor.”

6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Company, the Investor and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7 (as to each Investor Party).

6.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to any principles of conflicts of law thereof that would provide for the application of a law of another jurisdiction. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.10 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and each delivery of the Securities.

6.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the GS Transaction Documents, whenever the Investor exercises a right, election, demand or option under a GS Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities and indemnity. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor and the Company will be entitled to specific performance under the GS Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16 Payment Set Aside. To the extent that the Company makes a payment or payments to the Investor pursuant to any GS Transaction Document or the Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17 Independent Nature of Investors’ Obligations and Rights. The obligations of the Other Investors under the Other Investor Placement Document are separate and independent from, and not joint with, the obligations of the Investor under the GS Transaction Documents. The Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any Transaction Document. The decision of the Investor to purchase Securities pursuant to the GS Transaction Documents has been made by the Investor independently of any Other Investor. Nothing contained herein or in any Transaction Document, and no action taken by the Investor pursuant thereto, shall be deemed to constitute the Investor and the Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and any Other Investor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Investor acknowledges that no Other Investor has acted as agent for the Investor in connection with making its investment hereunder and that no Other Investor will be acting as agent of the Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. The Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other GS Transaction Documents, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that the Investor has been provided with the GS Transaction Documents for the purpose of closing a transaction with the Investor and not because it was required or requested to do so by any Other Investor.

6.18 Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of the Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of the Investor, and that no trustee, partner, officer, managing director, other investment vehicle or any other Affiliate of the Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

XETHANOL CORPORATION

By:
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR INVESTORS FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

Goldman, Sachs & Co.

By: ______________________________________________
Name:
Title:

Investment Amount: $ ________________________________

Tax ID No.: ________________________________________

ADDRESS FOR NOTICE

c/o: _____________________________________________

Street: ___________________________________________

City/State/Zip: _____________________________________

Attention: ________________________________________

Tel:

Fax: _____________________________________________

DELIVERY INSTRUCTIONS (if different from above)

c/o: _____________________________________________

Street: ___________________________________________

City/State/Zip: _____________________________________

Attention: ________________________________________

Tel:

Exhibit A
Form of Series A Warrant to be issued by Xethanol Corporation to the Investors and to Goldman

Intentionally Omitted. Please See Exhibit 1.3 to this Form 8-K

Exhibit B
Form of Series B Warrant to be issued by Xethanol Corporation to the Investors and to Goldman

Intentionally Omitted. Please See Exhibit 1.4 to this Form 8-K

Schedule 3.1(a)

NAME OF SUBSIDIARY	NAME OF PARENT COMPANY	FORMATION	OWNERSHIP

Xylose Technologies, Inc	Xethanol Corporation	Florida	100%
Xethanol BioEnergy, Inc.	Xethanol Corporation	Delaware	100%
Superior Separation Technologies, Inc	Xethanol Corporation	Florida	100%
DDS-Xethanol, LLC	Xethanol Bio-Energy, Inc.	Nevada	100%
Advanced Bioethanol Technologies, Inc	Xethanol Bio-Energy, Inc.	Florida	100%
Permeate Refining, Inc.	Xethanol Bio-Energy, Inc.	Iowa	100%
Xethanol BioFuels, LLC	Xethanol Bio-Energy, Inc.	Delaware	100%
Xethanol One, LLC	Xethanol Bio-Energy, Inc.	Delaware	100%
Ethanol Extraction Technologies, Inc.	Xethanol Bio-Energy, Inc.	Florida	100%

Schedule 3.1(u)

On February 22, 2006, the Company entered into an agreement with Northeast Securities, Inc. (“Northeast”), pursuant to which Northeast agreed to render certain services to the Company in connection with its capital raising activities and the Company agreed to paid Northeast certain compensation for those services.  A copy of that agreement has been made available to the Investors.

Schedule 3.1(v)

None.

New York - Business Wire – April 4, 2006

Xethanol Raises up to $46 Million in Equity Capital

Xethanol Corporation (OTCBB:XTHN), a biotechnology driven ethanol company, announced today that that it has signed definitive agreements for up to $46 million in two separate equity financing transactions.

Under the terms of the first transaction, Xethanol will initially receive approximately $30 million from the issuance of shares of its common stock to institutional and private investors. Additionally, over the next three years, Xethanol could receive up to an additional $10.6 million from the exercise of warrants issued to these investors. More details and terms of the transaction will be made available in the Company's upcoming filing of form 8-K with the Securities and Exchange Commission. As part of this transaction, the company has agreed to file a resale registration statement on Form SB-2 with the Securities and Exchange Commission within 30 days following the closing for the purpose of registering for resale the shares of common stock sold in the financing.

Under the terms of the second transaction, Xethanol will initially receive $4 million from the issuance of shares of its common stock to Goldman Sachs & Co. Additionally, over the next three years, Xethanol could receive up to an additional $1.4 million from the exercise of warrants issued to Goldman Sachs. More details and terms of the transaction will be made available in the Company's upcoming filing of form 8-K with the Securities and Exchange Commission.

Christopher d'Arnaud-Taylor, Chairman and CEO of Xethanol stated “We have been steadily building our business opportunities over the last year in preparation for this significant capital infusion which will now allow us to execute these plans. They include the expansion of our existing facilities, new plants in the southeast and northeast regions, and, most importantly, the integration and commercialization of our technologies. Having this capital really marks the beginning of our ability to realize our stated goal of being a leader in the emerging biomass-to-ethanol industry by employing cutting edge technologies in the conversion of low-cost biomass and other waste streams.”

Mr. d'Arnaud-Taylor further stated “The Company is extremely fortunate to gain the support of the investors participating in these financings. It is gratifying to see our business model validated.”

About Xethanol Corporation

Xethanol Corporation’s goal is to be the leader in the emerging biomass-to-ethanol industry. Xethanol's mission is to optimize the use of biomass in the renewable energy field and convert biomass that is currently being abandoned or land filled into ethanol and other valuable co-products, especially xylitol. Xethanol's strategy is to deploy proprietary biotechnologies that will extract and ferment the sugars trapped in these biomass waste concentrations. Xethanol's strategic value proposition is to produce ethanol and valuable co-products cost effectively with ethanol plants located closer to biomass sources. In Iowa, Xethanol owns two ethanol production facilities, where it is deploying these technologies. For more information about Xethanol, please visit its website at http://www.xethanol.com.

Forward-Looking Statements

Certain matters discussed in this press release are "forward-looking statements." These forward-looking statements can generally be identified as such because the context of the statement will include words, such as "expects," "should," "believes," "anticipates" or words of similar import. Similarly, statements that describe Xethanol's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of Xethanol, as appropriate, which could cause actual results to differ materially from those currently anticipated. Although Xethanol believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, it cannot give any assurance that their expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and Xethanol does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Appendix A

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Xethanol Corporation

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 24, 2006, in Prospectus Supplement No. 1 dated April 7, 2006 to Form SB-2 (Registration No. 333-129191), and prospectus dated December 28, 2005, of Xethanol Corporation.

/s/ Imowitz Koenig & Co., LLP

New York, New York
April 6, 2006